UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Nielsen Holdings plc

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NIELSEN HOLDINGS PLC

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 21, 2019 I 9:00 a.m. (Eastern Time)

NIELSEN OPERATING PRINCIPLES

TRUST & ACCOUNTABILITY

- Create clarity.
- Openly discuss challenges.
- Hold yourself & others accountable.
- Right wrongs quickly.
- Deliver transparent, useful and secure data.

ENGAGE, INCLUDE & DECIDE

- Drive engagement.
- Seek diversity in people & input.
- Make it safe to take risks/share ideas.
- Respect everyone & every role.
- Align, decide and act faster.

FEWER, FASTER, BOLDER

- Simplify everywhere.
- Choose what to stop doing.
- Focus on high potential opportunities.
- Pursue bigger and bolder outcomes.
- Move with speed and purpose.

(incorporated and registered in England and Wales with registered no. 09422989)

Registered Office:

Nielsen House

John Smith Drive

Oxford

Oxfordshire

OX4 2WB

United Kingdom

April 9, 2019

Dear Fellow Shareholders,

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the Annual General Meeting of Shareholders of Nielsen Holdings plc (the “Company” or “Nielsen”) to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 21, 2019 (the “Annual Meeting”). The Annual Meeting will be held online at nielsen.onlineshareholdermeeting.com or, to attend in person, please come to 50 Danbury Road, Wilton, CT 06897.

I am excited to have joined Nielsen at such a pivotal time in the Company’s history. The strength of Nielsen’s franchise and its central importance as a provider of independent measurement to the media and consumer packaged goods industries is clear. Independent third party measurement is an essential element to a fully functioning marketplace and Nielsen has been an objective arbiter for our clients for more than 95 years. We are well-positioned to build on our strengths. As we look to the future, our measurement and analytics will be increasingly valuable to advertisers, advertising agencies, and publishers as they seek to understand and monetize their audiences, and as fast-moving consumer goods manufacturers and retailers seek to understand how they connect with end consumers before, during, and after the purchase.

We combine big data sets with finely tuned and precise opt-in panels to produce the highest quality measurement data and analytics for our clients. This is a significant competitive advantage in this age of privacy, where we hear calls for truth and transparency all over the landscape. As the end markets in media and fast moving consumer goods are changing, our clients’ needs are also changing and so is their use of data and technology. Nielsen is also evolving, but we have the opportunity to accelerate our transformation to serve dynamic industry needs.

This is our vision for 2019 – transforming Nielsen into a truly product-driven, technology-based organization, able to make faster, bolder decisions. In doing so, we expect to increase our value to clients and their decisions, which will drive our performance and shareholder value.

Specifically, we are focused on expanding our digital platform and becoming even more embedded with our clients, aligning on a single cloud-based architecture for each business and retiring legacy systems. We will also leverage artificial intelligence and machine learning to get the most out of our data – our biggest asset – and use it to improve measurement and predictive models to drive better decisions.

Since joining Nielsen, I’ve had a chance to meet with our talent across the Company. From senior leadership to product and commercial leads, we have a great team in place focused on instilling greater operating discipline and accountability. With world class data science and data integration capabilities, we are focusing our best talent on the most important projects to drive speed and scale. On a parallel path, I’ve recently taken on the role of Chief Diversity Officer to strengthen diversity and inclusion across the organization. Inclusion is integral to our strategy and my goal is to be a change agent within our teams.

As our Board continues to work on the strategic review, evaluating potential opportunities to determine the best path forward, we are focused on maximizing value for the Company and all of our shareholders. I am honored to lead this Company into the future.

2019 PROXY STATEMENT LTR

In accordance with the UK Companies Act 2006, the formal notice of the Annual Meeting is set out on the pages following the “Summary of Proxy Statement Information.”

Our proxy materials are first being distributed or made available to shareholders on or about April 9, 2019.

Thank you for your continued support.

Sincerely,

David Kenny

Chief Executive Officer, Chief Diversity Officer

2019 PROXY STATEMENT LTR2

LETTER FROM OUR EXECUTIVE CHAIRMAN TO OUR SHAREHOLDERS

Dear Shareholders,

On behalf of the Nielsen Board, thank you for your investment in Nielsen. It has been an important and consequential year for Nielsen, with the announcement of a review of strategic alternatives for the Company and its businesses and the appointment of a new senior management team. We believe that our new leadership team has already had a positive impact on the Company and we look forward to sharing with you the results of the strategic review when it is completed. Please be assured that all our decisions are made in the best interests of the Company and its shareholders.

Strategic Review

In September 2018, we announced an expanded strategic review to include a review of the entire Company and its businesses. This includes an assessment of a range of potential strategic alternatives, including continuing to operate as a public, independent company, a separation of our Buy business, which we now refer to as Nielsen Global Connect, from the Watch business, which we now refer to as Nielsen Global Media, or a sale of the entire Company. The Board, with the assistance of our advisors and management team, has been deeply involved in this comprehensive strategic review. We have been meeting frequently to oversee this review and are moving forward with urgency. We will share the results of our review with you as soon as possible.

Leadership Transition

In July 2018, we announced that Mitch Barns, our Chief Executive Officer, would retire by the end of 2018. At that time, we also announced that I would assume the role of Executive Chairman. The Board conducted a comprehensive search for a new Chief Executive Officer, which resulted in the appointment of David Kenny in December 2018. In addition, the Board appointed Dave Anderson as our new Chief Financial Officer in September 2018, later also naming him as Chief Operating Officer. This followed the departure of our former Chief Financial Officer. We are delighted to have both David and Dave on board. Together they’ve brought great energy, vision and focus to the Company. In January 2019, the Board appointed George Callard as the Company’s new Chief Legal Officer. These new senior executives, together with the leaders of our Global Media and Global Connect businesses, are working expeditiously to execute on our strategy and 2019 plan, regardless of the outcome of the strategic review.

Company Strategy

The Board and the Company’s new senior management team are working closely together to establish a solid operational foundation to drive greater revenue growth, profitability and increased shareholder value. The Board fully supports the leadership team’s focus for 2019 on transforming the Company into a product-driven, technology organization, making faster, bolder decisions. We will remain actively involved in overseeing the Company’s long-term path to value creation.

Shareholder Engagement and Outreach

The Board and management believe that remaining connected and accountable to our shareholders is central to Nielsen’s success. Constructive dialogue and regular communication with you promotes transparency and accountability and informs our strategic initiatives and policy development. In 2018, I continued to speak with investors on behalf of the Board. Together with the management team, we engaged with investors that represent nearly 65% of our shareholder base on a range of topics, including our strategic review; our strategy and financial performance; our senior management succession; executive compensation; and a variety of corporate governance matters. We are always happy to hear from our investors, as you are key to Nielsen’s long-term success.

In closing, I want to thank you again for your support and assure you that your Board and the Company’s new senior management team are working to represent your interests and make the right decisions for Nielsen and all of our shareholders.

James A. Attwood, Jr.

Executive Chairman

2019 PROXY STATEMENT LTR3

This summary highlights certain information contained elsewhere in this proxy statement. You should read the complete proxy statement and annexes before voting.

2018 PERFORMANCE HIGHLIGHTS

We are dedicated to driving shareholder value by posting solid operating performance. The Company’s long-term business performance and progress against strategic initiatives form the context in which pay decisions are made. 2018 was a challenging year for Nielsen. We were disappointed in our 2018 financial results, which fell short of the objectives set at the beginning of the year. We set revised objectives for the second half of the year and delivered on our key operational metrics for the second half of the year, positioning ourselves for 2019.

During 2018:

•	We announced a broad review of strategic alternatives for the Company and its businesses.

•

We initiated work to reorganize into two new segments, Nielsen Global Media and Nielsen Global Connect, which better reflect our platforms and vision for 2019, setting the stage for improved performance in the future.

•

In our Global Media segment, through our Total Audience Measurement framework, we have built a solid foundation using standard, comparable, de-duplicated, cross-platform measurement; we continued to work towards becoming the currency for digital viewing; and we continued to invest in new products, partnerships and acquisitions.

•

In our Global Connect segment, we are executing on Total Consumer Measurement; we continue to grow the number of clients using at least one component of Nielsen Connect; our retailer initiatives had good traction; clients continued to prioritize investments in Emerging Markets given strong tailwinds such as population growth, a rising middle class, and urbanization; and our U.S. Connect business continues to drive progress by building stronger, differentiated offerings.

Further information about our 2018 performance can be found on pages 33-35.

COMPENSATION HIGHLIGHTS

•	Our executive compensation program is designed to incent and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•

A significant portion of named executive officer (“NEO”) compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•	Nielsen’s executive compensation philosophy includes a stated emphasis on variable, at-risk compensation. Nielsen’s performance in 2018 was reflected in the following pay outcomes:

➤	Payouts to NEOs under Nielsen’s Annual Incentive Plan for 2018 were zero.

➤	Payouts to NEOs and other participants in Nielsen’s performance restricted share unit (“PRSU”) award program for the 2016 – 2018 cycle that matured on December 31, 2018 were zero.

2019 PROXY STATEMENT SUMM1

SUMMARY OF PROXY STATEMENT INFORMATION

➤	The interim performance evaluation for Nielsen’s 2017 – 2019 PRSU cycle is tracking to pay out at zero. PRSUs represent the single largest component by value of NEO compensation.

➤	Without his severance pay, Mr. Barns’ reported total compensation in the Summary Compensation Table would have decreased nearly 50% from his 2017 reported total compensation.

•	Looking to 2019, we have adjusted the performance metrics in both our long-term and short-term incentive plans to more closely align with driving incremental value for our shareholders.

Further information about our compensation can be found on pages 30-71.

STRATEGIC REVIEW AND MANAGEMENT TRANSITION

In the second half of 2018, the Board initiated a comprehensive strategic review of the entire Company and its businesses. This review process, which is being conducted with the assistance of financial and legal advisors, includes an assessment of a broad range of potential strategic alternatives including continuing to operate as a public, independent company, a separation of the Company’s Connect or Media segment, or a sale of the Company.

Also in the second half of 2018, the Board conducted a search for a new Chief Executive Officer and Chief Financial Officer, spearheaded by Mr. Attwood, who assumed the title of Executive Chairman on an interim basis to lead the Board’s executive search processes as well as its strategic review of the Company and its businesses. The search processes culminated in the appointment of David Kenny as Chief Executive Officer in December 2018 and Dave Anderson as Chief Financial Officer in September 2018. The Board also appointed George Callard as the Company’s new Chief Legal Officer in January 2019.

2019 PROXY STATEMENT SUMM2

SUMMARY OF PROXY STATEMENT INFORMATION

BOARD HIGHLIGHTS

Following the election and re-election of the Board nominees at our Annual Meeting, the Board will have the following characteristics:

BOARD EXPERTISE AND SKILLS

Our directors are keenly focused on building a board that supports Nielsen’s strategic goals and evolving business priorities. In that regard, in addition to the areas of experience set forth below, the qualities that are of paramount importance for our director nominees include: a proven record of success and business judgment, innovative and strategic thinking, a commitment to corporate responsibility, appreciation of multiple cultures and perspectives, and adequate time to devote to their responsibilities.

CEO/Executive Experience	Business and Operating Experience	Media and Marketing Experience	Innovation, Technology and Digital Experience	Global and Emerging Markets Experience

Consumer Goods and Retail Experience	Audit and Risk Oversight Experience and Financial Literacy	Research, Analytics, Artificial Intelligence and Data Science Experience	Financial, M&A and Private Equity Investment Experience	Public Company Board and Governance Experience

2019 PROXY STATEMENT SUMM3

SUMMARY OF PROXY STATEMENT INFORMATION

GOVERNANCE HIGHLIGHTS

Director Independence • 8 out of 9 of our director nominees are independent • All Board committees are fully independent

Board Accountability

•  All directors are elected annually

•  Shareholders representing at least 5% of our share capital have the right to call special meetings, remove and appoint directors

•  Simple majority vote standard for uncontested director elections

Board Leadership • Independent Executive Chairman	Board Refreshment • Ongoing Board succession planning • Average tenure of director nominees is 5 years • 5 new independent directors elected since 2013

Board Oversight

•  Ongoing focus on strategic matters, including through standalone strategy sessions

•  Active leadership of the Company’s strategic review

•  Directly engaged in management and operations to facilitate effective CEO and CFO transition in 2018

•  Robust oversight of risk management

•  Active engagement in talent management, leadership development and CEO succession planning

•  Regular executive sessions without management present

Director Engagement

•  Board held 17 meetings in 2018 with all directors attending at least 88% of Board meetings

•  Committees held 19 meetings in 2018 with all directors attending at least 86% of applicable meetings

•  Governance guidelines restrict the number of other board memberships

•  In connection with the nomination process, directors’ other responsibilities/obligations considered

Share Ownership

•  Five times their annual cash fees (with a transition period for new directors)

•  Directors may not hedge their common stock

•  No director has shares of common stock subject to a pledge

•  All equity currently granted as director compensation must be held for the director’s entire tenure on the Board

Director Access

•  Board and Independent Executive Chairman actively engage with shareholders and solicit different shareholder viewpoints

•  Directors may contact any employee directly and receive access to any aspect of the business or activities undertaken or proposed by management

•  Board and its committees may engage independent advisors in their sole discretion

•  Shareholders may contact any of the committee chairpersons and the independent directors as a group

2019 PROXY STATEMENT SUMM4

SUMMARY OF PROXY STATEMENT INFORMATION

NOMINEES FOR BOARD OF DIRECTORS

James A. Attwood, Jr.	Guerrino De Luca	Karen M. Hoguet
Age: 60 Director since: 2006	Age: 66 Director since: 2017	Age: 62 Director since: 2010
Managing Director, The Carlyle Group Executive Chairman Committees: Nomination and Corporate Governance	Chairman of the Board and Former Chief Executive Officer of Logitech International S.A. Committees: Compensation	Former Chief Financial Officer of Macy’s, Inc. Committees: Audit (Chairperson)
David Kenny	Harish Manwani	Robert C. Pozen
Age: 57 Director since: 2018	Age: 65 Director since: 2015	Age: 72 Director since: 2010
Chief Executive Officer, Nielsen Holdings plc Committees: None	Senior Operating Partner/ Global Executive Advisor of The Blackstone Group Committees: Compensation (Chairperson)	Senior Lecturer at MIT Committees: Compensation; Nomination and Corporate Governance (Chairperson)
David Rawlinson	Javier G. Teruel	Lauren Zalaznick
Age: 43 Director since: 2017	Age: 68 Director since: 2010	Age: 56 Director since: 2016
SVP & President of Online Business of W.W. Grainger, Inc. Committees: Audit	Partner of Spectron Desarrollo, SC Committees: Audit	Former Executive Vice President of NBCUniversal Media, LLC Committees: Compensation; Nomination and Corporate Governance

2019 PROXY STATEMENT SUMM5

NIELSEN HOLDINGS PLC

NOTICE OF THE 2019 ANNUAL MEETING

WHEN: May 21, 2019 at 9:00 a.m. (Eastern Time)

WHERE: Online via live webcast at nielsen.onlineshareholdermeeting.com or in person at 50 Danbury Road, Wilton, CT 06897. Check-in both online and in person will begin at 8:30 a.m. (Eastern Time), and you should allow ample time for check-in procedures. Whether you attend the meeting online or in person, you will be able to ask questions and vote during the meeting.

RECORD DATE: March 22, 2019

ITEMS OF BUSINESS:

At the Annual Meeting, you will be asked to consider and vote on the resolutions set forth under Proposals 1 to 7 in the “Proposals to be Voted Upon” section below as well as such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Explanations of the proposed resolutions together with the relevant information for each resolution are given on pages 1 to 78 and Annexes A, B, C and D of this proxy statement.

The Company’s UK annual report and accounts for the year ended December 31, 2018, which consist of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report (the “UK Annual Report and Accounts”), has been made available to shareholders together with the other proxy materials. There will be an opportunity at the Annual Meeting for shareholders to ask questions or make comments on the UK Annual Report and Accounts and the other proxy materials.

For additional information about our Annual Meeting, shareholders’ rights, proxy voting and access to proxy materials, see the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 87 to 92 of this proxy statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning the proxy card (if you received one) prior to the meeting or by attending the Annual Meeting and voting online or in person.

PROPOSALS TO BE VOTED UPON1

The Board considers that all the proposals to be put to the Annual Meeting are in the best interest of the Company and its shareholders as a whole.

Proposal		Board Recommendation

Proposal No. 1	Election of Directors[2]	for each nominee

Proposal No. 2	Ratification of Independent Registered Public Accounting Firm

Proposal No. 3	Reappointment of UK Statutory Auditor

Proposal No. 4	Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation

Proposal No. 5	Non-Binding, Advisory Vote on Executive Compensation

Proposal No. 6	Non-Binding, Advisory Vote on Directors’ Compensation Report

Proposal No. 7	Approval of the Nielsen 2019 Stock Incentive Plan

[1]	All resolutions above will be proposed as ordinary resolutions.

[2]	A separate resolution will be proposed for each director.

2019 PROXY STATEMENT NOT1

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notes:

1.

In accordance with the Company’s articles of association, all resolutions will be taken on a poll. Voting on a poll means that each share represented in person or by proxy will be counted in the vote. All resolutions will be proposed as ordinary resolutions, which under applicable law means that each resolution must be passed by a simple majority of the total voting rights of shareholders who vote on such resolution, whether in person or by proxy. Explanatory notes regarding each of the proposals (and related resolutions) are set out in the relevant sections of the accompanying proxy materials relating to such proposals.

2.

The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the UK Companies Act 2006 will be made available on the Company’s website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

3.

To be entitled to attend and vote at the Annual Meeting and any adjournment or postponement thereof, shareholders must be registered in the register of members of the Company at the close of business in New York on March 22, 2019 (the “Record Date”). Changes to the Register of Members after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the meeting. If you hold shares through a broker, bank or other nominee, you can attend the Annual Meeting and vote by following the instructions you receive from your bank, broker or other nominee.

4.

Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the Annual Meeting. A shareholder may appoint more than one proxy in relation to the Annual Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. A corporate shareholder may appoint one or more corporate representatives to attend and to speak and vote on its behalf at the Annual Meeting. A proxy need not be a shareholder of the Company.

5.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m. (Eastern Time) on May 20, 2019 to be counted. If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by mail, your vote must be received by 9:00 a.m. (Eastern Time) on May 17, 2019 to be counted. A shareholder who has returned a proxy instruction is not prevented from attending the Annual Meeting either online or in person and voting if he/she wishes to do so, but please note that only your vote last cast will count. If you hold shares through Nielsen’s 401(k) plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. (Eastern Time) on May 16, 2019. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted online at the Annual Meeting.

6.

Unless you hold shares through Nielsen’s 401(k) plan, you may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may vote online if you attend the Annual Meeting online, or in person if you attend the physical meeting, thereby cancelling any previous proxy.

7.

Shareholders meeting the threshold requirements set out in the UK Companies Act 2006 have the right to require the Company to publish on the Company’s website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be presented before the Annual Meeting; or (ii) any circumstance connected with the auditor of the Company ceasing to hold office since the previous annual general meeting at which annual accounts and reports were presented in accordance with the UK Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with the UK Companies Act 2006. When the Company is required to place a statement on a website under the UK Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on its website. The business which may be dealt with at the Annual Meeting includes any statement that the Company has been required under the UK Companies Act 2006 to publish on a website.

8.

Pursuant to the Securities and Exchange Commission (“SEC”) rules, the Company’s proxy statement (including this Notice of Annual General Meeting of Shareholders), the Company’s US annual report for the year ended December 31, 2018 (including the Annual Report on Form 10-K for the year ended December 31, 2018), the Company’s UK Annual Report and Accounts and related information prepared in connection with the Annual Meeting are available at: www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. These proxy materials will be available free of charge.

9.

You may not use any electronic address provided in this Notice of Annual General Meeting of Shareholders or any related documentation to communicate with the Company for any purposes other than as expressly stated.

2019 PROXY STATEMENT NOT2

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROXY VOTING METHODS

Shareholders holding shares of Nielsen on the Record Date may vote their shares by proxy through the Internet, by telephone or by mail or by attending the Annual Meeting online or in person. For shares held through a bank, broker or other nominee, shareholders may vote by submitting voting instructions to the bank, broker or other nominee. To reduce our administrative and postage costs, we ask that shareholders vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. Shareholders may revoke their proxies at the times and in the manners described in the “Notes” section of this Notice of Annual General Meeting of Shareholders and the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 87-92 of this proxy statement.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m. (Eastern Time) on May 20, 2019 to be counted. If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by mail, your vote must be received by 9:00 a.m. (Eastern Time) on May 17, 2019 to be counted.

If you hold shares through Nielsen’s 401(k) plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. (Eastern Time) on May 16, 2019. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted at the Annual Meeting.

TO VOTE BY PROXY:

BY INTERNET	BY TELEPHONE	BY MAIL

•  Go to the website www.proxyvote.com 24 hours a day, seven days a week (before the meeting) or nielsen.onlineshareholdermeeting
.com (during the meeting) and follow the instructions.

•  You will need the 16-digit control number included on your Notice or proxy card in order to vote online.

•  From a touch-tone phone, dial
1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•  You will need the 16-digit control number included on your Notice or proxy card in order to vote by telephone.

•  Mark your selections on your proxy card (if you received one).

•  Date and sign your name exactly as it appears on your proxy card.

•  Mail the proxy card in the postage-paid envelope that is provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

April 9, 2019

By Order of the Board of Directors,

Emily Epstein

Company Secretary

Registered Office: Nielsen House, John Smith Drive, Oxford, OX4 2WB, United Kingdom

Registered in England and Wales No. 09422989

2019 PROXY STATEMENT NOT3

1	Proposal No. 1 Election of Directors

1	Ongoing Board Succession Planning

2	Director Nomination Process

4	Nominees for Election to the Board of Directors

9	The Board of Directors and Certain Governance Matters

9	Director Independence and Independence Determinations

10	Leadership Structure

10	Board Committees and Meetings

11	Committee Membership and Responsibilities

13	Board and Committee Evaluations

13	Our Board’s Commitment to Shareholder Engagement

15	Communications with Directors

15	Global Responsibility and Sustainability

18	Director Education

19	Risk Oversight

20	Executive Succession Planning

20	Executive Sessions

20	Committee Charters and Corporate Governance Guidelines

21	Code of Conduct and Procedures for Reporting Concerns about Misconduct

22	Executive Officers of the Company

23	Proposal No. 2 Ratification of Independent Registered Public Accounting Firm

23	Audit and Non-Audit Fees

24	Audit Committee Pre-Approval Policies and Procedures

24	Audit Committee Report

26	Proposal No. 3 Reappointment of UK Statutory Auditor

27	Proposal No. 4 Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation

28	Proposal No. 5 Non-Binding, Advisory Vote on Executive Compensation

30	Executive Compensation

31	Compensation Discussion and Analysis

55	Compensation Committee Report

56	Tables and Narrative Disclosure

72	Proposal No. 6 Non-Binding, Advisory Vote on Directors’ Compensation Report

73	Proposal No. 7 Approval of the Nielsen 2019 Stock Incentive Plan

79	Equity Compensation Plan Information

80	Director Compensation

80	Director Compensation for the 2018 Fiscal Year

82	Ownership of Securities

84	Section 16(a) Beneficial Ownership Reporting Compliance

84	Certain Relationships and Related Party Transactions

85	Shareholder Proposals for the 2020 Annual General Meeting of Shareholders

85	Householding of Proxy Materials

85	Annual Reports and Proxy Materials

86	Form 10-K

86	Other Business

87	General Information and Frequently Asked Questions About the Annual Meeting

92	Company Information and Mailing Address

92	Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on May 21, 2019

A-1	Annex A – Directors’ Compensation Report

B-1	Annex B – Directors’ Compensation Policy

C-1	Annex C – Information Regarding Non-GAAP Financial Measures

D-1	Annex D – Nielsen 2019 Stock Incentive Plan

2019 PROXY STATEMENT TOC

Acting upon the recommendation of its Nomination and Corporate Governance Committee, our Board has nominated the persons identified herein for election or re-election as directors. Directors will hold office until the end of the next annual general meeting of shareholders and the election and qualification of their successors or until their earlier resignation, removal, disqualification or death.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election or re-election of these nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election or re-election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

ONGOING BOARD SUCCESSION PLANNING

Our Nomination and Corporate Governance Committee seeks to ensure that our Board as a whole possesses the objectivity and the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The Nomination and Corporate Governance Committee assesses potential candidates based on their history of achievement, the breadth of their experiences, whether they bring specific skills or expertise in areas that the Nomination and Corporate Governance Committee has identified, and whether they possess personal attributes that will contribute to the effective functioning of the Board.

Ongoing Board refreshment provides fresh perspectives while leveraging the institutional knowledge and historical perspective of our longer-tenured directors. The Nomination and Corporate Governance Committee also considers succession planning for roles such as Board and committee chairpersons for purposes of continuity and to maintain relevant expertise and depth of experience.

2019 PROXY STATEMENT 1

ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

Our Nomination and Corporate Governance Committee uses the following process to identify and add new directors to the Board:

Our Nomination and Corporate Governance Committee is authorized to use an independent search firm to help identify, evaluate and conduct due diligence on potential director candidates. Using an independent search firm helps the Nomination and Corporate Governance Committee ensure that it is conducting a broad search and helps it to consider a diverse slate of candidates with the qualifications and expertise that are needed to provide effective oversight of management and assist in long-term value creation.

Diversity Policy

The charter of our Nomination and Corporate Governance Committee requires the Nomination and Corporate Governance Committee to consider all factors it deems appropriate, which may include age, gender, nationality and ethnic and racial background in nominating directors and to review and make recommendations, as the Nomination and Corporate Governance Committee deems appropriate, regarding the composition and size of the Board to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Over time, the Nomination and Corporate Governance Committee and the Board as a

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whole will assess the effectiveness of this policy and determine, how, if at all, our implementation of the policy, or the policy itself, should be changed.

Nomination Process

In considering whether to recommend nomination or re-nomination of each of our directors for election at the Annual Meeting, our Nomination and Corporate Governance Committee reviews the experience, qualifications, attributes and skills of our current directors to determine the extent to which those qualities continue to enable our Board to satisfy its oversight responsibilities effectively in light of our evolving business. In determining to nominate the directors named herein for election at the Annual Meeting, the Nomination and Corporate Governance Committee has focused on our current directors’ valuable contributions in recent years, the criteria set forth in “Board Expertise and Skills” in the “Summary of Proxy Statement Information” and the information discussed in the biographies set forth below under “Nominees for Election to the Board of Directors.” In addition, the Nomination and Corporate Governance Committee considered each director’s additional responsibilities and affiliations and the extent to which they could continue to contribute to the success of our Board.

In accordance with our articles of association, shareholders may request that director nominees submitted by such shareholders be included in the agenda of our Annual Meeting through the process described under “Shareholder Proposals for the 2020 Annual General Meeting of Shareholders.” The Nomination and Corporate Governance Committee considers shareholder recommendations for director candidates and evaluates such candidates with the same standards as it does for other Board candidates. The Nomination and Corporate Governance Committee will advise the Board whether to recommend shareholders to vote for or against such shareholder nominated candidates.

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NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information describes the names, ages as of March 31, 2019, and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

James A. Attwood, Jr.		Director since 2006	Age 60

Executive Chairman Nielsen Committees: Nomination and Corporate Governance	Other public company directorships:
	• Current: Syniverse Holdings, Inc. CoreSite Realty Corporation	• Past 5 years: Getty Images, Inc.

Key Experience and Qualifications

•   Financial expertise (mathematics and statistics)

•   Media/telecommunications/technology expertise and deep management experience at The Carlyle Group

•   Public company board experience

•   Private equity investment expertise in the media industry

Mr. Attwood has served on Nielsen’s Board since 2006 and has served as Chairman of the Board since January 1, 2016. He served as Lead Independent Director of the Board from January 1, 2015 through December 31, 2015. Beginning on July 26, 2018, Mr. Attwood assumed the title of Executive Chairman on an interim basis to lead the Board’s search process to identify a new Chief Executive Officer as well as to oversee the Board’s strategic review. As Executive Chairman, Mr. Attwood remains an independent member of Nielsen’s Board. He is not a Nielsen employee and has no day-to-day responsibilities for the Company’s business. Mr. Attwood is a Managing Director of The Carlyle Group and the former Head of the Global Telecommunications, Media, and Technology Group. Prior to joining The Carlyle Group in 2000, Mr. Attwood was with Verizon Communications, Inc. and GTE Corporation. Prior to GTE Corporation, he was with Goldman, Sachs & Co.

Guerrino De Luca		Director since 2017	Age 66

Nielsen Committees: Compensation	Other public company directorships:
	• Current: Logitech International S.A.	• Past 5 years: None

Key Experience and Qualifications

•   Chief Executive Officer experience and public company board experience at Logitech International S.A.

•   Consumer insights, technology, innovation, strategy and marketing experience

•   Global markets and general management experience

Mr. De Luca has served as the Chairman of the Board of Logitech International S.A. since January 2008. Mr. De Luca joined Logitech International S.A. in 1998 and served as its President and Chief Executive Officer from February 1998 to December 2007 and as acting President and Chief Executive Officer from July 2011 to December 2012. Prior to joining Logitech International S.A., Mr. De Luca served as Executive Vice President of Worldwide Marketing for Apple Computer, Inc.

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Karen M. Hoguet		Director since 2010	Age 62

Nielsen Committees: Audit (Chairperson)	Other public company directorships:
	• Current: None	• Past 5 years: The Chubb Corporation

Key Experience and Qualifications

•   Audit and risk oversight experience

•   Senior management and public company experience at Macy’s, Inc.

•   Retail and commercial experience

Ms. Hoguet served as the Chief Financial Officer of Macy’s, Inc. from October 1997 until July of 2018 when she became a strategic advisor to the Chief Executive Officer until her retirement on February 1, 2019. Ms. Hoguet serves on the Board of Directors of Hebrew Union College and UCHealth.

David Kenny		Director since 2018	Age 57

Nielsen Committees: None	Other public company directorships:
	• Current: Best Buy Co., Inc.	• Past 5 years: None

Key Experience and Qualifications

•   Data science and Artificial Intelligence

•   Retail, marketing and media expertise

•   Innovation, technology and digital experience

•   Chief Executive Officer and public company board experience

Mr. Kenny has been the Chief Executive Officer of Nielsen since December 3, 2018. Prior to that time, Mr. Kenny served as Senior Vice President of Cognitive Solutions at IBM, joining IBM in January 2016, after its acquisition of The Weather Company’s Product and Technology Business. Previously, from January 2012 until 2016, Mr. Kenny served as Chairman and Chief Executive Officer of The Weather Company. Prior to The Weather Company, Mr. Kenny was President of Akamai, the cloud service provider, and the co-founder, Chairman and Chief Executive Officer of the digital marketing agency Digitas, which was a Nasdaq listed company before its sale to Publicis Groupe in 2007. Mr. Kenny began his career as a consultant at Bain & Company, where he rose to the Partner level. Mr. Kenny serves on the Board of Directors of Teach for America.

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Harish Manwani		Director since 2015	Age 65

Nielsen Committees: Compensation (Chairperson)	Other public company directorships:
	• Current: Qualcomm Incorporated Whirlpool Corporation Gilead Sciences, Inc.	• Past 5 years: Pearson plc Hindustan Unilever Limited

Key Experience and Qualifications

•   Global and emerging markets operating experience at Unilever, plc

•   Consumer packaged goods experience

•   Executive management and board experience at public companies

•   Wide ranging international and general experience in managing a global business

Mr. Manwani has been a Senior Operating Partner/Global Executive Advisor for the Blackstone Group since February 2015. He retired from Unilever plc, a leading global consumer products company, at the end of 2014, where he served as the global Chief Operating Officer since September 2011. Mr. Manwani joined Hindustan Unilever Limited (a majority-owned subsidiary of Unilever) in 1976. Through his career, he held positions of increasing responsibility at Unilever which gave him wide ranging international and general management experience. Mr. Manwani is also a member of the Board of Tata Sons Private Limited and the Chairman of the Executive Board of the Indian School of Business.

Robert C. Pozen		Director since 2010	Age 72

Nielsen Committees: Compensation; Nomination and Corporate Governance (Chairperson)	Other public company directorships:
	• Current: None	• Past 5 years: Medtronic Public Limited Company

Key Experience and Qualifications

•   Governance and public policy expertise

•   Financial and financial reporting expertise

•   Public company board experience

From July 1, 2010 through December 31, 2011, Mr. Pozen was Chairman Emeritus of MFS Investment Management. Prior to that, he was Chairman of MFS Investment Management since February 2004. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003. Mr. Pozen was also the John Olin Visiting Professor, Harvard Law School from 2002 to 2004 and the Chairman of the SEC Advisory Committee on Improvements to Financial Reporting from 2007 to 2008. From 1987 through 2001, Mr. Pozen worked for Fidelity Investments in various jobs, serving as President of Fidelity Management and Research Co. from 1997 through 2001. He is currently a director of AMC, a subsidiary of the International Finance Corporation, a senior lecturer at MIT Sloan School of Management, a non-resident fellow of the Brookings Institution, a member of the Advisory Board of Perella Weinberg Partners and Chairman of the Leadership Council of the Tax Policy Committee.

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David Rawlinson		Director since 2017	Age 43

Nielsen Committees: Audit	Other public company directorships:
	• Current: MonotaRO Co., Ltd.	• Past 5 years: None

Key Experience and Qualifications

•   Digital, innovation and technology experience

•   E-commerce commercial, brand and marketing experience

•   Global operating experience

Mr. Rawlinson is the SVP & President of the Online Business of W.W. Grainger, Inc., where he also previously served as the Vice President for Operations for the Online Business. From July 2012 until August 2015, he was Grainger’s Vice President, Deputy General Counsel and Corporate Secretary. From November 2009 until July 2012, Mr. Rawlinson was Vice President, General Counsel and Director of Corporate Responsibility of a division of ITT Exelis, formerly ITT Corporation. Prior to ITT Exelis, Mr. Rawlinson served as a White House Fellow and in appointed positions for the George W. Bush and Obama Administrations. In the Bush Administration, he was a leader of the outgoing transition. In the Obama Administration, he served as Senior Advisor for Economic Policy at the White House National Economic Council.

Javier G. Teruel		Director since 2010	Age 68

Nielsen Committees: Audit	Other public company directorships:
	• Current: Starbucks Corporation J.C. Penney Company, Inc.	• Past 5 years: None

Key Experience and Qualifications

•   Consumer packaged goods experience

•   Global operating experience, including as Vice Chairman of Colgate-Palmolive Company

•   Public company board experience

Mr. Teruel is a Partner of Spectron Desarrollo, SC, an investment management and consulting firm; Chairman of Alta Growth Capital, a private equity firm; and a majority owner of Mexican investment firm, Desarrollo Empresarial Sebara SA de CV. Previously, Mr. Teruel served as Vice Chairman of Colgate-Palmolive Company, from July 2004 to April 2007. Prior to being appointed Vice Chairman, he served in positions of increasing importance at Colgate since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, as Vice President of Body Care in Global Business Development in New York, as President and General Manager of Colgate-Mexico, as President of Colgate-Europe, and as Chief Growth Officer responsible for the company’s growth functions.

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Lauren Zalaznick		Director since 2016	Age 56

Nielsen Committees: Compensation; Nomination and Corporate Governance	Other public company directorships:
	• Current: GoPro, Inc. RTL Group	• Past 5 years: None

Key Experience and Qualifications

•   Media expertise, including at NBCUniversal Media, LLC

•   Digital, innovation and technology experience

•   Commercial, management and marketing expertise

•   Deep consumer insights expertise

Ms. Zalaznick is currently a senior strategic advisor to leading media and digital companies. From 2004 through December 2013, Ms. Zalaznick held various roles of increasing responsibility within NBCUniversal Media, LLC. In 2010 she became Chairman, Entertainment & Digital Networks and Integrated Media. In that capacity she had responsibility for the cable entertainment networks Bravo Media, Oxygen Media, and The Style Network; the Telemundo Spanish language broadcast network; and she ran the company’s digital portfolio. She was promoted to Executive Vice President at Comcast NBCUniversal until departing the company at the end of 2013. Ms. Zalaznick is currently a member of the Board of Directors of Critical Content. She is a senior advisor to The Boston Consulting Group, TMT practice, and to leading content and tech start-ups, including Refinery29, Atlas Obscura, Fatherly.com and Gimlet Media.

The nominees for election to the Board of Directors named above are hereby proposed for appointment and reappointment by the shareholders.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the nominees named above.

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Pursuant to our articles of association and in accordance with the UK Companies Act 2006, our directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

Our Board conducts its business through meetings of the Board and three standing committees: Audit, Compensation and Nomination and Corporate Governance. In accordance with the New York Stock Exchange (“NYSE”) rules and the rules promulgated under each of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a majority of our Board consists of independent directors, and our Audit, Compensation and Nomination and Corporate Governance Committees are fully independent.

Each director owes a duty to the Company to properly perform the duties assigned to him or her and to act in the best interest of the Company. Under English law, this requires each director to act in a way he or she considers, in good faith, would be most likely to promote the success of the Company for the benefit of its shareholders as a whole, and in doing so have regard (among other matters) for the likely consequences of any decision in the long-term, the interests of the Company’s employees, the Company’s business relationships with suppliers, customers and others, the impact of the Company’s operations on the community and the environment and the need to act fairly amongst shareholders. The Company’s directors are expected to be appointed for one year and may be re-elected at the next Annual Meeting.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under the NYSE rules and our Corporate Governance Guidelines, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Heightened independence standards apply to members of the Audit and Compensation Committees.

The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board is also responsible for determining affirmatively, as to each independent director, that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management and pursuant to the view articulated by the NYSE, ownership of a significant amount of stock, by itself, is not a bar to an independence finding.

The Board undertook its annual review of director independence and affirmatively determined that, except for Mr. Kenny, each of our directors is independent under Section 303A.02 of the NYSE listing rules and under our Corporate Governance Guidelines for purposes of board service. In addition, the Board affirmatively determined that the Audit Committee, the Compensation Committee, and the Nomination and Corporate Governance Committee members are fully independent under the SEC and NYSE independence standards specifically applicable to such committees.

In making the director independence determinations, the Board considered the following:

•

Mr. Teruel indirectly holds approximately 6% of the capital stock of a private entity in which Nielsen invested $3.25 million, which at the time of investment represented approximately 15.6% of such entity’s capital stock. Nielsen has a board seat on, and a commercial arrangement with, this entity.

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LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board must select its chairperson from its members in any way it considers in the best interest of the Company. Beginning on July 26, 2018, Mr. Attwood assumed the title of Executive Chairman on an interim basis to lead the Board’s search process to identify a new Chief Executive Officer as well as to oversee the Board’s strategic review. As Executive Chairman, Mr. Attwood remains an independent member of Nielsen’s Board. He is not a Nielsen employee and has no day-to-day responsibilities for the Company’s business. From January 1, 2016 to July 26, 2018, Mr. Attwood served as the Board’s non-executive, independent Chairperson. In light of Mr. Attwood’s independence from the Company, the Company does not currently have a Lead Independent Director. As noted further below, each Board committee also has a non-executive, independent chairperson. Our Board believes our leadership structure best encourages the free and open dialogue of competing views and provides for strong checks and balances.

BOARD COMMITTEES AND MEETINGS

Our Board has established the following committees: an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee. The current composition and responsibilities of each committee are described below. Members serve on these committees until they no longer serve on the Board or until otherwise determined by our Board.

Name of Independent Director	Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee

James A. Attwood, Jr.			•

Guerrino De Luca		•

Karen M. Hoguet	Chairperson

Harish Manwani		Chairperson

Robert C. Pozen		•	Chairperson

David Rawlinson	•

Javier G. Teruel	•

Lauren Zalaznick		•	•

Pursuant to our Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. All directors are also welcome to attend meetings and review materials of those committees of which they are not members. During 2018, the Board held 17 meetings and 19 committee meetings. Each director attended 88% or more in the aggregate of 2018 Board meetings and 86% or more of the total number of 2018 meetings of those committees on which each such director served and that were held during the period that such director served. All non-executive directors are encouraged (but not required) to attend the Annual Meeting and each extraordinary general meeting of shareholders. Six of our current directors who served at the time of our 2018 Annual Meeting, attended this meeting.

During the second half of 2018 and into 2019, the Board, with the assistance of our advisors and management team, has been deeply involved in a broadened comprehensive strategic review of the entire Company and its businesses, which we announced in September 2018. The Board, as well as a subset of independent directors, has been meeting regularly to receive updates and to provide input into the process.

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COMMITTEE MEMBERSHIP AND RESPONSIBILITIES

Members:

•  Karen M. Hoguet (Chairperson)

•  David Rawlinson

•  Javier G. Teruel

Independence:

All members are independent.

Audit Committee Financial Expert:

All members qualify as “audit                 committee financial experts” and meet NYSE financial literacy and expertise requirements.

Meetings in Fiscal Year 2018:

7

Audit Committee

Key Responsibilities:

•   External auditor. Appointing our external auditors, subject to shareholder vote as may be required under English law, overseeing the external auditors’ qualifications, independence and performance, discussing relevant matters with the external auditors and providing preapproval of audit and permitted non-audit services to be provided by the external auditors and related fees;

•   Financial reporting. Supervising and monitoring our financial reporting and reviewing with management and the external auditor Nielsen’s annual and quarterly financial statements;

•   Internal audit function. Overseeing our internal audit process and our internal audit function;

•   Internal controls, risk management and compliance programs. Overseeing our system of internal controls, our enterprise risk management program (including cyber security) and our compliance with relevant legislation and regulations; and

•   Information security, technology and privacy & data protection. Evaluating updates received at least quarterly from the Company’s Chief Information Officer regarding the Company’s information, technology and data protection security systems, its preparedness in preventing, detecting and responding to breaches, and any incidents and related response efforts, to then report to the Board.

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Members: • Harish Manwani (Chairperson) • Guerrino De Luca • Robert C. Pozen • Lauren Zalaznick Independence: All members are independent. Meetings in Fiscal Year 2018: 7

Compensation Committee

Key Responsibilities:

•   Executive compensation. Setting, reviewing and evaluating compensation, and related performance and objectives, of our senior management team;

•   Incentive and equity-based compensation plans. Reviewing and approving, or making recommendations to our Board with respect to, our incentive and equity-based compensation plans and equity-based awards;

•   Compensation-related disclosure. Overseeing compliance with our compensation-related disclosure obligations under applicable laws;

•   Director compensation. Assisting our Board in determining the individual compensation for our directors within the framework permitted by the general compensation policy approved by our shareholders (the “Directors’ Compensation Policy”); and

•   Talent development/employee engagement. Overseeing leadership development and employee experience, including recruitment, development, advancement and retention.

Compensation Committee Interlocks and Insider Participation: None of the current members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No Compensation Committee member has any relationship required to be disclosed under this caption under the rules of the SEC.

Members • Robert C. Pozen (Chairperson) • James A. Attwood, Jr. • Lauren Zalaznick Independence: All members are independent. Meetings in Fiscal Year 2018: 5

Nomination and Corporate Governance Committee

Key Responsibilities:

•  Director nomination. Determining selection criteria and appointment procedures for our Board and committee members and making recommendations regarding nominations and committee appointments to the full Board;

•  Board composition. Periodically assessing the scope and composition of our Board and its committees;

•  Succession planning. Developing and overseeing succession planning and talent management for CEO, other senior leadership positions and directors;

•  Corporate governance. Advising the Board on corporate governance matters and overseeing the Company’s corporate responsibility and sustainability strategy; and

•  Board and Committee evaluations. Developing and overseeing the evaluation process for our Board and its committees.

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BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, our Nomination and Corporate Governance Committee develops and oversees the evaluation process to ensure that the full Board and each committee conducts an assessment of its performance and functioning and solicits feedback for enhancement and improvement.

This year, our Nomination and Corporate Governance Committee engaged an independent third party, experienced in corporate governance matters, to interview each director to obtain his or her assessment of the effectiveness of the Board and its committees. The interview process is expected to begin in April 2019. The Nomination and Corporate Governance Committee Chairperson will instruct the third party on the particular criteria to be covered in the assessment, such as conduct of the meetings and committees, leadership and process. Each director will be asked to identify any opportunities the Board can focus on to enhance its effectiveness. In addition, the third party will seek input from each director as to the performance of the other Board members. The third party organizes the director feedback and is expected to review it with the Nomination and Corporate Governance Committee and the Board in July. The Nomination and Corporate Governance Committee Chairperson is expected to lead a discussion to determine which areas the Board would like to focus on during the coming year to enhance its effectiveness. Finally, the Nomination and Corporate Governance Committee Chairperson will engage the Board in a follow-up discussion to gauge the Board’s satisfaction with the progress made in addressing any focus areas that were identified by the Board in its evaluation.

OUR BOARD’S COMMITMENT TO SHAREHOLDER ENGAGEMENT

Why We Engage

Our Board and management team recognize the benefits of regular engagement with our shareholders in order to remain attuned to their different perspectives on the matters affecting Nielsen.

Robust dialogue and engagement efforts allow our Board and management the opportunity to:

•	consider the viewpoints of our shareholders and the issues that are important to them in connection with their oversight of management and the Company;

•	discuss developments in our business and provide transparency and insight about our strategy and performance; and

•	assess issues, existing or emerging, that may affect our business, corporate responsibility and governance practices.

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How We Engage

Outcomes from Investor Feedback

Some tangible examples of the results of our shareholder outreach activities include:

•  In response to shareholder demand, we provided shareholders with greater, ongoing access to the Board. Our Executive Chairman regularly engaged with top shareholders particularly in the second half of 2018, via in-person meetings or conference calls.

•  With the goal of greater transparency and improved communications, we benchmarked best practices and requested feedback from our key stakeholders in the investment community. As a result of our review, we will begin to incorporate organic constant currency revenue growth and Adjusted EPS into our reporting framework in 2019. These metrics will help to provide more clarity into the normalized revenue and earnings power of the organization.

•  We provide regular shareholder feedback to the Board on various topics, including the strategic review and capital allocation.

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COMMUNICATIONS WITH DIRECTORS

Any interested party who would like to communicate with, or otherwise make his or her concerns known directly to, the Executive Chairman of the Board or the Chairperson of any of the Audit Committee, Nomination and Corporate Governance Committee and Compensation Committee or to other directors, including the non-management or independent directors, individually or as a group, may do so by addressing such communications or concerns to the Company Secretary at companysecretary@nielsen.com or 40 Danbury Road, Wilton, Connecticut 06897. Such communications may be done confidentially or anonymously. The Company Secretary will forward communications received to the appropriate party as necessary and appropriate. Additional contact information is available on our website, www.nielsen.com/investors, under Contact Us.

GLOBAL RESPONSIBILITY AND SUSTAINABILITY

Nielsen is committed to strengthening the communities and markets in which we live and operate our business, recognizing how important this is to a sustainable future. This commitment is supported and expressed at all levels of our organization. The Nomination and Corporate Governance Committee oversees the Company’s strategy and initiatives to evaluate and measure our performance with respect to the advancement of environmental, social, and governance (“ESG”) issues. Highlights of our new and continuing efforts in 2018 include:

Responsibility & Sustainability Strategy and Reporting:

•

We remain focused on connecting our business with relevant ESG issues through responsible policies and practices, evaluating and measuring performance on these issues, and external reporting and transparency. Regularly reporting our progress to stakeholders supports proactive and useful engagement opportunities to drive continuous improvement and positive change for our company, our people and our world.

•

In 2018, we published our second Nielsen Global Responsibility Report, which captures our performance and progress on our long-term, ESG-focused initiatives. The report covers 2016 and 2017, and contains our forward-looking strategy and goals as a company; it also clearly outlines how Nielsen’s ESG issues connect to our most critical business issues, including diversity and inclusion, data privacy, security and integrity. Our Global Responsibility Report allows us to openly share our ESG approach and performance with our stakeholders—our employees, investors, clients, suppliers, and others—and to show our commitment to continuing our progress over the long-term.

•

In 2018, Nielsen was included in both the FTSE4Good index and the Dow Jones Sustainability (DJSI) North America index for the second year in a row; we were also included in the DJSI World Index for the first time. We were also honored to be recognized as the industry leader for media companies on JUST Capital’s 2018 “JUST 100” for the second year, advancing more than 50 spots to #40 on the list from the prior year. Finally, Bloomberg included Nielsen as part of its 2019 Gender-Equality Index (GEI); the GEI recognizes the 230 global corporate leaders in advancing women through measurement and transparency.

•

In recognition of the business imperative to more strategically engage our clients on meeting their own sustainability goals, we published new, thought leadership and complementary content about consumer preferences regarding the sustainability attributes of the products they purchase. We continue to empower our clients’ sustainability journeys through leveraging Nielsen data and assets.

Nielsen Green:

•

We remain focused on creating more sustainable outcomes by leveraging operational efficiencies and harnessing the power of our employees’ contributions. We continue to actively manage our impact on the environment in part through Green Teams, our employee engagement program. In 2018, 20,000 employees participated in Earth Week activities over five days in 55 locations around the world. Our associates also volunteered over 2,000 hours across more than 80 projects in celebration of our first annual World Cleanup Day.

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•

We remain committed to fully calculating and managing our carbon emissions. To that end, in 2018, we have expanded our data collection and reporting to include all Nielsen sites globally. In addition, we onboarded a new data management platform that allows for more accurate and efficient representation of our global footprint and other ongoing measurements. We have also expanded our GHG emissions reporting to include Scope 3 (business travel), and we continue to explore the relevance and applicability of all 15 Scope 3 categories.

•

In recognition of both the reality of climate change and the opportunities for increased efficiency and effectiveness that it presents, we completed our first global climate risk assessment in early 2018 to identify Nielsen’s climate-related physical and transitional risks. By investigating physical risks, we aimed to uncover how business assets integral to our operations, such as our facilities, may be affected by extreme weather events (e.g., “super storms,” hurricanes, etc.) and changing climate patterns (e.g., increasing drought, heat waves, sea-level rise, etc.). By looking at transitional risks, we aimed to identify the potential financial implications associated with regulatory pressures related to climate change (e.g., carbon taxes, emission caps, investing in new technology, etc.) as well as potential reputational risks.

Supply Chain Sustainability:

•

We recognize that our institutional spend with suppliers around the world comes with risks and impacts that are of concern to our company and our stakeholders—risks relating to climate change, energy use, human rights, conflict minerals and data privacy and security, among others. Like the immense purchasing power of individual consumers, as a global company, our institutional spend of over $2 billion can be a demand signal in the marketplace. Our Supply Chain Sustainability program had a productive third year in our goal to establish a best-practice program with these responsibilities and opportunities in mind.

•

At the end of 2018, we identified or added more than 400 impact sourcing jobs in our supply chain, representing a 20% increase compared to 2017. We continue to move toward our goal of 500 impact sourcing jobs in our supply chain by 2020.

•

Meaningful supplier engagement is the primary means by which we collaborate with suppliers to meet our program’s sustainability goals. We do this through measurement and disclosure, continuous improvement and capacity building. In 2018 we added a contractual provision to our Supplier Code of Conduct requiring sustainability assessments from suppliers meeting spend, criticality and/or risk exposure criteria. In 2018, we engaged close to 200 of our key suppliers across North America, Europe, Latin America, Asia and the Middle East and exceeded our goal of assessing 100 of our key suppliers with a third party supplier assessment covering ESG issues. In 2017, we engaged over 150 of our key suppliers on ESG issues, covering 40% of our spend, up from 60 suppliers and a third of our spend in 2016. We observed an average ESG score increase of 17% in our lowest scoring supplier sustainability assessments, exceeding our goal of an average 10% score increase. We also began measuring product/service level impacts in 2017. We defined over 40 baseline key performance indicators on our most material purchasing categories in 2017, and in 2018, published the baselines and will publish our primary targets to improve them.

•

In 2017 and 2018, we raised awareness of our program internally within Nielsen with presentations to over 100 corporate buyers outside of our centralized Global Procurement team. Externally, our program leaders spoke to combined audiences of 3,500 about our supply chain sustainability program, and its alignment with the United Nations Sustainable Development Goals, including a presentation at the United Nations.

•

As part of our commitment to create industry-wide impact, we actively participated as a corporate member with the Responsible Business Alliance, the Responsible Minerals Initiative, the Global Impact Sourcing Coalition (as a Founding Member), and the Sustainable Purchasing Leadership Council.

Nielsen Cares:

•

Nielsen Cares mobilizes our data, expertise and associates to positively impact the communities in which we live and work around the world. Nielsen Cares programs, in operation since 2010, aim to commit Nielsen resources and time to social causes where we can make a difference, focused on the priority areas of Education, Hunger & Nutrition, Technology, and Diversity & Inclusion. Our employees share skills, time, data, and insights through our volunteering and our in-kind giving programs.

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•	In 2018, more than 25,000 employees participated on Nielsen Global Impact Day through 1,450 volunteer events in 91 countries.

•

To carry out our Nielsen Cares programs around the world, we maintain and support a global council of approximately 20 Nielsen Cares leaders, representing all geographic markets and multiple functional areas across the company. In coordination with this leadership council, we also have local Nielsen Cares leaders on-site at nearly 150 locations around the world. These leaders work to identify local engagement opportunities with organizations and develop projects for associates to connect with their communities and with each other.

•

All Nielsen associates have 24 hours of dedicated volunteer time to use annually to volunteer in their communities around the world. Since 2016, our employees have logged more than 260,000 volunteer hours, tracking towards our goal to volunteer at least 300,000 hours by 2020. In 2018, 92% of our employees said that volunteering has a positive influence on their employee experience.

•

In 2018, Nielsen forged a year-long collaboration agreement with All Hands and Hearts—Smart Response, a volunteer-driven disaster relief organization. In November, 20 Nielsen associates traveled to Yabucoa, Puerto Rico, for a week of repairing homes, roofing and sanitizing in the continued clean-up from Hurricane Maria.

2019 PROXY STATEMENT 17

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Data for Good:

•

Data is the foundation of our work and we believe it can be leveraged to advance social good. We’ve committed to enhancing the use of data to increase impact in reducing discrimination, easing global hunger, promoting STEM education and building stronger leadership in the social sector.

•

Since 2012, Nielsen has pledged to donate at least $10 million each year of our data, products and services through pro bono work and skills-based volunteering with nonprofits in our priority cause areas. Nielsen donated a record $21.2 million of data, products and services in 2018, again surpassing our $10 million annual commitment of data, products and services. This is part of a larger goal to contribute a cumulative $50 million in-kind from 2016 to the end of 2020.

•

We license the use of select Nielsen market research data to the Kilts Center at the University of Chicago’s Booth School of Business. Through this arrangement, eligible academic researchers can apply to access a warehouse of Nielsen data to advance their academic and social research.

Nielsen Foundation:

•

The Nielsen Foundation, a private foundation funded by Nielsen, began grantmaking to nonprofit organizations in 2016. The Nielsen Foundation seeks to enhance use of data by the social sector to reduce discrimination, ease global hunger, promote effective education, and build strong leadership.

•

In 2018, the Nielsen Foundation distributed $1.67 million in grants. One of the Foundation’s grant programs is Data for Good. In 2018, $304,299 in Data for Good grants were distributed to four organizations.

•

The Nielsen Foundation also launched two signature programs in 2018: the TechDiversity Accelerator and Discover Data. The TechDiversity Accelerator, in collaboration with Tampa Bay Wave, is a program specifically dedicated to fostering the growth of diverse startups in the central Florida region and across the country. Discover Data, an education initiative in collaboration with Discovery Education and The Afterschool Alliance, provides resources to students ages 11 to 14 that create excitement about the power of data analysis, as well as volunteer guides to visit classrooms in person or virtually.

DIRECTOR EDUCATION

Educating our directors about Nielsen and our industry is an ongoing process that begins when a director joins our Board. All new directors take part in a comprehensive orientation about Nielsen which includes meetings with senior leaders to discuss our businesses and strategy as well as our control functions, including finance, operations and legal. We also conduct in-depth training sessions on the work of our committees for both new directors and those directors who are newly appointed to a committee. For a new member of the audit committee, this may include training with our independent registered public accounting firm.

We encourage our directors to participate in external continuing director education programs and provide reimbursement for expenses associated with this participation. Continuing director education is also provided during Board meetings and other Board discussions as part of the formal meetings and as stand-alone information sessions outside of meetings. Among other topics, during 2018, in connection with our strategic review, we conducted several “deep dive” education sessions on the latest developments and trends in our Connect and Media businesses. Our Board also regularly reviews developments in corporate governance to continue enhancing our Board’s effectiveness.

2019 PROXY STATEMENT 18

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

RISK OVERSIGHT

The Board is responsible for overseeing Nielsen’s risk and enterprise risk management practices and seeks to foster a risk-aware culture while encouraging appropriate and balanced risk-taking in pursuit of Company objectives. The Board exercises its oversight both directly and through its three committees, each of which has been delegated oversight responsibilities for specific risks. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons.

Management is accountable for day-to-day risk management efforts. The Board and committees’ risk oversight and management’s ownership of risk are foundational components of our Enterprise Risk Management program. This program is designed to provide comprehensive, integrated oversight and management of risk and to facilitate transparent identification and reporting of key business issues to senior management and the Board and its committees. The following are the key risk oversight and management responsibilities of our Board, committees and management:

2019 PROXY STATEMENT 19

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

EXECUTIVE SUCCESSION PLANNING

One of the Board’s primary responsibilities is to ensure that Nielsen has the appropriate talent to accomplish our business strategies today and in the future. The Board plans for CEO succession by establishing selection criteria and identifying and evaluating potential internal candidates. In July 2018, Mr. Attwood assumed the title of Executive Chairman on an interim basis to, among other responsibilities, lead the Board’s search process to identify a new Chief Executive Officer. The Board was able to successfully implement its CEO succession plan, with Mr. Kenny joining the Company in December 2018.

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication, our independent directors meet in executive session, with no members of management present, at every regularly scheduled Board meeting. Our Executive Chairman leads these meetings which enable our independent directors to discuss matters such as strategy, CEO and senior management performance and compensation, succession planning and board composition and effectiveness. During 2018, our independent directors met seventeen times in executive session.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board to ensure that they effectively comply with all applicable laws, regulations and stock exchange requirements, in addition to our articles of association. Additionally, the Board has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. Our Corporate Governance Guidelines, our committee charters and other corporate governance information are available on our website at www.nielsen.com/investors under Governance Documents.

2019 PROXY STATEMENT 20

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

CODE OF CONDUCT AND PROCEDURES FOR REPORTING CONCERNS ABOUT MISCONDUCT

We maintain a Code of Conduct, which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct, which was updated in 2018, sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws or stock exchange requirements, any amendments to or waivers from the Code of Conduct applicable to our directors or officers by posting such information on our website at www.nielsen.com/investors rather than by filing a Current Report on Form 8-K.

The Code of Conduct may be found on our website at www.nielsen.com/investors under Corporate Governance —Governance Documents.

2019 PROXY STATEMENT 21

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is the name, age as of March 31, 2019 and biographical information of each of our current executive officers, other than Mr. Kenny, whose information is presented under “Proposal No. 1 – Election of Directors – Nominees for Election to the Board of Directors.”

David J. Anderson	Age 69

Chief Financial Officer (since September 2018) and Chief Operating Officer (since March 2019)

Previous Business Experience:

Prior to joining Nielsen, Mr. Anderson was the Executive Vice President and Chief Financial Officer of Alexion Pharmaceuticals, Inc. from December 2016 to August 2017. Prior to that, Mr. Anderson served as Senior Vice President and Chief Financial Officer of Honeywell International from 2003 to 2014. Prior to joining Honeywell, Mr. Anderson was Senior Vice President and Chief Financial Officer of ITT Industries, as well as Newport News Shipbuilding. Previously, he held senior financial positions with RJR Nabisco and the Quaker Oats Company.

Public Company Directorship:

Mr. Anderson serves on the board of directors of American Electric Power Company, Inc.

George D. Callard	Age 55

Chief Legal Officer (since January 2019)

Previous Business Experience:

Prior to joining Nielsen, Mr. Callard served as President of Weather Group, LLC from July 2018 to January 2019. From 2016 to 2018, Mr. Callard served as Chief Administrative Officer & General Counsel at Weather Group, LLC. From 2013 to 2015, he served as EVP, General Counsel & Head of Government Affairs for The Weather Company, parent company of The Weather Channel. Previously, Mr. Callard served as vice president of legal and business affairs at NBCU and had two tenures with AT&T (SBC & Ameritech). Earlier in his career, he served as counsel and assistant secretary and as senior counsel at the law firm Cinnamon Mueller and associate counsel for Multimedia Cablevision.

Nancy Phillips	Age 51

Chief Human Resources Officer (since January 2017)

Previous Business Experience:

Prior to joining Nielsen, Ms. Phillips was Executive Vice President and Chief Human Resources Officer at Broadcom Corporation from September 2014 until April 2016. From February 2010 to June 2014, Ms. Phillips held the position of SVP Human Resources for the Imaging and Printing Group at Hewlett-Packard Company, most recently as Senior Vice President, Human Resources, Enterprise Services. Prior to joining Hewlett-Packard Company, from April 2008 to February 2010, Ms. Phillips was employed by Fifth Third Bancorp as Executive Vice President and Chief Human Resources Officer. Prior to that, Ms. Phillips spent 11 years at General Electric Company, holding various human resources positions. Ms. Phillips started as an attorney-at-law and began her career in legal practice from 1993-1997.

2019 PROXY STATEMENT 22

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.

Although ratification of the selection of Ernst & Young LLP is not required by U.S. federal laws, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

AUDIT AND NON-AUDIT FEES

In connection with the audit of the Company’s annual financial statements for the year ended December 31, 2018, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP and its affiliates for the audit of our financial statements for the years ended December 31, 2018 and 2017 and for other services rendered by them in those years:

	Year Ended December 31,

	2018	2017

Audit fees[1]	$8,586,600	$8,468,200

Audit-related fees[2]	2,205,700	508,500

Tax fees[3]	172,400	323,000

All other fees[4]	9,000	9,000

Total	$10,973,700	$9,308,700

1	Fees for audit services billed or expected to be billed in relation to the years ended December 31, 2018 and 2017 consisted of the following: audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, and statutory and regulatory audits.

2	Fees for audit-related services in the years ended December 31, 2018 and 2017 included fees related to carve-out audits related to the Company’s strategic review, the audits of employee benefit plans, accounting consultations and other attest services.

3	Fees for tax services billed in the years ended December 31, 2018 and 2017 consisted of tax compliance and tax planning and advice.

4	All other fees in the years ended December 31, 2018 and 2017 included certain other fees.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was compatible.

2019 PROXY STATEMENT 23

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is directly responsible for the appointment and termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each year the Audit Committee reviews the qualifications, performance and independence of our independent registered public accounting firm in accordance with regulatory requirements and guidelines.

In addition, and also subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is responsible for the compensation, retention and oversight of its independent registered public accounting firm, including the resolution of disagreements between management and such firm regarding financial reporting. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by such firm. The Audit Committee has delegated to its Chairperson the authority to review and pre-approve any such engagement or relationship, which may be proposed in between its regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. All of the services covered under “– Audit and Non-Audit Fees” were pre-approved by the Audit Committee.

The Audit Committee may form and delegate to subcommittees consisting of one or more of its members, when appropriate, the authority to pre-approve services to be provided by the independent registered public accounting firm so long as the pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of this charter annually and it was last amended in February of 2019. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under “The Board of Directors and Certain Governance Matters – Committee Membership and Responsibilities – Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. Discussions included, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•

the adequacy and effectiveness of Nielsen’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2018 were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with management and Ernst & Young LLP the process used to support certifications by the Company’s CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.

2019 PROXY STATEMENT 24

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards (Including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Karen M. Hoguet (Chairperson)

David Rawlinson

Javier G. Teruel

2019 PROXY STATEMENT 25

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (“IFRS”), for the year ending December 31, 2019. As required by the law of England and Wales, shareholder approval must be obtained for the selection of Ernst & Young LLP to serve as the Company’s UK statutory auditor and to hold office from the completion of the Annual Meeting until the end of the next annual general meeting of shareholders at which the Company’s UK statutory accounts will be presented.

Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions for the year ended December 31, 2019. They will also have the opportunity to address the Annual Meeting if they desire to do so.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to pass this resolution to reappoint Ernst & Young LLP as the Company’s UK statutory auditor until the next annual general meeting of shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the reappointment of Ernst & Young LLP as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts for the year ending December 31, 2019.

2019 PROXY STATEMENT 26

As required under the laws of England and Wales, the compensation of Ernst & Young LLP as the Company’s UK statutory auditor must be fixed by the shareholders or in such manner as the shareholders may determine. Subject to Ernst & Young LLP being reappointed as the Company’s UK statutory auditor pursuant to Proposal No. 3, it is therefore proposed that the Audit Committee be authorized to determine their compensation. Pursuant to Nielsen’s Audit Committee Charter, the Board has delegated this authority to the Audit Committee.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor.

2019 PROXY STATEMENT 27

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, at the 2018 annual general meeting of shareholders, we submitted to our shareholders a non-binding, advisory vote on executive compensation, as well as a non-binding, advisory vote on the frequency with which shareholders believed we should submit the non-binding, advisory vote on executive compensation. A majority of the shareholders voted that the non-binding, advisory vote on executive compensation should occur every year. We are including in the proxy materials a separate advisory resolution regarding the compensation of our named executive officers as disclosed pursuant to the SEC rules. While the results of this vote are non-binding and advisory in nature, the Board intends to carefully consider them when considering our executive compensation program.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in “Executive Compensation – Compensation Discussion and Analysis.”

In particular, as discussed in “Executive Compensation – Compensation Discussion and Analysis,” shareholders should note the following:

•	Our executive compensation program is designed to incent and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•

A significant portion of each named executive officer’s compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•

2018 was a challenging year for Nielsen. We were disappointed in our 2018 financial results, which fell short of the objectives set at the beginning of the year. Our variable performance-based compensation plans operated as intended.

•	Payouts to NEOs under Nielsen’s Annual Incentive Plan for 2018 were zero.

•	Payouts to NEOs and other participants in Nielsen’s PRSU award program for the 2016 – 2018 cycle that matured on December 31, 2018 were zero.

•

The interim performance evaluation for Nielsen’s 2017 – 2019 PRSU cycle is tracking to pay out at zero. PRSUs represent the single largest component by value of NEO compensation. For further information, see “Executive Compensation – Compensation Discussion and Analysis – Summary of Other NEO Pay Decisions – 2016 LTPP Payouts” and “Executive Compensation – Compensation Discussion and Analysis – How Pay Decisions are Made – Annual Incentive Plan – 2018 Results”.

•

There was significant turnover at the executive level in 2018: Mr. Barns, our former Chief Executive Officer, retired from the Company at the end of 2018 and was replaced by Mr. Kenny. Mr. Jackson, our former Chief Financial Officer, resigned in September 2018 and was replaced by Mr. Anderson. Mr. Dale, our former Chief Legal Officer, resigned in early 2019 and was replaced by Mr. Callard. Certain of the compensation actions described in this Compensation Discussion and Analysis reflect one-time new hire or separation arrangements. For more information, see “Executive Compensation – Compensation Discussion and Analysis – New CEO and CFO Compensation Arrangements”. Mr. Barns’ separation constituted a termination without cause under Nielsen’s severance policy, and Mr. Barns therefore received severance compensation which is reflected in the Summary Compensation Table but will be delivered as pay continuation through 2020. See “– Severance Payments and Benefits – Terms of Mr. Barns’ separation from the Company,” for more detail.

2019 PROXY STATEMENT 28

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

•	Without his severance pay, Mr. Barns’ reported total compensation in the Summary Compensation Table would have decreased nearly 50% from 2017 reported pay.

•

Given business difficulties and in light of the turnover at the executive level, in September the Compensation Committee decided to launch a targeted special pay program aimed at retaining critical leaders responsible for strategy development, delivering the revised 2018 financial targets and continuing the transformation of the Company over the next three years. As described further under “Executive Compensation – Compensation Discussion and Analysis – Summary of Other NEO Pay Decisions”, select senior leaders, including certain of the NEOs, received one-time equity-based retention awards. The awards were designed to provide meaningful retention value and reward superior stock price performance. For each participant, half of the award value is denominated in performance stock options (“PSOs”) subject to a challenging stock price growth hurdle of 25% increase from the date of grant. The remaining award value is denominated in service-based restricted stock units (“RSUs”) for their retention value, as well as, alignment with stock price performance. Both components vest ratably over 3 years except that PSOs will only become exercisable if the stock price goal is achieved for 21 or more consecutive days within the three year period.

•

We increased the proportion of the long-term incentive awards that are subject to quantitative performance measures from 50% to 60% and, to bring added emphasis on growth we added revenue metrics to our annual incentive plan and long-term performance plan. For further information, see “Executive Compensation – Compensation Discussion and Analysis – How Pay Decisions are Made – Annual Incentive Plan – 2019 Changes” and “Executive Compensation – Compensation Discussion and Analysis – How Pay Decisions are Made – Long Term Incentives (LTI)” and “Executive Compensation – Compensation Discussion and Analysis – How Pay Decisions are Made – Long-Term Incentives (LTI) – Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTPP) – 2019 Changes”.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of the Company’s named executive officers.

2019 PROXY STATEMENT 29

EXECUTIVE COMPENSATION

The following discusses the compensation for our Named Executive Officers ("NEOs") for 2018: each person who served as our Chief Executive Officer and our Chief Financial Officer in 2018 and our three other most highly compensated executive officers.

David Kenny
Chief Executive Officer

Mitch Barns
Chief Executive Officer
(Who ceased being Chief Executive Officer on December 3, 2018 and who departed the Company on December 31, 2018)

David Anderson
Chief Financial Officer and Chief Operating Officer

Jamere Jackson
Chief Financial Officer
(Who departed the Company on September 10, 2018)

Eric J. Dale
Chief Legal Officer
(Who ceased being Chief Legal Officer on January 22, 2019 and who departed the Company on February 1, 2019)

Nancy Phillips
Chief Human Resources Officer

2019 PROXY STATEMENT 30

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Highlights

2018 was a challenging year for Nielsen. We set revised objectives for the second half of the year based on updated business conditions and revised guidance for revenue, EBITDA margin and free cash flow. The Board also initiated a comprehensive strategic review of the entire Company and its businesses. We finished the year by either meeting or exceeding our revised operating expectations.

Implications for Compensation

Nielsen’s executive compensation philosophy includes a stated emphasis on variable, at-risk compensation. Nielsen’s performance in 2018 was reflected in executive pay outcomes in the following ways:

•	Without his severance pay, Mr. Barns’ reported total compensation in the Summary Compensation Table would have decreased nearly 50% from 2017 reported pay.

•	Payouts to NEOs under Nielsen’s Annual Incentive Plan (“AIP”) for 2018 were zero.

•	Payouts to NEOs and other participants in Nielsen’s performance restricted share unit (“PRSU”) award program for the 2016 – 2018 cycle that matured on December 31, 2018 were zero.

•

The interim performance evaluation for Nielsen’s 2017 – 2019 PRSU cycle is tracking to pay out at zero. PRSUs represent the single largest component by value of NEO compensation. Below is a table of recent and projected future payouts under our LTPP Plan. Our variable pay programs continue to operate as intended.

	2015	2016	Projected 2017
Payout Percentage	59.15%	0%	0%[1]

1	Current projection of all performance metrics under the plan is below threshold

Leadership Transitions

There was significant turnover at the executive level in 2018: Mr. Barns, our former Chief Executive Officer, retired from the Company at the end of 2018 and was replaced by Mr. Kenny. Mr. Jackson, our former Chief Financial Officer, resigned in September 2018 and was replaced by Mr. Anderson. Mr. Dale, our former Chief Legal Officer, resigned in early 2019 and was replaced by Mr. Callard. Certain of the compensation actions described in this CD&A reflect one-time new hire or separation arrangements. Mr. Barns’ separation constituted a termination without cause under Nielsen’s severance policy, and Mr. Barns therefore received severance compensation, which will be delivered as pay continuation through 2020. See “– Severance Payments and Benefits – Terms of Mr. Barns’ separation from the Company“.

Compensation Highlights for 2018

Given 2018’s business difficulties and in light of the turnover at the executive level, in September the Compensation Committee decided to launch a targeted special pay program aimed at retaining critical leaders responsible for strategy development, delivering the revised 2018 financial targets and continuing the transformation of the Company over the next three years. As described further under “– Summary of Other NEO Pay Decisions” below, select senior leaders, including certain of the NEOs, received one-time equity-based retention awards. The awards were designed to provide meaningful retention value and reward superior stock price performance. For each NEO participant, half of the award value is denominated in performance stock options (“PSOs”) subject to a challenging stock price growth hurdle of 25%. The remaining award value is denominated in service-based restricted stock units (“RSUs”) for their retention value, as well as, alignment with stock price performance. Both components vest ratably over three years except that PSOs will only become exercisable if the stock price goal is achieved for 21 or more consecutive days within the three-year period.

2019 PROXY STATEMENT 31

EXECUTIVE COMPENSATION

Messrs. Kenny and Anderson were hired in 2018. Their respective compensation packages are described in detail under “– New CEO and CFO Compensation Arrangements” below. In each case, their annual compensation arrangements were designed to be competitive with the median of the external market benchmarks selected, taking each executive’s seniority and strong track record of success into account. Each executive received certain one-time “inducement” or “make-whole” awards in connection with his hiring.

In 2018, the Compensation Committee decided to increase the proportion of Long-Term Incentives (“LTI”) subject to quantifiable performance from 50% to 60% which became effective with the February 2018 PRSU award. In addition, three-year revenue compounded annual growth rate (“CAGR”) was added as a performance metric, weighted at 25%. Free cash flow, weighted at 50%, and total shareholder return, weighted at 25% were the other performance metrics for 2018.

Business Overview

With a presence in 100+ countries, Nielsen’s mission is to collect, create, inform and activate data for clients across the media and fast moving consumer goods industries. Our purpose is to make the markets we serve smarter and more efficient, helping clients make more informed business decisions. Nielsen’s services are organized into two renamed business segments: Nielsen Global Media and Nielsen Global Connect.

Nielsen Global Media brings together all of our most powerful assets across Discovery, Measurement, Planning, Activation and Optimization both in the US and internationally. Our broad range of services give media companies, advertising agencies and advertisers the most complete view available of what consumers watch, listen to, share, post, and engage with across many different platforms and devices. Built on our data of record, our analytics solutions enable media companies to segment their audiences with depth, precision and efficiency, so they can highlight the right audience for advertisers’ goals. Our analytics also help advertising agencies design, implement and evaluate campaigns that deliver on clients’ business goals. Our vision is to be the trusted single source of truth – helping buyers and sellers of consumer influence transact in a trusted and scalable way.

Nielsen Global Connect is focused on building a comprehensive view of the entire shopper journey across in-store and eCommerce purchases. We offer the best-in-class measurement, predictive tools, and activation through differentiated products that connect manufacturers and retailers. Our business is independent, third-party measurement. We don’t create content and we don’t buy or sell ad placements. What we care about is producing rigorous, independent, accurate data on which our clients can depend.

In both the Media and Connect segments, we employ data scientists, economists, engineers, technologists, psychologists, neuroscientists, field auditors and more, all of whom have a passion for collecting comprehensive, accurate data and turning it into positive business results for clients.

2019 PROXY STATEMENT 32

EXECUTIVE COMPENSATION

Business Performance

For 2018:

•	Revenues down 0.9% over prior year (-0.7% on a constant currency[1] basis)

•	Adjusted EBITDA[1,2] down 8.6% over prior year (-7.9% on a constant currency basis)

•	Normalized free cash flow[1] down 37.2% over prior year

1	Please see Annex C for additional information and a reconciliation of Adjusted EBITDA, free cash flow, normalized free cash flow and measures on a constant currency basis to financial measures derived in accordance with United States generally accepted accounting principles (“GAAP”).

2	The Company adopted FASB ASU 2017-07 effective January 1, 2018 and reclassified $11 million and $13 million from selling, general and administrative expenses to other income / (expense), net in its consolidated statement of operations for the twelve months ended December 31, 2017 and 2016, respectively.

2019 PROXY STATEMENT 33

EXECUTIVE COMPENSATION

Total Shareholder Return1

The chart below shows the value of a $100 investment in Nielsen stock over a three-year period beginning December 31, 2015 and ending December 31, 2018. We have compared our performance to the S&P 500 and to a market cap-weighted composite of the peer group we use to measure relative total shareholder return under our Long-Term Performance Plan (“LTPP”) as described under “– How Pay Decisions are Made – Long-Term Incentives (LTI) – Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTPP).”

NIELSEN HOLDINGS plc—THREE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

1	We define total shareholder return as the change in stock price over the three-year period ended December 31, 2018, assuming monthly reinvestment of dividends.

2019 PROXY STATEMENT 34

EXECUTIVE COMPENSATION

Business Performance Highlights for 2018:

•	Strategic Review: We announced a broad review of strategic alternatives for the Company and its businesses.

•	Updated Guidance: Given first half of fiscal year 2018 performance, we updated second half guidance. We met or exceeded our revised operating expectations and positioned ourselves for 2019.

•

Growth: Through our internal R&D, acquisitions, and our incubator in Israel, we continue to invest in new growth opportunities. To expand our e-commerce offerings we signed an exclusive agreement with Rakuten, allowing us to have the most comprehensive, multi-sourced e-commerce measurement solution for the U.S. market. Our acquisition of Ebiquity’s ad intelligence business will allow us to combine our Global Ad Intel solution and create a more powerful offering.

Media Segment Highlights for 2018:

•

We are focused on building one end-to-end platform that brings together all of our most powerful assets across Discovery, Measurement, Planning, Activation and Optimization in the U.S. and more than 60 other markets around the world.

•

We continue to build a solid foundation using standard, comparable, de-duplicated, cross-platform measurement through our Total Audience Measurement framework. In 2018, we signed new contracts with two of our largest, most strategic media clients, securing our position as their trusted partner.

•

We advanced our Total Ad Ratings solution to provide comprehensive cross-platform coverage with the inclusion of Over-the-Top and mobile audiences, and offering the industry its first and only persons-level and de-duplicated measurement of ads across devices.

•

We worked towards becoming the currency for digital viewing by expanding Digital Ad Ratings to 32 global markets. Furthermore, Digital Ad Ratings is used by the top 7 agency holding companies and accepted by the top 25 advertisers.

•	Our Digital Content Ratings have seen momentum among both TV and digital publishers. Our ability to include video viewing from Hulu, Facebook, and YouTube has been positively received by the industry.

Connect Segment Highlights for 2018:

•	We are executing on Total Consumer Measurement, focusing on expanding coverage and granularity across all channels that matter to clients.

•

We continue to grow the number of clients using at least one component of Nielsen Connect. We ended the year with 306 clients using at least one component of Nielsen Connect, including apps through our Connect Partner Network. Tyson recently became the first client to switch to Nielsen Connect as their “system of record.”

•

Our retailer initiatives had good traction, especially the Walmart and Sam’s Club supplier collaboration programs with 850 manufacturing clients signed up, many of which are small and mid-tier manufacturers.

•

Clients continue to prioritize investments in Emerging Markets given strong tailwinds such as population growth, a rising middle class, and urbanization and we continue to focus on enhancing our measurement offerings in Emerging Markets, including greater coverage of the important traditional trade channel.

•	We’ve been successful in adding new retail cooperators in Developed Markets.

•

Our U.S. Connect business continues to focus on building stronger, differentiated offerings that can serve large multinational clients as well as small and mid-tier clients and our go-forward strategy is focused on helping clients drive growth by leveraging data as an enterprise asset.

Executive Compensation Overview

Nielsen’s executive compensation program is designed to motivate and reward our leadership team to deliver sustainable growth and financial performance while delivering long-term shareholder value.

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EXECUTIVE COMPENSATION

Key considerations in 2018 were:

2018 Advisory Vote on Executive Compensation

Each year, our shareholders vote on an advisory resolution to approve the pay of our NEOs. In 2018, approximately 84% of the votes cast at our annual general meeting of shareholders affirmed our executive compensation program. The Company engages in a comprehensive outreach program to our shareholders to discuss and solicit feedback on topics including Company performance, executive compensation and how we disclose information in our proxy statement. These meetings are led by the Executive Chairman of the Board and result in valuable feedback from shareholders.

Following our annual general meeting of shareholders in May 2018, we conducted additional outreach to shareholders to obtain specific feedback on the say on pay voting results. In consideration of shareholder feedback we adjusted the percent of long-term incentives subject to performance conditions from 50% to 60% for our CEO and other NEOs. In 2018, the incentive plans were strongly aligned with performance outcomes and operated as intended. The 2016 LTPP grants which matured on December 31, 2018 paid out at zero percent due to relative total shareholder return and Free Cash Flow metrics not meeting the required threshold performance levels as described under “-Summary of Other NEO Pay Decisions – PSRU Payouts Under the 2016 LTPP”. The 2018 AIP also paid out at zero as the Company did not meet the required performance thresholds for Adjusted EBITDA and Revenue.

Pay for Performance

Nielsen has a strong culture of pay for performance which serves to align Company goals and performance with pay outcomes for the Company’s executives. Nielsen conducts quantitative assessments of business financial performance and also evaluates individual contributions towards key business objectives in order to differentiate rewards. NEOs participate in the same performance assessment process applicable to all managerial employees, including an annual performance appraisal and semi-annual individual peer rankings of performance and leadership impact.

Total Company Performance

Our NEOs participate in the same annual cash incentive plan applicable to all managerial employees, which in 2018 was funded based on Company AIP Adjusted EBITDA performance and annual revenue growth as described under “– How Pay Decisions are Made – Annual Incentive Plan.”

Pay Competitively

Providing competitive pay opportunities is a hallmark of Nielsen’s compensation programs. The Compensation Committee reviews each NEO’s compensation annually and considers several factors when making pay decisions:

1.

Total direct compensation, which consists of base salary, annual cash incentives and long-term incentives, is benchmarked against executives serving in similar roles within a peer group of companies selected for their business relevance and size appropriateness to Nielsen;

2.	Total direct compensation is targeted around the median of our peer group, but sustained strong individual performance and leadership impact may result in above median pay opportunities;

3.

The mix of base salary, annual incentive and long-term incentives is reviewed to ensure a significant portion of NEO pay is at risk based on the achievement of performance objectives or the performance of our share price and to ensure the right focus on short-term and long-term performance, with an emphasis on the latter; and

4.	Other factors reviewed include changes in role or responsibilities, Company financial performance, and individual performance.

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EXECUTIVE COMPENSATION

Variable Pay is At Risk

Nielsen’s compensation programs are designed so that a significant portion of each NEO’s compensation is at risk; meaning that the compensation is dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price as laid out in the charts and tables below. At risk compensation is composed of annual cash incentive awards and equity-based awards and does not include fixed pay such as base salary. Long-term pay has historically been delivered exclusively in the form of equity to align the interests of the NEOs with the creation of value for our shareholders. In 2018, long-term pay consisted solely of equity-based awards.

The chart below illustrates the elements of annual total direct compensation at target for Mr. Kenny, our CEO since December 2018. The next chart shows the elements of annual total direct compensation at target for Mr. Barns, our CEO through December 2, 2018. The final chart below illustrates the target elements of total direct compensation for other NEOs in 2018. See “– Summary Compensation Table” for actual amounts earned by all NEOs in 2018. In all cases, the design of Nielsen’s compensation programs aligns closely with our peer group.

  CEO – Kenny COMPENSATION STRUCTURE 20181

Elements of Total Direct Compensation	2018

Proportion of pay subject to specific quantitive performance criteria	60%

Proportion of pay at risk	87%

Proportion of pay delivered in the form of equity	68%

1	Reflects 2018 annual total direct compensation at target for Mr. Kenny had he worked a full year. Excludes the make-whole and new hire inducement awards granted or paid in connection with Mr. Kenny’s hiring, which are included in the Summary Compensation Table. See “– New CEO and CFO Compensation Arrangements” below.

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EXECUTIVE COMPENSATION

  CEO – Barns COMPENSATION STRUCTURE 20181

Elements of Total Direct Compensation	2018

Proportion of pay subject to specific quantitive performance criteria	62%

Proportion of pay at risk	91%

Proportion of pay delivered in the form of equity	73%

1	Reflects 2018 annual total direct compensation at target for Mr. Barns

  OTHER NEOs COMPENSATION STRUCTURE 20181

Elements of Total Direct Compensation	2018

Proportion of pay subject to specific quantitive performance criteria	56%

Proportion of pay at risk	78%

Proportion of pay delivered in the form of equity	56%

1	Reflects 2018 annual total direct compensation at target for Messrs. Anderson, Jackson, Tavolieri and Dale and Ms. Phillips.

2019 PROXY STATEMENT 38

EXECUTIVE COMPENSATION

Executive Compensation Elements

Element	Purpose	Key Characteristics

Base Salary	Attract and retain top talent

• The Compensation Committee considers a variety of factors including: (1) our pay for performance philosophy, (2) peer group market benchmark compensation data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes

AIP	Motivate NEOs to accomplish short-term business performance goals that contribute to long-term business objectives

• AIP award values are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award

•  Adjusted EBITDA and revenue were the performance metrics weighted 75% and 25% respectively.

• AIP Adjusted EBITDA and revenue metrics operate independently; however revenue only funds if AIP Adjusted EBITDA meets threshold performance.

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align executive rewards with long-term returns delivered to shareholders

• LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award

PRSUs under LTPP	Alignment with long-term shareholder return

• Subject to performance against three-year cumulative performance metrics, free cash flow, revenue compounded annual growth rate (“revenue CAGR”) and relative total shareholder return, with assigned weighting of 50%, 25% and 25%, respectively

• Represents 60% of the annual grant-date LTI value

RSUs	Alignment with shareholder return and retention	• Service-based equity is delivered in RSUs • Three or four-year service-vesting • Represents approximately 40% of LTI value

PSOs	Alignment with long-term shareholder return

• Special awards subject to the achievement of a Nielsen stock price appreciation goal of 25% for a period of 21 consecutive trading days at any time in the three-year period.

•  Premium PSOs have a $40 per share exercise price

Health and Welfare Plans, Perquisites	Promote overall wellbeing and avoid distractions caused by unforeseen health/financial issues	• Health and Welfare plans generally available to other employees • De minimis financial planning and wellness services allowances

New CEO and CFO Compensation Arrangements

CEO

Mr. Kenny was appointed CEO effective December 3, 2018.

In 2018, the Compensation Committee approved Mr. Kenny’s compensation package. The package was constructed to attract a candidate of Mr. Kenny’s leadership caliber and proven entrepreneurial and digital technology experience in a highly competitive recruitment market. His target compensation of $10,225,000 was positioned at the median of our market benchmarks and is comprised of:

Compensation Element	2019

Base Salary	$1,300,000

Annual Incentive	$1,925,000

Long-Term Incentives[1]	$7,000,000

[1]	Mr. Kenny’s regular annual long-term incentive is comprised of 60% ($4,200,000) PRSUs and 40% ($2,800,000) service-based RSUs. PRSUs will be earned based on Nielsen achieving approved cumulative financial performance targets over the three-year period commencing January 1, 2019 provided Mr. Kenny is an active employee on the vesting date. RSUs will vest in four equal annual installments commencing on the first anniversary of the grant date provided Mr. Kenny is an active employee on the vesting date.

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EXECUTIVE COMPENSATION

Mr. Kenny received the following compensation awards connected with his hiring:

Compensation Element	$ Value	Form	Description

Make Whole Compensation	$1,500,000	Lump Sum Cash

Payable promptly following Mr. Kenny’s start date to compensate Mr. Kenny for the loss of the 2018 annual incentive payout from prior employer. If Mr. Kenny resigns voluntarily without Good Reason or is terminated for Cause within one year of receiving the payment, Mr. Kenny must repay the amount in full.

	$2,500,000	Lump Sum Cash	Payable in February 2019 to compensate Mr. Kenny for the loss of a cash retention award from prior employer, subject to continued employment through the applicable payment date.

	$13,742,766	487,505 RSUs

To replace approximately 84% of the outstanding PRSUs and RSUs from prior employer; this award will vest in three equal annual installments on December 31, 2019, 2020, and 2021, subject to continued employment through the applicable vesting date.

Total Make Whole Compensation	$17,742,766	77% Equity-based and 23% Cash

New Hire Inducement	$1,466,901	367,031 Performance Stock Options

Option to purchase shares of Company common stock (“Performance Options”), with a seven-year term and an exercise price equal to the closing price of Company common stock on the first day of Mr. Kenny’s employment with the Company, vesting ratably on December 3, 2019, 2020 and 2021, subject to (1) continued employment through the applicable vesting date, and (2) the shares of Company common stock having a closing market price of at least $32.24, a 25% performance improvement over the price at the time of his offer, for at least 21 consecutive trading days prior to December 31, 2021.

	$1,400,010	54,285 RSUs	Cliff vesting on December 3, 2021, subject to continued employment through the vesting date.

	$1,620,000	750,000 Premium Priced Stock Options

Option to purchase shares of Company common stock, with a seven-year term and a $40 per share exercise price, representing a share price appreciation of over 41% over the price on his first day, vesting ratably on December 3, 2019, 2020 and 2021, subject to continued employment through the applicable vesting date.

Total New Hire Inducement	$4,486,911	100% Equity-based

Regular Annual Long-Term Incentive	$4,200,000	PRSUs

PRSUs will be earned based on Nielsen achieving approved cumulative financial performance targets over the three-year period commencing January 1, 2019 provided Mr. Kenny is an active employee on the vesting date.

(first award made in February 2019)	$2,800,000	RSUs	RSUs will vest in four equal annual installments commencing on the first anniversary of the grant date provided Mr. Kenny is an active employee on the vesting date.

Total Long-Term Incentive	$7,000,000	100% Equity-based

In addition, Mr. Kenny’s offer included the reimbursement of legal fees incurred in accepting the position up to $40,000 and the reimbursement of expenses incurred in financial planning of up to $15,000 and a health examination reimbursement of up to $2,500.

CFO

Mr. Anderson was appointed CFO effective September 10, 2018.

His target annual compensation of $3,850,000 was positioned at the median of our market benchmarks and was comprised of:

Compensation Element	2019

Base Salary	$800,000

Annual Incentive	$800,000

Long-Term Incentives[1]	$2,250,000

1	Mr. Anderson’s long-term incentive is comprised of 60% ($1,350,000) Performance RSUs and 40% ($900,000) service-based RSUs. PRSUs will be earned based on Nielsen achieving approved cumulative financial performance targets over the three-year period commencing January 1, 2019 provided Mr. Anderson is an active employee on the vesting date. RSUs will vest in four equal annual installments commencing on the first anniversary of the grant date provided Mr. Anderson is an active employee on the vesting date.

2019 PROXY STATEMENT 40

EXECUTIVE COMPENSATION

Mr. Anderson received the following compensation awards connected with his hiring:

Compensation Element	$ Value	Form	Description

New Hire Inducement	$1,125,000	321,429 Performance Stock Options

Option to purchase shares of Company common stock (“Performance Options”), with a seven-year term and an exercise price equal to the closing price of Company common stock on the first day of Mr. Anderson’s employment with the Company, vesting ratably on October 26, 2019, 2020 and 2021, subject to (1) continued employment through the applicable vesting date, and (2) the shares of Company common stock having a closing market price of at least $30.75 for at least 21 consecutive trading days prior to October 26, 2021.

	$1,125,000	45,732 RSUs	Vesting in three equal annual installments on October 26, 2019, 2020, and 2021, subject to continued employment through the applicable vesting date.

	$400,000	Lump Sum Cash	Payable in March 2019.

Total New Hire Inducement	$2,650,000	85% Equity-based and 15% Cash

Regular Annual Long-Term Incentive	$1,350,000	PRSUs

PRSUs will be earned based on Nielsen achieving approved cumulative financial performance targets over the three-year period commencing January 1, 2019 provided Mr. Anderson is an active employee on the vesting date.

(first award made in February 2019)	$900,000	RSUs	RSUs will vest in four equal annual installments commencing on the first anniversary of the grant date provided Mr. Anderson is an active employee on the vesting date.

Total Long-Term Incentive	$2,250,000	100% Equity-based

In addition, Mr. Anderson’s offer included the reimbursement of expenses incurred in financial planning of up to $15,000 and a health examination reimbursement of up to $2,500.

Summary of Other NEO Pay Decisions

Nielsen has a strong pay for performance culture which serves to align Company goals and performance with pay outcomes for executives. Below are the highlights of NEO pay for 2018:

•

Mr. Tavolieri was the only NEO to receive a base salary and AIP target adjustment due to a significant expansion of his role. No other NEOs received pay adjustments as part of their regular compensation package in 2018.

•	AIP financial performance targets were not met resulting in a zero percent payout for all eligible NEOs.

•	PRSU threshold performance was not met resulting in zero payouts for awards that matured on December 31, 2018.

•

In light of the business difficulties and turnover at the executive level, in September, the Compensation Committee determined that it was important to stabilize the organization during this volatile period by ensuring the retention of critical leaders responsible for strategy development, delivering the revised 2018 financial targets and continuing the transformation of the Company over the coming three years. As a result, the Compensation Committee made special one-time equity based retention awards to three NEOs (Messrs. Dale and Tavolieri and Ms. Phillips).

Mitch Barns

Mr. Barns served as our CEO from January 1, 2014 through December 2, 2018 and separated from the Company on December 31, 2018. Following its annual review of Mr. Barns’ 2018 compensation at the end of 2017, the Compensation Committee made no changes to his base salary and annual incentive target, but increased his long-term incentive target from $7,500,000 to $8,000,000 in order to further enhance pay for performance and better align Mr. Barns’ total direct compensation with the median compensation level for CEOs in our executive

2019 PROXY STATEMENT 41

EXECUTIVE COMPENSATION

compensation peer group described under “– Compensation Practices and Governance – Benchmarking.” Details of Mr. Barns’ compensation are set out in the tables below.

	2017 Actual	2018 Target[1]	2018 Actual[1]		% Change from 2017

Base Salary	$1,000,000	N/A	$1,000,000		0%

Annual Incentive	$1,700,000	$2,000,000	$—	[2]	-100%

Long-Term Incentive	$7,500,000	$8,000,000	$4,800,000		-36%

One-Time Retention Long-Term Incentive	N/A	N/A	N/A		N/A

In 2018, Mr. Barns was granted the following long-term incentive equity awards:

Grant Date	Grant Type[1]	# Units	Value[2]	Performance Period

February 21, 2018	PRSUs	147,601	$4,800,000	2018 - 2020

1	40% of Mr. Barns’ annual LTI target, typically granted in October, was not granted due to Mr. Barns’ pending departure from the Company.

2	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date fair values reported in “Tables and Narrative Disclosure” will differ slightly. For the PRSUs, the amount reflected above assumes target level achievement. Per the terms of Mr. Barns’ exit agreement, one-third of the awarded units were forfeited.

Jamere Jackson

Mr. Jackson served as Chief Financial Officer from March 10, 2014 to September 10, 2018. Following its annual review of Mr. Jackson’s compensation, the Compensation Committee made no changes in 2018. Details of Mr. Jackson’s compensation are set out in the tables below.

	2017 Actual	2018 Target[1]	2018 Actual[1]		% Change from 2017

Base Salary	$750,000	N/A	$533,654		-29%

Annual Incentive	$680,000	$800,000	$—	[2]	-100%

Long-Term Incentive	$2,550,000	$2,550,000	$1,530,000	[2]	-40%

One-Time Retention Long-Term Incentive	N/A	N/A	N/A		N/A

1	The amount under “2018 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2018 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date fair value. Mr. Jackson forfeited his 2018 long-term incentive award due to his voluntary resignation. As to the PRSU portion of the “Long-Term Incentive,” the amount included above assumes target level achievement.

2	No annual incentive award was made to Mr. Jackson for 2018 due to his voluntary resignation. In addition, Mr. Jackson was not awarded the $1,020,000 RSU LTI grant otherwise due in October, due to his departure from the Company.

In 2018, Mr. Jackson was granted the following long-term incentive equity awards (which were subsequently forfeited due to his voluntary resignation):

Grant Date	Grant Type	# RSUs/Options	Value[1]	Performance Period

February 21, 2018[2]	PRSUs	47,048	$1,530,000	2018 - 2020

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date values reported in “Tables and Narrative Disclosure” will differ slightly. As to the PRSUs, the amount reflected above assumes target level achievement.

2	Mr. Jackson forfeited this award due to his voluntary resignation.

Giovanni Tavolieri

Mr. Tavolieri has served as Chief Technology and Operations Officer since August 1, 2017. In 2018, Mr. Tavolieri’s responsibilities increased significantly when he assumed leadership for our US Buy business. Following its annual review of Mr. Tavolieri’s compensation and in light of his increased responsibilities, the Compensation Committee increased his base salary and annual incentive target by $50,000 each. In addition, Mr. Tavolieri was awarded a one-time special retention award of $2,600,000 as part of the targeted special pay program approved by the

2019 PROXY STATEMENT 42

EXECUTIVE COMPENSATION

Compensation Committee aimed at retaining critical leaders responsible for strategy development, delivering the revised 2018 financial targets and continuing the transformation of the Company over the coming three years. Details of Mr. Tavolieri’s’ compensation are set out in the tables below.

	2017 Actual	2018 Target[1]	2018 Actual[1]		% Change from 2017

Base Salary	$466,827	N/A	$582,500		25%

Annual Incentive	$545,000	$600,000	$—	[2]	-100%

Long-Term Incentive	1,300,020	1,300,000	1,300,000		0%

One-Time Long-Term Retention Incentive	N/A	N/A	$2,600,000	[3]

1	The amount under “2018 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2018 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on the NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date fair value. For the PRSU portion of the “Long-Term Incentive,” the amount included above assumes target level achievement.

2	Based on the Company’s performance no annual incentive award was made to Mr. Tavolieri in 2018.

3	One-time long-term retention equity award was 50% RSUs and 50% PSOs with total value of $2,600,000.

In 2018, Mr. Tavolieri was granted the following long-term incentive equity awards:

Grant Date	Grant Type	# RSUs/Options	Value[1]		Performance Period

February 21, 2018	PRSUs	23,985	$780,000		2018 - 2020

October 26, 2018[2]	RSUs	21,138	$520,000		N/A

October 26, 2018[3]	RSUs	52,846	$1,300,000	[5]	N/A

October 26, 2018[4]	PSO	371,429	$1,300,000	[5]	ends 10/26/2021

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the NYSE on the grant date. Actual accounting grant date values reported in “Tables and Narrative Disclosure” will differ slightly. As to the PRSUs, the amount reflected above assumes target level achievement.

2	Vesting of these awards will occur in four equal annual installments beginning on October 26, 2019 and ending October 26, 2022.

3	Vesting of these awards will occur in three equal annual installments beginning on October 26, 2019 and ending October 26, 2021.

4	Vesting of these awards will occur in three equal annual installments beginning on October 26, 2019 and ending October 26, 2021, subject to achieving the stock performance target of $30.75 for 21 consecutive days on the NYSE.

5	One-time long-term retention incentive awards that were part of the special pay program aimed at retaining critical leaders.

Eric J. Dale

Mr. Dale served as Chief Legal Officer from August 1, 2015 to January 22, 2019. Following its annual review of Mr. Dale’s compensation, the Compensation Committee made no changes in 2018. Mr. Dale was awarded a one-time special retention award of $2,400,000 as part of the targeted special pay program approved by the Compensation Committee aimed at retaining critical leaders responsible for strategy development, delivering the revised 2018 financial targets and continuing the transformation of the Company over the next three years. The full value of this award was forfeited upon Mr. Dale’s voluntary resignation from the Company. Details of Mr. Dale’s compensation are set forth in the tables below.

	2017 Actual	2018 Target[1]	2018 Actual[1]		% Change from 2017

Base Salary	$750,000	N/A	$750,000		0%

Annual Incentive	$675,000	$750,000	$—	[2]	-100%

Long-Term Incentive	$1,200,000	$1,200,000	$2,399,983	[3]	100%

One-Time Long-Term Retention Incentive	N/A	N/A	$2,400,000	[3,4]

1	The amount under “2018 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2018 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on the NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date fair value. For the PRSU portion of the “Long-Term Incentive,” the amount included above assumes target level achievement.

2	Based on the Company’s financial performance no annual incentive award was made to Mr. Dale in 2018.

2019 PROXY STATEMENT 43

EXECUTIVE COMPENSATION

3	Awards were forfeited upon Mr. Dale’s voluntary resignation.

4	One-time long-term retention equity award was 50% RSUs and 50% PSOs with a total value $2,400,000. This was forfeited upon his voluntary resignation.

In 2018, Mr. Dale was granted the following long-term incentive equity. Due to his voluntary resignation, he will forfeit all grants:

Grant Date	Grant Type	# RSUs/Options	Value[1]		Performance Period

February 21, 2018	PRSUs	22,140	$720,000		2018 - 2020

October 26, 2018[2]	RSUs	19,512	$480,000		N/A

October 26, 2018[2]	RSUs	48,780	$1,200,000	[3]	N/A

October 26, 2018[2]	PSO	342,857	$1,200,000	[3]	ends 10/26/2021

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date values reported in “Tables and Narrative Disclosure” will differ slightly. For the PRSUs, the amount reflected above assumes target level achievement.

2	Due to Mr. Dale’s resignation on February 1, 2019, he forfeited all PRSUs, RSUs and PSOs subject to these grants.

3	One-time long-term retention incentive awards that were part of the special pay program aimed at retaining critical leaders.

Nancy Phillips

Ms. Phillips has served as Chief Human Resources Officer since January 9, 2017. Following its annual review of Ms. Phillips’ compensation, the Compensation Committee made no changes in 2018. Ms. Phillips was awarded a one-time special retention award of $2,600,000 as part of the targeted special pay program approved by the Compensation Committee aimed at retaining critical leaders responsible for strategy development, delivering the revised 2018 financial targets and continuing the transformation of the Company over the coming three years. Details of Ms. Phillips’ compensation are summarized in the tables below:

	2017 Actual	2018 Target[1]	2018 Actual[1]		% Change from 2017

Base Salary	$480,769	N/A	$500,000		4%

Annual Incentive	$450,000	$500,000	$—	[2]	-100%

Long-Term Incentive	1,300,000	1,300,000	1,300,000		0%

One-Time Long-Term Retention Incentive	N/A	N/A	$2,600,000	[3]

1	The amount under “2018 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2017 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on the NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date fair value. For the PRSU portion of the Long-Term Incentive, the amount included above assumes target level achievement.

2	Based on the Company’s financial performance no annual incentive award was made to Ms. Phillips in 2018.

3	One-time long-term retention equity award was 50% RSUs and 50% PSOs with a total value of $2,600,000.

In 2018, Ms. Phillips was granted the following long-term incentive equity awards:

Grant Date	Grant Type	# RSUs/Options	Value[1]		Performance Period

February 21, 2018	PRSUs	23,985	$780,000		2018 - 2020

October 26, 2018[2]	RSUs	21,138	$520,000		N/A

October 26, 2018[3]	RSUs	52,846	$1,300,000	[5]	N/A

October 26, 2018[4]	PSO	371,429	$1,300,000	[5]	ends 10/21/2021

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date fair values reported in “Tables and Narrative Disclosure” will differ slightly. As to the PRSUs, the amount reflected above assumes target level achievement.

2	Vesting of these awards will occur in four equal annual installments beginning on October 26, 2019 and ending October 26, 2022.

3	Vesting of these awards will occur in three equal annual installments beginning on October 26, 2019 and ending October 26, 2021.

4	Vesting of these awards will occur in three equal annual installments beginning on October 26, 2019 and ending October 26, 2021, subject to achieving the stock performance target of $30.75 for 21 consecutive days on the NYSE.

5	One-time long-term retention incentive awards that were part of the special pay program aimed at retaining critical leaders.

2019 PROXY STATEMENT 44

EXECUTIVE COMPENSATION

PRSU Payouts Under the 2016 LTPP

The performance period for our 2016 LTPP ended on December 31, 2018. PRSU grants under this plan were made in February 2016 and their grant date fair value was disclosed in our 2017 proxy statement. In February 2019, the Compensation Committee determined that the PRSUs granted under this plan did not meet threshold performance levels and approved the vesting of zero shares for all participants as outlined in the table below.

2016 LTPP Performance

Plan Metrics Jan 1, 2016 – Dec 31, 2018		Final Results Based on Performance from Jan 1, 2016 – Dec 31, 2018

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Free Cash Flow[1]	$2.85 billion	$2.734 billion	60%	0%

Relative Total Shareholder Return[2]	50th Percentile	5th Percentile	40%	0%

Total Shares	N/A	N/A	100%	0%

1	The free cash flow LTPP performance measure is the sum of free cash flow as reported in our Annual Report on Form 10-K for each of the fiscal years in the performance period, adjusted to eliminate foreign currency exchange translation impacts. The elimination of foreign currency exchange translation impacts for the 2016-2018 performance period reduced LTPP free cash flow performance results by $5 million. Please see Annex C for additional information on free cash flow in accordance with United States GAAP.

2	The relative total shareholder return LTPP performance measure is the change in our stock price over the three-year performance period, assuming monthly reinvestment of dividends, compared to that of a peer group of companies.

2016 LTPP Payouts

Name[1]	Target PRSUs Awarded	Payout Percentage	Vested and Delivered in Shares

Mitch Barns	73,146	0%	—

Jamere Jackson	26,646	0%	—

Giovanni Tavolieri	6,270	0%	—

Eric Dale	12,540	0%	—

1	Mr. Kenny was hired on December 3, 2018, Mr. Anderson was hired on September 10, 2018 and Ms. Phillips was hired on January 9 2017, and therefore were not participants in the 2016 LTPP.

Below is a table of recent and projected future payouts under our LTPP Plan. Our variable pay programs continue to operate as intended.

	2015	2016	Projected 2017

Payout Percentage	59.15%	0%	0%[1]

1	Current projection of all performance metrics under the plan is below threshold

Realizable Pay

A significant portion of executive pay is “at risk” and depends on business performance and market conditions. The actual pay earned during the year either as cash or through vesting of previously granted equity awards is referred to as “realizable pay.” Realizable pay is different from the amounts reported in the Summary Compensation Table, which uses the accounting grant date fair value for equity awards.

We define realizable pay for any given year as the sum of:

•	cash earned as base salary in that year;

•	cash annual incentives and other bonuses earned in that year;

•	intrinsic value (share price minus exercise price) of stock option awards vesting in that year using the closing price of our common stock as reported on the NYSE on the last trading day of that year;

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EXECUTIVE COMPENSATION

•	market value of equity awards vesting in that year using the closing price of our common stock as reported on the NYSE on the last trading day of that year; and

•	value of financial planning reimbursements and executive wellness reimbursements as outlined under the “All Other Compensation” column of the Summary Compensation Table.

The table below presents the realizable pay for each of our NEOs for 2017 and 2018 and shows the total amount of compensation reported for each of our NEOs in the Summary Compensation Table for 2018.

Realizable Pay					Total Compensation in Summary Compensation Table

	2017	2018		Percentage Increase/(Decrease)	2018[1]		Percent Variance to 2018 Realizable Pay[2]

David Kenny	N/A	$75,000		N/A	$19,804,677		26,306%

Mitch Barns	$5,509,179	$3,224,215	[3]	(41%)	$10,785,368	[4]	235%

David Anderson	N/A	640,000		N/A	$2,896,470		1,107%

Jamere Jackson[5]	$3,431,015	2,147,572		(37%)	$2,181,543		2%

Giovanni Tavolieri	N/A	$857,187		N/A	$4,375,478		410%

Eric J. Dale	$1,602,817	$1,147,635		(28%)	$4,271,880		272%

Nancy Phillips	$943,591	$624,488		(34%)	$4,318,093		591%

1	Portion of amount in Summary Compensation Table represented by one-time new hire awards for Messrs. Kenny (99.6%) and Anderson (91.5%) and one-time special retention awards for Messrs. Tavolieri (56.2%) and Dale (59.4%) and Ms. Phillips (60.2%). Mr. Dale forfeited the special retention award upon his voluntary resignation from the Company.

2	In all cases, the realized pay in 2018 is significantly lower than the values disclosed in the Summary Compensation Table.

3	Excludes severance accruals for Mr. Barns.

4	Includes the full value of severance accruals for Mr. Barns.

5	The Summary Compensation Table value includes a special payment Mr. Jackson received to cover the loss of his unvested SERP benefit at his prior employer. See “– Tables and Narrative Disclosure – Summary Compensation Table”, footnote 1. Mr. Jackson repaid this sum upon his resignation from the Company.

NEO Compensation Practices

What We Do	What We Don’t Do

✓  Emphasize long-term equity in prospective pay increases

✓  Use share ownership guidelines to require all executive officers and non-employee directors to hold a significant amount of Nielsen stock. See “– Compensation Practices and Governance – Share Ownership Guidelines”.

✓  Specify maximum payout thresholds on all individual awards granted under our AIP

✓  Recoup both short-term and long-term incentive awards in the event of financial restatement as a result of intentional misconduct on the part of the executive, and where the award would have been lower as a result of the restatement. This Clawback Policy is shown under “– Compensation Practices and Governance – Other Policies and Guidelines – Clawback Policy.”

✓  Include double trigger provisions for all plans that contemplate a change in control

Use excise tax gross-up agreements

Permit hedging of shares

Permit pledging of share-based awards and shares subject to share ownership guidelines

Provide tax gross-ups on perquisites

Provide dividend equivalents on unearned PRSUs granted under the LTPP

Re-price options without shareholder approval

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EXECUTIVE COMPENSATION

2018 Pay Decisions and Performance

Total Company Financial Performance

Metric	Target	Result

Adjusted EBITDA growth % over prior year at constant currency[1]	1%	-7.9%

Revenue growth at constant currency[1]	3.0%	-0.7%

Free Cash Flow	$800MM	$542MM

1	We calculate constant currency percentages by converting our prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to our current period reported results.

How Pay Decisions are Made

Annual Base Salaries

Base salary is the only fixed component of our executive officers’ compensation. The Compensation Committee considers benchmark compensation information for executives serving in similar positions at peer companies and general market survey data supplied by its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to help ensure that base salaries of the Company’s NEOs are competitive in the marketplace and are serving their purpose to attract and retain top talent.

The Compensation Committee considers salary increases for the Company’s executive officers generally in 24-36+ month intervals unless there is a change in role or circumstances that warrant consideration.

Executive officers are not involved in determining their own compensation.

Annual Incentive Plan

The purpose of the AIP is to motivate executives to accomplish short-term business performance goals that contribute to long-term business objectives. The Compensation Committee approves the applicable performance measures and performance targets under the plan at the beginning of each year. At the beginning of the fiscal year following the end of the performance period the Company’s and the executives’ actual achievement under the performance measures and performance targets is reviewed and assessed, and the Compensation Committee approves the cash amounts payable to such executives. The NEOs participate in the same incentive plan as the Company’s senior managers.

In determining the target opportunity for each NEO, the Compensation Committee considered benchmark compensation information for executives serving in similar positions at peer companies and general market survey data provided by Meridian; executives’ total direct compensation mix; changes in role and job responsibilities; and Company financial performance and individual performance.

Under the AIP, the maximum potential annual incentive payout for the NEOs is 200% of their annual incentive target.

Annual Incentive Plan Payout Formula

•

The amount at which the AIP funds and that is available for payouts is derived formulaically based on AIP Adjusted EBITDA and revenue growth against a target and is expressed as a “funding percentage”; see – “Performance – Payout Formula” table below.

•

To assess Adjusted EBITDA performance for annual incentive funding, we recalculate Adjusted EBITDA as defined in our Annual Report on Form 10-K for the corresponding performance period to eliminate the impact of foreign currency on the year’s result by using a standard exchange rate established at the beginning of the performance period. We refer to this performance measure under the AIP as “AIP Adjusted EBITDA”.

•	Initial individual payouts are determined by applying the “funding percentage” to the individual’s target award opportunity.

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EXECUTIVE COMPENSATION

•	Final individual payouts are determined after a full assessment of:

•	Each individual’s contribution to overall Company performance; see “– 2018 Pay Decisions and Performance – Total Company Financial Performance”;

•	Other quantitative objectives; and

•	A qualitative assessment to take into account, as appropriate, degree of difficulty, extraordinary market circumstances, and leadership impact.

•	Based on the full assessment, individual payouts may be adjusted up or down from the initial payout to ensure that total performance is reflected in the final payouts.

•	Aggregate payouts under the AIP cannot exceed the amount of the funded plan pool.

•	Both AIP Adjusted EBITDA and revenue metrics operate independently; however revenue only funds if AIP Adjusted EBITDA meets threshold performance.

Performance targets are aggressive and achievable

•

The Compensation Committee believes that AIP Adjusted EBITDA and revenue growth are highly correlated to the creation of value for our shareholders and are an effective measure of the NEOs’ contributions to short-term Company performance.

The AIP Adjusted EBITDA and revenue performance targets are the Board-approved operating plan targets

•

In establishing the AIP Adjusted EBITDA and revenue growth targets, the Compensation Committee considered the Company’s historical performance against prior year targets and concluded that the process had been effective in establishing targets that were both aggressive and achievable. It noted that, over the prior five years, both AIP Adjusted EBITDA and revenue had grown at challenging annual growth rates and, in each year, had been assessed as either on target or closely approaching target.

Funding formula and individual payouts

The formula correlates levels of AIP Adjusted EBITDA and revenue performance, as defined above, to funding/initial payout percentages. This formula was weighted 75% to AIP Adjusted EBITDA, and 25% to revenue performance. A 100% funding percentage is achieved if performance for both metrics meets the performance targets as approved by the Compensation Committee at the beginning of the plan year. If performance falls below the Minimum threshold, no payouts are awarded. Funding and payouts are capped at 200%.

Performance – Payout Formula

	AIP Adjusted EBITDA		Revenue
Performance Milestones	Growth vs Prior Year (Index %)	Funding/ Initial Payout %[1]	Growth vs Prior Year (Index %)	Funding/ Initial Payout %[1]

Maximum	109%	200%	106%	200%

Exceptional	105%	150%	105%	167%

Target	101%	100%	103%	100%

Minimum	94%	50%	100%	50%

< Minimum	<94%	0%	<100%	0%

1	The AIP funding percentage and initial payout percentage are determined using linear interpolation if actual performance falls between any two performance levels.

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EXECUTIVE COMPENSATION

2018 Results

In February 2019, the Compensation Committee evaluated performance under the 2018 AIP. The Compensation Committee determined that the Company’s AIP Adjusted EBITDA growth index and revenue growth achieved in 2018 under the AIP did not meet threshold performance yielding an AIP funding percentage of zero percent for all eligible NEOs.

2019 Changes

The Compensation Committee regularly reviews incentive pay metrics to make sure those are aligned with the company’s strategies and financial goals as well as relevant metrics to drive management performance around those goals. As a result of the most recent updated analysis, the Compensation Committee made the following changes to performance metrics and weightings for 2019. Revenue and Adjusted EBITDA margin performance will each represent 35% of the pool. Both Adjusted EBITDA margin and revenue must meet threshold performance for either metric to fund. Free cash flow performance will fund 30% of the pool. Each of the performance targets are the Board-approved operating plan targets for 2019. These changes are meant to better align the annual performance targets with variables that are tied to the company’s growth, profitability, and cash generation.

Long-Term Incentives (LTI)

The purpose of long-term incentive awards is to focus executives on long-term sustainable performance and to align executive rewards with long-term returns delivered to shareholders. Currently, all long-term incentives are delivered as equity-based awards.

LTI MIX – 60% IS SUBJECT TO QUANTIFIABLE LONG-TERM PERFORMANCE

Equity-based awards are made to executives, other employees and directors pursuant to the Amended and Restated Nielsen 2010 Stock Incentive Plan (as amended, the “2010 Plan”). Our goal is to provide at least 50% of the NEOs’ total direct compensation pay mix in long-term equity, progressing to 60% over time, and to have approximately 60% of the LTI subject to quantifiable long-term performance metrics, which are granted as PRSUs.

Our practice is to grant the service-based portion of LTI as RSUs to align with market practice in the digital marketplace in which we compete for top talent and in recognition of its belief that RSUs incent executives to improve performance through share price appreciation, as well as, provide a powerful retention effect.

Prior to finalizing award sizes, the Compensation Committee considers:

•	current Company financial performance and individual performance;

•	general industry market benchmarks and peer group data provided by its compensation consultant, Meridian;

•	executives’ total direct compensation mix and prior year award values; and

•	changes in role and job responsibilities.

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EXECUTIVE COMPENSATION

Given 2018’s business difficulties and in light of the turnover at the executive level, in September the Compensation Committee decided to launch a targeted special pay program aimed at retaining critical leaders responsible for strategy development, delivering the revised 2018 financial targets and continuing the transformation of the Company over the coming three years. As described further under “– Summary of Other NEO Pay Decisions” above, select senior leaders, including certain of the NEOs, received equity-based special one-time retention awards. The awards were designed to provide meaningful retention value and reward superior stock price performance. For each participant, half of the award value is denominated in PSOs subject to a challenging stock price growth hurdle of 25%. The remaining award value is denominated in service-based RSUs for their retention value as well as alignment with stock price performance. Both components vest ratably over 3 years except that PSOs will only become exercisable if the stock price goal is achieved for 21 or more consecutive days within the three-year period.

Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTPP)

2018 Plan

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against three cumulative three-year performance metrics. In addition to free cash flow and relative total shareholder return (“TSR”), the Compensation Committee added three-year revenue CAGR as a performance metric for the 2018 LTPP to reinforce the importance of driving long-term revenue growth. For the 2018 plan, 50% of the total LTI award opportunity will be based on free cash flow performance against target, 25% will be based on relative total shareholder return and 25% will be based on three-year revenue CAGR.

The performance period for the 2018 grant commenced on January 1, 2018 and ends on December 31, 2020. Grants are denominated in RSUs and settled in Nielsen shares. Based on the performance at the end of the three-year period, executives may earn less or more than the target PRSUs granted. Relative total shareholder return below the 30th percentile of our peer group, revenue CAGR below 3% or free cash flow performance below 85% of the free cash flow target will result in zero percent payout for that metric. Payouts for each metric are calculated independently of each other. The maximum payout for each metric is 200%. In the case of absolute negative total shareholder return of the Company over the performance period, payments under the relative total shareholder return component of the plan are capped at 100% of target.

The table below summarizes the LTPP performance-payout matrix for the 2018 cycle.

Plan Design[1]

Metric	Weight		Threshold	Target	Maximum

Free Cash Flow	50%	Performance	85%	100%	120%

		Payout	50%	100%	200%

Relative TSR	25%	Performance	30th Percentile	50th Percentile	75th Percentile

		Payout	50%	100%	200%

Revenue	25%	Performance	3% CAGR	4% CAGR	4.5% CAGR

		Payout	50%	100%	200%

1	The performance metrics operate independently.

Relative Total Shareholder Return Peer Group

Each year, the Compensation Committee reviews the peer group in order to determine the appropriate peer companies used to measure our relative total shareholder return for grants made that year under the LTPP. The peer group for determining achievement under relative total shareholder return is distinct from the peer group used to evaluate grants made that year and set compensation levels discussed under “— Compensation Practices and Governance — Benchmarking.” In their review of the peer group used to measure relative total shareholder return, the Compensation Committee considers the following:

•	companies in businesses similar to Nielsen and/or representative of the markets it serves;

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EXECUTIVE COMPENSATION

•	companies with similar economic profiles to Nielsen; and

•	companies with historical stock price correlation to Nielsen’s stock price.

Based on this review, the Compensation Committee made no changes to the 2017 relative total shareholder return peer group for 2018 (except GfK SE was removed because that company was no longer publicly traded).

2018 LTPP Peer Group

Accenture plc	MSCI Inc.

Dun & Bradstreet Corporation	Omnicom Group, Inc.

Equifax Inc.	Publicis Groupe (ADR)

Experian plc	RELX (NV)

FactSet Research Systems Inc.	S&P Global, Inc.

Gartner Inc	Thomson Reuters Corporation

IHS Markit Ltd.	Verisk Analytics, Inc.

The Interpublic Group of Companies, Inc.	Wolters Kluwer (NV/ADR)

IQVIA Holdings Inc. (formerly Quintiles IMS Holdings Inc.)	WPP plc (ADR)

Moody’s Corporation

2019 Changes

The Compensation Committee made the following changes to the 2019 performance plan. The performance metrics will include three-year revenue compound annual growth (no change versus 2018) and adjusted earnings per share (“EPS”) (new in 2019 and as defined in Annex C). The weightings of the metrics will be 50% on revenue growth and 50% on adjusted EPS. Relative TSR performance, which had been a metric in the past, will become a modifier to the initial payout factor established through revenue growth and EPS performance. In making these changes, the Compensation Committee considered various inputs, including key measures that will drive long-term value and consideration of relative shareholder value. The Relative TSR peer group will remain the same for the 2019 PRSU plan except that Dun & Bradstreet Corporation has been removed from the peer group because that company is no longer publicly traded.

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EXECUTIVE COMPENSATION

Compensation Practices and Governance

Compensation Committee

The Compensation Committee regularly reviews the philosophy and goals of the executive compensation program and assesses the effectiveness of compensation practices and processes. The Compensation Committee sets performance goals and assesses performance against these goals. The Compensation Committee considers the recommendations, the peer group benchmark compensation information and general market survey data provided by its independent consultant as well as the judgment of the CEO on the performance of his direct reports. The CEO does not participate in the Compensation Committee discussion regarding his own compensation. The Compensation Committee makes its decisions based on its assessment of both Nielsen and individual performance against goals, as well as on its judgment as to what is in the best interests of Nielsen and its shareholders.

The responsibilities of the Compensation Committee are described more fully in its charter, which is available on the Corporate Governance page of our website at www.nielsen.com/investors under Corporate Governance: Governance Documents: Compensation Committee Charter. In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation Committee. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plan; so long as such delegation is in compliance with the relevant plan and subject to the laws of England and Wales and the Company’s articles of association.

Independent Compensation Consultant

The Compensation Committee retains Meridian as its compensation consultant. Meridian has provided peer group benchmark compensation information, general market survey data and perspective on executive and independent director compensation and related governance. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2018 other than executive and director compensation consulting to the Compensation Committee. Discussions between Meridian and Nielsen management are limited to those discussions necessary to complete work on behalf of the Compensation Committee.

The Compensation Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation Committee also determined that the work performed by Meridian in 2018 did not raise any conflict of interest.

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EXECUTIVE COMPENSATION

Benchmarking

The Compensation Committee uses the executive compensation of a peer group of companies, selected for their business relevance and size appropriateness to Nielsen, as one of many considerations when making executive compensation pay decisions. To account for differences in Nielsen’s size compared to market benchmarks, the market data are statistically adjusted as necessary to allow for valid comparisons to similarly-sized companies. The peer group information may also be supplemented by general industry survey data selected by Meridian to provide reasonable benchmarks for a Company of Nielsen’s size and business type. After a review by the Compensation Committee, no changes were made to the peer group for 2018.

2018 Peer Group

Adobe Systems Incorporated	The Interpublic Group of Companies, Inc.

Alliance Data Systems Corporation	IQVIA Holdings Inc.

Automatic Data Processing, Inc.	Moody’s Corporation

Cognizant Technology Solutions Corporation	Omnicom Group, Inc

Equifax Inc.	S&P Global, Inc.

Experian plc	salesforce.com Inc.

Fiserv, Inc.	Thomson Reuters Corporation

IHS Markit Ltd.	Verisk Analytics, Inc.

Consideration of Risk

The Compensation Committee conducted a risk assessment of Nielsen’s 2018 pay practices, which included the review of a report from Meridian. As a result of this assessment, the Compensation Committee concluded that it believes that Nielsen’s pay programs are not reasonably likely to have a material adverse effect on Nielsen, its business and its value. Specifically, the Compensation Committee noted the following:

•	Good balance of fixed and at-risk compensation, including a good balance of performance in LTI plans.

•	Overlapping vesting periods that expose management, including the CEO, to consequences of their decision-making for the period during which the business risks are likely to materialize.

•	Adjusted EBITDA and revenue performance, Company-wide financial metrics, funds annual incentives.

•	Payouts under the AIP and LTPP are capped at 200% of a recipient’s target award opportunity.

•

A small number of associates receive commission and sales incentive payments. Nielsen management completed an annual review of their commission and sales incentives to ensure that they do not provide employees with an incentive to take unexpected or higher levels of risk.

•

Nielsen introduced a share purchase plan in 2016, which provides employees with the opportunity to purchase shares through payroll deduction. The purchase of shares aligns the interests of employees with the interests of shareholders and increases employee focus on longer-term performance. As of December 2018, the program has been rolled out to ~55% of global associates.

•

Nielsen has continued to expand the equity eligible population. Increasing ownership creates better alignment with investors and helps to discourage employees from taking risky decisions that could be detrimental to Nielsen over the long run.

•	Executive compensation is benchmarked annually.

•	Compensation Committee retains an independent consultant.

•	Significant share ownership requirements for executives and independent directors.

•	Nielsen has a compensation clawback policy and anti-hedging policy.

•	Pledging of shares subject to share ownership requirements is prohibited.

•	Nielsen has a robust code of conduct and whistleblower policy.

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EXECUTIVE COMPENSATION

Share Ownership Guidelines

To ensure strong alignment of executive interests with the long-term interests of shareholders, executives are required to accumulate and maintain a meaningful level of share ownership in the Company.

The table below presents the guidelines and actual share ownership as of December 31, 2018 for each of our NEOs.

Name	Guideline	Guideline Shares[1]	Share Ownership[2]

Mr. Kenny	6 x salary	334,300	541,790

Mr. Anderson[3]	3 x salary	102,900	46,323

Mr. Tavolieri	3 x salary	77,200	118,971

Mr. Dale	3 x salary	96,400	101,403

Ms. Phillips	1 x salary	21,400	92,428

1	The guideline shares were reset using $23.33, the closing price of our common stock on the NYSE on December 31, 2018.

2	Eligible shares include beneficially-owned shares held directly or indirectly, jointly-owned shares and unvested RSUs.

3	Mr. Anderson is expected to meet his ownership guidelines by 2020; he may not sell or dispose of shares for cash unless the share ownership guidelines are satisfied.

Other Policies and Guidelines

Perquisites

We provide our NEOs with limited perquisites, reflected in the “All Other Compensation” column of the Summary Compensation Table and described in the footnotes. NEOs may claim financial planning and executive wellness expenses capped each year at $15,000 and $2,500, respectively. In very limited circumstances, we may permit NEOs and their family members to access our contractual arrangement for private aircraft for their personal use. None of the NEOs used the aircraft for personal use in 2018. In certain circumstances, where necessary for business purposes, we also provide reimbursement for relocation expenses.

Severance

We believe that severance protections play a valuable role in attracting and retaining key executive officers. The terms of our policy are described in further detail under “– Tables and Narrative Disclosure – Potential Payments Upon Termination or Change in Control”.

Change in Control

Equity awards made in 2011 or later, under the 2010 Plan do not vest automatically solely in the event of a change in control. The treatment of unvested equity awards upon a change in control is described in further detail under “– Tables and Narrative Disclosure – Potential Payments Upon Termination or Change in Control.”

Clawback Policy

Our clawback policy requires the CEO and his executive direct reports, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the executive, and any non-vested equity-based awards previously granted to the executive if:

•

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error;

•	The executive engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and

•	The amount of the incentive compensation that would have been awarded to the executive, had the financial results been properly reported, would have been lower than the amount actually awarded.

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EXECUTIVE COMPENSATION

Hedging Prohibition

As part of our securities trading policy, all employees, including our NEOs, and non-employee directors are prohibited from engaging in short-selling of our securities, trading activity designed to profit from fluctuations in the price of our securities or in hedging transactions involving our securities (including forward contracts, swaps, exchange funds, puts, calls, options).

Other Benefits

The CEO and other NEOs are eligible to participate in the health and welfare, defined contribution 401(k), and deferred compensation plans made available, per eligibility requirements, to all employees.

Tax Implications

The Compensation Committee takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Compensation Committee also examines the accounting cost associated with the grants.

Certain of the Company’s incentive compensation programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code as qualifying performance-based compensation, which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers. Commencing with the Company’s 2018 fiscal year, the performance-based compensation exception to the deductibility limitations under Section 162(m) no longer applies (other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017), and the deduction limitation under Section 162(m) generally applies to compensation paid to any of our then current or former named executive officers. The Compensation Committee may continue to seek ways to limit the impact of Section 162(m) of the Internal Revenue Code. However, the Compensation Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement compensation and incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard is expected to result in compensation that is not deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (or any amendment thereto).

Submitted by the Compensation Committee of the Company’s Board of Directors:

Harish Manwani (Chairperson)

Guerrino De Luca

Robert C. Pozen

Lauren Zalaznick

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EXECUTIVE COMPENSATION

TABLES AND NARRATIVE DISCLOSURE

Summary Compensation Table

The following table presents information regarding compensation to our NEOs for the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($)	All Other Compensation[5] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David Kenny Chief Executive Officer	2018	75,000	1,500,000	15,142,776	3,086,901	—	—	—	19,804,677

Mitch Barns Chief Executive Officer	2018	1,000,000	—	4,124,341	—	—	(5,923)	5,666,950	10,785,368
	2017	1,000,000	—	7,467,431	—	1,700,000	11,553	23,210	10,202,194
	2016	1,000,000	—	5,737,698	1,657,089	1,700,000	3,186	24,516	10,122,489
David Anderson Chief Financial Officer and Chief Operating Officer	2018	240,000	400,000	1,125,007	1,125,002	—	—	6,462	2,896,470

Jamere Jackson Chief Financial Officer	2018	533,654	325,000	1,314,639	—	—	—	8,250	2,181,543
	2017	750,000	325,000	2,538,946	—	680,000	—	8,100	4,302,046
	2016	741,154	325,000	2,124,905	607,602	680,000	—	7,950	4,486,610
Giovanni Tavolieri Chief Product and Technology Officer for Nielsen Global Connect	2018	582,500	—	2,490,207	1,300,002	—	—	2,769	4,375,478

Eric J. Dale Chief Legal Officer	2018	750,000	—	2,298,630	1,200,000	—	—	23,250	4,271,880
	2017	750,000	—	1,194,774	—	675,000	—	23,100	2,642,874
	2016	750,000	—	1,069,441	331,416	675,000	—	22,950	2,848,807
Nancy Phillips Chief HR Officer	2018	500,000	—	2,490,207	1,300,002	—	—	27,885	4,318,093
	2017	480,769	—	1,294,370	—	450,000	—	285,091	2,510,230

1	Bonus
For Mr. Kenny, the $1,500,000 amount shown was paid in December 2018 to compensate for the loss of the 2018 annual incentive payout from his former employer. If Mr. Kenny resigns voluntarily without Good Reason or is terminated for Cause within one-year of receiving the payment, Mr. Kenny must repay the amount in full. See “New CEO and CFO Compensation Arrangements” above.
For Mr. Anderson, the $400,000 amount shown in 2018 is a guaranteed bonus that was paid on March 8, 2019.
For Mr. Jackson, the $325,000 amount shown in years 2016, 2017 and 2018 is the amount of the annual installments he received of a $1,300,000 payment (over 4 years) which is paid in connection with his hire date of March 10, 2014 and meant to compensate him for the loss of his unvested SERP benefit from his previous employer. Mr. Jackson is required to repay each payment in full if his employment terminates within one year following its receipt unless such termination is by the Company without “cause” or is by Mr. Jackson for “good reason.” The 2018 payment was repaid upon Mr. Jackson’s voluntary termination without good reason in September 2018.

2	Stock Awards
Represents the aggregate grant date fair value of the equity-based awards granted to each NEO calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (the “FASB ASC Topic 718”). For a discussion of the assumptions and methodologies used to value the awards reported in column (e), please see Note 12 “Stock-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018. All numbers exclude estimates of forfeitures. No awards were subject to re-pricing or material modifications. Further, in accordance with the SEC’s rules, dividend equivalents that accrued on the executives’ RSUs and PRSUs granted in 2018 are not reported above because dividends were factored into the grant date fair value of these awards.

Values for awards made in 2018:
PRSUs – Target amounts granted on February 21, 2018 under the LTPP, based on the probable outcome of the relevant performance conditions — Messrs. Barns — $4,124,341, Jackson — $1,314,639, Tavolieri — $670,201, Dale — $618,647 and Ms. Phillips — $670,201. The maximum awards at the date of grant are as follows: Messrs. Barns — $7,302,559, Jackson — $2,327,700, Tavolieri — $1,186,658, Dale — $1,095,377 and Ms. Phillips — $1,186,658. Upon termination, Mr. Barns forfeited one-third of the potential value of the 2018 PRSU award.

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EXECUTIVE COMPENSATION

Regular Annual RSUs – Amounts were awarded to the NEOs on October 26, 2018 as follows: Messrs. Tavolieri — $519,995 and Dale — $479,995 and Ms. Phillips — $519,995.
Retention RSUs – Amounts were awarded to the NEOs on October 26, 2018 as follows: Messrs. Tavolieri — $1,300,012 and Dale — $1,199,988 and Ms. Phillips — $1,300,012. Mr. Dale forfeited this award upon his voluntary termination from the Company.
Make-whole RSUs –RSUs were granted to Mr. Kenny on December 3, 2018 — $13,742,766.
New hire inducement RSUs –RSUs were granted to Mr. Anderson on October 26, 2018 — $ 1,125,007 and to Mr. Kenny on December 3, 2018 — $1,400,010.

Of the PRSUs granted in 2018 that vest according to free cash flow, the grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs that vest according to free cash flow would have been: Mr. Barns — $4,237,625; Mr. Jackson — $1,350,748; Mr. Tavolieri — $688,609; Mr. Dale — $635,639; and Ms. Phillips — $688,609. Of the PRSUs granted in 2018 that vest according to CAGR, the grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs that vest according to CAGR would have been: Mr. Barns — $2,118,812; Mr. Jackson — $675,374; Mr. Tavolieri — $344,305; Mr. Dale — $317,820; and Ms. Phillips — $344,305. As the PRSUs granted in 2018 that vest according to relative shareholder return are subject to market conditions as defined under FASB ASC Topic 718 and were not subject to performance conditions as defined under FASB ASC Topic 718, they had no maximum grant date fair values that differed from the grant date fair values presented in the table.

3	Option Awards
Represents the aggregate grant date fair value of stock options awarded to each NEO calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in column (f), please see Note 13 “Stock-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018. All numbers exclude estimates of forfeitures. No awards were subject to repricing or material modifications.

Retention Performance Stock Options: Amounts were awarded to the NEOs on October 26, 2018 as follows: Messrs. Tavolieri — $1,300,002 and Dale — $1,200,000 and Ms. Phillips — $1,300,002. Mr. Dale forfeited this award upon his voluntary termination from the Company.
New Hire Performance Stock Options: PSOs were granted to Mr. Anderson on October 26, 2018 — $ 1,125,002 and to Mr. Kenny on December 3, 2018 — $1,466,901.
Premium Performance Stock Options: Awards were granted on December 3, 2018 to Mr. Kenny — $1,620,000.

4	Change in Pension Value and Nonqualified Deferred Compensation Earnings
The amount indicated for Mr. Barns represents the actuarial change in pension value during 2018 relating to the Nielsen qualified plan and non-qualified excess plan. See “– Pension Benefits for 2018.”

5	All Other Compensation (2018 values)
Mr. Barns: financial planning expenses: $15,000; executive wellness expenses: $2,500; retirement plan contributions: $8,250; Health Savings Account Plan contributions: $1,200; and severance accruals: $5,640,000.
Mr. Anderson: retirement plan contributions: $6,462.
Mr. Jackson: retirement plan contributions: $8,250.
Mr. Tavolieri: retirement plan contributions: $2,769.
Mr. Dale: financial planning expenses: $15,000 and retirement plan contributions: $8,250.
Ms. Phillips: financial planning expenses: $15,000; relocation expenses: $4,635; and retirement plan contributions: $8,250.

2019 PROXY STATEMENT 57

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2018

The following table presents information regarding grants to our NEOs during the fiscal year ended December 31, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold[3] (#) (c)		Target[4] (#) (d)		Maximum[5] (#) (e)		All Other Stock Awards: Number of Shares of Stocks or Units (#) (i)		All Other Options Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards[6] ($) (l)

David Kenny		—	—	—	—		—		—		—		—		$—	—

	12/3/2018	—	—	—	—		—		—		487,505	[7]	—		$—	13,742,766

	12/3/2018	—	—	—	—		—		—		54,285	[7]	—		$—	1,400,010

	12/3/2018	—	—	—	—		367,031	[7]	—		—		—		$32.24	1,466,901

	12/3/2018	—	—	—	—		—		—		—		750,000	[7]	$40.00	1,620,000

Mitch Barns		1,400,000	2,000,000	4,000,000	—		—		—		—		—		$—	—

	2/21/2018	—	—	—	73,801		147,601		295,202		—		—		$—	4,124,341

David Anderson		280,000	400,000	800,000	—		—		—		—		—		$—	—

	10/26/2018	—	—	—	—		—		—		45,732	[7]	—		$—	1,125,007

	10/26/2018	—	—	—	—		321,429	[7]	—		—		—		$30.75	1,125,002

Jamere Jackson		—	—	—	—		—		—		—		—		$—	—

	2/21/2018	—	—	—	23,524	[2]	47,048	[2]	94,096	[2]	—		—		$—	1,314,639

Giovanni Tavolieri		420,000	600,000	1,200,000	—		—		—		—		—		$—	—

	2/21/2018	—	—	—	11,993		23,985		47,970		—		—		$—	670,201

	10/26/2018	—	—	—	—		—		—		21,138		—		$—	519,995

	10/26/2018	—	—	—	—		—		—		52,846	[7]	—		$—	1,300,012

	10/26/2018	—	—	—	—		371,429	[7]	—		—		—		$30.75	1,300,002

Eric J. Dale		525,000	750,000	1,500,000	—		—		—		—		—		$—	—

	2/21/2018	—	—	—	11,070	[2]	22,140	[2]	44,280	[2]	—		—		$—	618,647

	10/26/2018	—	—	—	—		—		—		19,512	[2]	—		$—	479,995

	10/26/2018	—	—	—	—		—		—		48,780	[2,7]	—		$—	1,199,988

	10/26/2018	—	—	—	—		342,857	[2,7]	—		—		—		$30.75	1,200,000

Nancy Phillips		350,000	500,000	1,000,000	—		—		—		—		—		$—	—

	2/21/2018	—	—	—	11,993		23,985		47,970		—		—		$—	670,201

	10/26/2018	—	—	—	—		—		—		21,138		—		$—	519,995

	10/26/2018	—	—	—	—		—		—		52,846	[7]	—		$—	1,300,012

	10/26/2018	—	—	—	—		371,429	[7]	—		—		—		$30.75	1,300,002

1	Reflects the cash incentive opportunities under the AIP for 2018, assuming a 70% (threshold), 100% (target) and 200% (maximum) achievement level, as described under “— Compensation Discussion and Analysis — How Pay Decisions Are Made — Annual Incentive Plan.” Cash incentive amounts actually earned by the NEOs in 2018 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2	This equity was forfeited in connection with the departures from the Company by Mr. Jackson and Mr. Dale.

3	Represents 50% of the number of PRSUs awarded under the LTPP.

4	Represents the number of PRSUs awarded under the LTPP for February awards. All other awards are the PSOs which are subject to achieving stock performance target of 25% increase for 21 consecutive days.

5	Represents 200% of the number of PRSUs awarded under the LTPP.

6	Represents the grant date fair values computed in accordance with FASB ASC Topic 718 of the RSUs and PRSUs. See footnote 2 to the Summary Compensation Table for additional information.

7	Represents one-time award.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2018. Mr. Jackson did not have any outstanding equity awards as of December 31, 2018.

		Option Awards[5]				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1]	Number of Securities Underlying Unexercised Options Unexercisable[1]	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2]	Market Value of Shares or Units of Stock That Have Not Vested[4]	Equity Incentive Plan awards: Number of unearned shares, units or other rights that have not vested[3]	Equity Incentive Plan awards: market or payout value of unearned shares, units or other rights that have not vested[4]
		(#)	(#)	($)		(#)	($)	(#)	($)

David Kenny	12/3/2018	—	750,000	40.00	12/3/2025	—	—	—	—

	12/3/2018	—	—	—	0	54,285	1,266,469	—	—

	12/3/2018	—	—	—	0	487,505	11,373,492	—	—

	12/3/2018	—	367,031	28.19	12/3/2025	—	—	—	—

Mitch Barns	7/26/2012	80,000	—	27.98	7/26/2019	—	—	—	—

	9/25/2013	47,000	—	36.56	9/25/2020	—	—	—	—

	10/29/2014	141,000	—	41.92	10/29/2021	—	—	—	—

	10/29/2015	133,136	44,379	47.95	10/29/2022	8,746	240,037	—	—

	10/20/2016	95,785	95,786	54.05	10/20/2023	15,162	353,737	—	—

	2/16/2017	—	—	—	—	—	—	—	—

	11/13/2017	—	—	—	—	82,297	1,919,984	—	—

	2/21/2018	—	—	—	0	—	—	98,401	2,295,695

David Anderson	10/26/2018	—	321,429	24.60	10/26/2025	46,323	1,080,717	—	—

Giovanni Tavolieri	9/25/2013	5,000	—	36.56	9/25/2020	—	—	—	—

	10/29/2014	9,000	—	41.92	10/29/2021	—	—	—	—

	10/28/2015	11,545	3,849	48.35	10/28/2022	724	16,894	—	—

	10/20/2016	9,578	9,579	54.05	10/20/2023	1,517	35,387	—	—

	2/16/2017	—	—	—	—	—	—	—	—

	11/13/2017	—	—	—	—	18,654	435,202	—	—

	2/21/2018	—	—	—	—	—	—	23,985	559,570

	10/26/2018	—	—	—	—	21,411	499,523	—	—

	10/26/2018	—	371,429	24.60	10/26/2025	53,529	1,248,832	—	—

Eric J. Dale	10/28/2015	27,709	9,237	48.35	10/28/2022	1,736	40,508	—	—

	10/20/2016	19,157	19,157	54.05	10/20/2023	3,032	70,748	—	—

	2/16/2017	—	—	—	—	—	—	—	—

	11/13/2017	—	—	—	—	13,167	307,189	—	—

	2/21/2018	—	—	—	—	—	—	22,140	516,526

	10/26/2018	—	—	—	—	19,764	461,099	—	—

	10/26/2018	—	342,857	24.60	10/26/2025	49,410	1,152,746	—	—

Nancy Phillips	2/16/2017	—	—	—	—	—	—	—	—

	11/13/2017	—	—	—	—	14,266	332,830	—	—

	2/21/2018	—	—	—	—	—	—	23,985	559,570

	10/26/2018	—	—	—	—	21,411	499,523	—	—

	10/26/2018	—	371,429	24.60	10/26/2025	53,529	1,248,832	—	—

1	The option awards prior to 2017 vest ratably on each of the four anniversaries of the grant date. The PSOs that were granted in 2018 vest ratably on each of the three anniversaries of the grant date and are only exercisable if the stock price growth target is achieved for 21 or more consecutive days within the three-year period.

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EXECUTIVE COMPENSATION

2	The RSU awards are subject to vesting schedules as follows:

•

October 28, 2015 (Messrs. Dale and Tavolieri), October 29, 2015 (Mr. Barns) and October 20, 2016 (Messrs. Barns, Jackson and Dale) awards service-vest ratably on each of the four anniversaries of the grant date. The November 13, 2017 awards (Messrs. Barns, Dale and Tavolieri and Ms. Phillips) service-vest ratably on each of the four anniversaries of October 18, 2017. Some October 26, 2018 (Messrs. Dale and Tavolieri and Ms. Phillips) awards will service-vest ratably on each of the four anniversaries of the grant date.

•	Other October 26, 2018 awards to Messrs. Anderson, Dale and Tavolieri and to Ms. Phillips will vest ratably on each of the three anniversaries of the grant date.
•

The Make Whole December 3, 2018 award to Mr. Kenny will vest ratably on each of the four anniversaries of the grant date. The New Hire December 3, 2018 award to Mr. Kenny will vest on the third anniversary of the award.

3	The PRSUs are subject to vesting schedules as follows:

•

The February 16, 2017 awards are scheduled to vest on December 31, 2019 based on the achievement of free cash flow and relative total shareholder return over a three-year performance period (January 1, 2017 – December 31, 2019).

•

The February 21, 2018 awards are scheduled to vest on December 31, 2020 based on the achievement of free cash flow, CAGR and relative total shareholder return over a three-year performance period (January 1, 2018 – December 31, 2020).

Provided that the NEO remains employed through the end of the applicable performance period, the PRSUs become vested, earned and non-forfeitable in respect of a number of shares of our common stock based on the Compensation Committee’s determination following the end of the applicable performance period of the level of achievement.

In the table above for 2018, the number and market value of PRSUs that vest based on relative total shareholder return, CAGR and free cash flow reflect target performance through December 31, 2018. The actual numbers of shares that will be distributed in respect of the PRSUs are not yet determinable. The 2017 awards are projected to pay zero.

4	Market value is based on $23.33 per share, the closing price of our common stock on the NYSE on December 31, 2018.

5	For information on vesting upon specified termination events or a change in control, see “– Potential Payments Upon Termination or Change in Control.”

2019 PROXY STATEMENT 60

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2018

The following table presents information regarding the value realized by each of our NEOs upon the exercise of option awards or the vesting of stock awards during the fiscal year ended December 31, 2018.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
Name	(#)	($)	(#)	($)

David Kenny	—	—	—	—

Mitch Barns	—	—	200,793	5,250,468

David Anderson	—	—	—	—

Jamere Jackson	—	—	37,476	1,241,516

Giovanni Tavolieri	—	—	11,774	336,159

Eric Dale	—	—	16,401	489,054

Nancy Phillips	—	—	4,693	126,523

1	Includes shares of Nielsen stock received from the vesting of previously granted RSUs.

2	Reflects the fair market value on the vesting date multiplied by the number of shares vested.

Pension Benefits for 2018

The following table presents information regarding the pension arrangements with each of our NEOs during the fiscal year ended December 31, 2018.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)

David Kenny	—	—	—	—

Mitch Barns	Qualified Plan	4.42	44,651	—

	Excess Plan	4.42	33,111	—

David Anderson	—	—	—	—

Jamere Jackson	—	—	—	—

Giovanni Tavolieri	—	—	—	—

Eric Dale	—	—	—	—

Nancy Phillips	—	—	—	—

Assumptions for Present Value of Accumulated Benefit

Present values at December 31, 2018 were the present value of accumulated benefits as used under FASB Topic ASC 960 and were calculated using an interest rate of 4.41% for the Qualified Plan (as defined below) benefits and 4.34% for the Excess Plan (as defined below) benefits, an interest credit rate of 3.16% and the white collar retiree RP 2014 table backed off to 2007 mortality tables projected with mortality improvements based on the SOA scale MP2018. These assumptions are consistent with those used for the financial statements of the Company’s retirement plans.

United States Pension Plans

Effective August 31, 2006, the Company froze its United States qualified and non-qualified defined benefit retirement plans. No participants may be added and no further basic credits (described below) may accrue after this date. The retirement plans, as in existence immediately prior to the freeze, are described below.

We maintain a tax-qualified retirement plan (the “Qualified Plan”), a cash-balance pension plan that covers eligible United States employees who have completed at least one year of service. Prior to the freeze, we added monthly

2019 PROXY STATEMENT 61

EXECUTIVE COMPENSATION

basic and investment credits to each participant’s account. The basic credit equaled 3% of a participant’s eligible monthly compensation. At the point of freeze, all basic credits were stopped, but participants continue to receive investment credits.

Participants became fully vested in their accrued benefits after the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan). Unmarried participants receive retirement benefits as a single-life annuity, and married participants receive retirement benefits as a qualified joint-and-survivor annuity. Participants can elect an alternate form of payment such as a straight-life annuity, a joint-and-survivor annuity, years certain-and-life income annuity or a level income annuity option. Lump sum payment of accrued benefits is only available if the benefits do not exceed $5,000. Payment of benefits begins at the later of the participant’s termination of employment or reaching age 40. The definition of compensation includes W-2 earnings plus deferrals minus unusual payments (e.g., stock awards, relocation and tuition reimbursement).

We also maintain a non-qualified retirement plan (the “Excess Plan”) for certain of our management and highly compensated employees. Prior to the freeze, the Excess Plan provided supplemental benefits to individuals whose benefits under the Qualified Plan are limited by the provisions of Section 415 and/or Section 401(a)(17) of the Code. The benefit payable to a participant under the Excess Plan is equal to the difference between the benefit actually paid under the Qualified Plan and the amount that would have been payable had the applicable Code limitations not applied. Although the Excess Plan is considered an unfunded plan and there is no current trust agreement for the Excess Plan, assets have been set aside in a “rabbi trust” fund. It is intended that benefits due under the Excess Plan will be paid from this rabbi trust or from the general assets of the Nielsen entity that employs the participants.

Mr. Barns is the only NEO who participates in the Qualified Plan and the Excess Plan.

Reduced early retirement benefits are available once the participant has reached age 40 and completed five years of service. Mr. Barns is eligible for early retirement. The early retirement benefits payable under both plans are actuarially reduced to be equivalent to the benefit payable at normal retirement age.

Nonqualified Deferred Compensation for 2018

The Company offers a voluntary nonqualified deferred compensation plan in the United States, which allows selected executives the opportunity to defer a significant portion of their base salary and incentive payments to a future date. Earnings on deferred amounts are determined with reference to designated mutual funds. Eligible employees may contribute up to 75% of their base salary and up to 80% of their annual incentive award.

The following table presents information regarding non-qualified deferred compensation arrangements with each of our NEOs during the fiscal year ended December 31, 2018. No NEOs participated in the nonqualified deferred compensation plan in 2018.

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY1	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[2]
Name	($)	($)	($)	($)	($)

David Kenny	—	—	—	—	—

Mitch Barns	—	—	—	—	—

David Anderson	—	—	—	—	—

Jamere Jackson	—	—	—	—	—

Giovanni Tavolieri	—	—	—	—	—

Eric J. Dale	—	—	$505	—	$61,300

Nancy Phillips	—	—	—	—	—

1	Amounts in this column are not reported as compensation for fiscal year 2018 in the “Summary Compensation Table,” since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under our qualified 401(k) plan. Of the available investment options, the rate of return during 2018 was a range from -14.91% to 0.03%.

2	Mr. Dale’s 2017 contribution of $50,018 was included in the “Non-Equity Incentive Plan Compensation” column for 2017 in the Summary Compensation Table. Mr. Dale’s 2016 contribution of $6,500 was made from salary and is included in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

2019 PROXY STATEMENT 62

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The information in this section describes the potential payments and benefits that our NEOs would have received under the Nielsen Holdings plc Severance Policy for Section 16 Officers and United States-Based Senior Executives (the “Severance Policy”), the 2010 Plan and the applicable award agreements thereunder, assuming the specified triggering events occurred on the last business day of fiscal 2018 (December 31, 2018).

The information below does not include: (1) payments and benefits to the extent they are provided generally to all salaried employees and do not discriminate in scope, terms or operation in favor of the NEOs; (2) distributions under our pension plans; and (3) distributions under our non-qualified deferred compensation plan.

Summary of Potential Payments Upon Termination or Change in Control

Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]

Severance,	N/A

CEO – Pay continuation during the severance period[4] consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

Other NEOs – Pay continuation during the severance period consisting of one times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

CEO – Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

Other NEOs – Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

				N/A	N/A

Annual Incentive Award	N/A	A pro-rata portion of the annual incentive award payable in a lump sum for the year in which the termination takes place (based on actual performance).	A pro-rata portion of the annual incentive award payable in a lump sum for the year in which the termination takes place (based on actual performance).	N/A	N/A

Health & Welfare Benefits	N/A	Continued health and welfare benefits for the NEO and his or her covered family members for the duration of the severance period.	Continued health and welfare benefits for the NEO and his or her covered family members for the duration of the severance period.	N/A	N/A

Stock Options	All unvested options will vest upon a change in control if the acquiring entity does not agree to assume such options.[5]	A pro-rata portion of the options that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, the assumed options will fully vest.

A pro-rata portion of the options that were granted before 2015 and that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.

Unvested options are forfeited

2019 PROXY STATEMENT 63

EXECUTIVE COMPENSATION

Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]
All unvested options that were granted in 2015 or after vest on the date of termination.

Performance Stock Options	All unvested options will vest immediately, for both service and performance conditions, upon a change in control if the acquiring entity does not agree to assume such options. If the options are assumed, the performance criteria will be considered satisfied and service vesting of the options will continue to vest in accordance with their terms.

A pro-rata portion of the PSOs that are scheduled to vest on the next vesting date following the NEO’s termination will service vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days, provided the performance vesting condition has been met prior to the Share Price Goal End Date.

			If, prior to the final Service Vesting Date and following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed options will fully vest.	All unvested options will become immediately fully vested and exercisable on the date of termination without regard to either the service or performance vesting criteria.	Unvested options are forfeited

Premium Stock Options

All unvested options will vest immediately upon a change in control if the acquiring entity does not agree to assume such options.

If the options are assumed, they will continue to vest in accordance with their terms.

		A pro-rata portion of the options that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed options will fully vest.	All unvested options vest on the date of termination.	Unvested options are forfeited

RSUs	All unvested RSUs will vest upon a change in control if the acquiring entity does not agree to assume such RSUs. If the RSUs are assumed, they will continue to vest in accordance with their terms.

A pro-rata portion of the RSUs that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.

			If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed RSUs will fully vest.	All unvested RSUs vest on the date of termination.	Unvested RSUs are forfeited

2019 PROXY STATEMENT 64

EXECUTIVE COMPENSATION

Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]

PRSUs

All unvested PRSUs will vest upon a change in control (based on the target number of PRSUs subject to each outstanding award) if the acquiring entity does not agree to assume such PRSUs.

If the PRSUs are assumed, then they will become vested at the target level of performance (without regard to the achievement of the applicable performance criteria) on the last day of the applicable three-year performance period, if the NEO remains employed by the Company or its successor on such date.

		The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the three-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.	If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed PRSUs will vest at the target level of performance (without regard to the achievement of the applicable performance criteria).	All unvested PRSUs vest on the date of termination (based on the target number of PRSUs subject to each outstanding award).

The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the three-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.

As described in the immediately preceding column, if the termination occurs following a change in control, then all PRSUs subject to the award will vest at the target level upon such termination.

1	Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock; merger, consolidation or reorganization where pre-transaction shareholders do not continue to hold at least 50% of the Company’s voting power; change in majority of the Board within a 12-month period; and liquidation, dissolution or a material asset sale.

2	The change in control protection period is defined as the 24 month period following a change in control event.

3	“Retirement” means (i) any statutorily mandated retirement date required under applicable law or (ii) such other retirement date as may be approved by the Company. On a case by case basis, the Compensation Committee may approve the continuation of vesting of unvested equity awards upon an NEO’s retirement.

4	“Severance period” means (x) for the CEO, the 24-month period immediately following the termination date and (y) for the other NEOs, if the termination date falls outside of the change in control protection period, the 12-month period immediately following the date of termination and, if the termination date falls within the change in control protection period, the 24-month period immediately following the termination date.

5	Mr. Kenny’s awards can only be substituted for awards of stock publicly traded in the U.S. or UK.

The severance payments and benefits consisting of salary continuation, pro-rata annual incentive award and health and welfare benefits continuation are provided pursuant to the terms of the U.S. Severance Policy for Section 16 Officers and Senior Executives, which applies to the CEO, CFO and other NEOs. Such payments and benefits are subject to their compliance with certain restrictive covenants as described under “–Restrictive Covenants” and their execution (without revocation) of a general waiver and release of claims.

2019 PROXY STATEMENT 65

EXECUTIVE COMPENSATION

If, on December 31, 2018, an NEO’s employment had been terminated without cause by the Company, or the NEO had resigned for good reason, each would have received total payments and benefits as shown in the following table:

Severance Payments and Benefits

	Multiple of Base Salary and Average of Prior Three-Year Bonus paid[2]	Base Salary x Multiple $	Average of Prior Three-Year Bonus paid x Multiple $	Annual Incentive Award $	Health & Welfare Benefits $	Total $

David Kenny	2x	2,600,000	3,850,000	—	7,650	6,457,650

David Anderson	1x	800,000	800,000	400,000	7,650	2,007,650

Giovanni Tavolieri	1x	600,000	476,936	—	7,650	1,084,586

Eric Dale	1x	750,000	700,000	—	7,650	1,457,650

Nancy Phillips	1x	500,000	450,000	—	7,650	957,650

1	Mr. Jackson was not entitled to severance payments and benefits in connection with his departure from the Company.

2	In the event of a termination by the Company without cause or by the NEO for good reason during the change in control protection period, the multiple of base salary and average of prior three-year bonus paid is 2x for all NEOs.

2019 PROXY STATEMENT 66

EXECUTIVE COMPENSATION

In addition, under the applicable form of award agreement under the 2010 Plan if, on December 31, 2018, the NEO’s employment had been terminated for one of the reasons set forth in the table below, the NEO would have been entitled to receive accelerated vesting and/or post-termination continued vesting with respect to the long-term incentive awards granted to such NEO prior to such date as described in the table below and the corresponding footnotes:

NEO[4,5]	Termination Due to Death or Disability $		Termination by the Company without Cause or the NEO for Good Reason $		Retirement $

David Kenny

Stock Options	8,562,833	(1)	—		—

RSUs	12,639,961	(2)	11,405,876	(2)	—

PRSUs	—		—		—

Total	21,202,794		11,405,876		—

David Anderson

Stock Options	—		—		—

RSUs	1,080,717	(2)	360,239	(2)	—

PRSUs	—		—		—

Total	1,080,717		360,239		—

Giovanni Tavolieri

Stock Options	8,665,439	(1)	—		—

RSUs	2,235,838	(2)	66,853	(2)	—

PRSUs	939,942	(3)	—		—

Total	11,841,219		66,853		—

Eric J. Dale

Stock Options	7,998,854	(1)	—		—

RSUs	2,032,290	(2)	62,585	(2)	—

PRSUs	1,121,193	(3)	—		—

Total	11,152,337		62,585		—

Nancy Phillips

Stock Options	8,665,439	(1)	—		—

RSUs	2,081,185	(2)	60,171	(2)	—

PRSUs	897,692	(3)	—		—

Total	11,644,316		60,171		—

1	The amount shown is calculated by multiplying (a) the total number of unvested options held by the NEO on December 31, 2018 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) the difference between (i) $23.33, which was the closing price of a common share of the Company on the NYSE on December 31, 2018 and (ii) the applicable exercise price of the unvested options. Options that had an exercise price above the December 31, 2018 closing price are not reflected in the table.

2	The amount shown is calculated by multiplying (a) the total number of unvested RSUs held by the NEO on December 31, 2018 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $23.33, which was the closing price of a common share of the Company on the NYSE on December 31, 2018.

3	The amount shown is calculated by multiplying (a) the total target number of unvested PRSUs that were granted in 2015 or after, held by the NEO on December 31, 2018 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $23.33, which was the closing price of a common share of the Company on the NYSE on December 31, 2018.

4	No amount has been included for the pro-rata portion of the PRSUs that continue to be eligible to vest because, as of the date hereof, it is not known if, or at what level, the applicable performance metrics will be achieved. If such termination had occurred following a change in control the PRSUs would have vested at target. For these amounts, see table below “Accelerated Vesting of Equity Awards if Not Assumed in Change in Control”.

5	Mr. Jackson was not entitled to severance benefits in connection with his departure from the Company. In addition, on a change in control, if the acquiring entity does not assume the awards or provide for the issuance of substitute awards on an equitable basis, any unvested options or RSUs granted in 2014, 2015, 2016 and 2017 under the 2010 Plan, would become vested and exercisable in full, and any unearned, unvested PRSUs under the LTPP would become vested at 100% of the target award. As of December 31, 2018, the value of any accelerated vesting of options and RSUs would be as set forth in the table below.

2019 PROXY STATEMENT 67

EXECUTIVE COMPENSATION

Accelerated Vesting of Equity Awards if Not Assumed in Change in Control1, 2

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	Unvested PRSUs	Fair Market Value as of 12/31/2018	Value of Accelerated Unvested Options & RSUs & PRSUs

David Kenny	12/3/2018	750,000	$40.00	—	—	$23.33	$—

	12/3/2018	—	$—	54,285	—	$23.33	$1,266,469

	12/3/2018	—	$—	487,505	—	$23.33	$11,373,492

	12/3/2018	367,031	$28.19	—	—	$23.33	$—

							$12,639,961

David Anderson	10/26/2018	321,429	$24.60	—	—	$23.33	$—

	10/26/2018	—	$—	46,323	—	$23.33	$1,080,717

							$1,080,717

Giovanni Tavolieri	10/28/2015	3,849	$48.35	—	—	$23.33	$—

	10/28/2015	—	$—	724	—	$23.33	$16,894

	2/18/2016	—	$—	—	6,270	$23.33	$146,279

	10/20/2016	9,579	$54.05			$23.33	$—

	10/20/2016	—	$—	1,517	—	$23.33	$35,387

	2/16/2017	—	$—	—	10,034	$23.33	$234,093

	11/13/2017	—	$—	18,654	—	$23.33	$435,202

	2/21/2018	—	$—	—	23,985	$23.33	$559,570

	10/26/2018	371,429	$24.60	—	—	$23.33	$—

	10/26/2018	—	$—	21,411	—	$23.33	$499,523

	10/26/2018	—	$—	53,529	—	$23.33	$1,248,832

							$3,175,780

Eric Dale	10/28/2015	9,237	$48.35	—	—	$23.33	$—

	10/28/2015	—	$—	1,736	—	$23.33	$40,508

	2/18/2016	—	$—	—	12,540	$23.33	$292,558

	10/20/2016	19,157	$54.05	—	—	$23.33	$—

	10/20/2016	—	$—	3,032	—	$23.33	$70,748

	2/16/2017	—	$—	—	13,378	$23.33	$312,109

	11/13/2017	—	$—	13,167	—	$23.33	$307,189

	2/21/2018	—	$—	—	22,140	$23.33	$516,526

	10/26/2018	342,857	$24.60	—	—	$23.33	$—

	10/26/2018	—	$—	19,764	—	$23.33	$461,099

	10/26/2018	—	$—	49,410	—	$23.33	$1,152,746

							$3,153,483

Nancy Phillips	2/16/2017	—	$—	—	14,493	$23.33	$338,121.69

	11/13/2017	—	$—	14,266	—	$23.33	$332,829.98

	2/21/2018	—	$—	—	23,985	$23.33	$559,570.05

	10/26/2018	371,429	$24.60	—	—	$23.33	$—

	10/26/2018	—	$—	21,411	—	$23.33	$499,523.30

	10/26/2018	—	$—	53,529	—	$23.33	$1,248,832.04

							$2,978,877

1	If the awards were assumed and the NEO was terminated under circumstances entitling him or her to severance immediately following the change in control, the executive’s equity awards would receive the same accelerated vesting treatment as shown in the table above.

2	Mr. Jackson was not entitled to severance benefits in connection with his departure from the Company.

2019 PROXY STATEMENT 68

EXECUTIVE COMPENSATION

Terms of Mr. Barns’ separation from the Company

Effective December 3, 2018, Mitch Barns stepped down from the Board and as Chief Executive Officer. Mr. Barns remained with the Company in an advisory role until his retirement on December 31, 2018. Mr. Barns’ retirement constituted a termination without cause under the Company’s Severance Policy for Section 16 Officers and United States Based Senior Executives (“Severance Policy”) and entitled Mr. Barns to the rights and benefits due to the Chief Executive Officer upon a termination without cause including the following:

•

Cash severance of $5,640,000, which is equal to two times the sum of Mr. Barns’ (1) annual base salary and (2) the average of the annual incentive payments paid to Mr. Barns in the three years preceding the year in which Mr. Barns’ employment termination occurs, with such amount payable in equal biweekly installments during the 24 months following Mr. Barns employment termination date. Without this severance pay, Mr. Barns’ reported total compensation in the Summary Compensation Table would have decreased nearly 50% from 2017 reported pay as outlined in the table below.

2017	2018		v%
Summary Compensation Table Total	Summary Compensation Table Total	Summary Compensation Table Total excluding severance
$10,202,194	$10,785,368	$5,145,368	(49.6%)

•

A bonus in respect to the fiscal year 2018 for the portion of the year that Mr. Barns is employed by the company based on actual performance and payable at the time that the Company pays bonuses to other executives of the Company. Actual bonus amount paid is $0.

•

Continued participation in the Company’s medical, dental and vision plans at the same rate as other similarly situated active employees. The value of this is estimated to be approximately $26,000 during the twenty-four months following Mr. Barns’ employment termination for the portion of COBRA premiums in excess of the amounts that Mr. Barns was paid while employed by the Company; and

•	Outplacement assistance and support ($100,000 maximum) for one year.

In developing Mr. Barns’ exit package, the Board considered Mr. Barns’ 21 years of service, significant leadership and operational contributions to Nielsen. Throughout his tenure, Mr. Barns served in several roles across both Nielsen’s Connect and Media businesses, including an expatriate assignment leading our China business and serving as President of Global Client Service. Based on his age (55) and years of service (21), Mr. Barns was retirement eligible. The Board approved the following modified retirement treatment for the unvested equity awards held by Mr. Barns which included a reduction in 2018 PRSU awards:

•	Unvested stock options will continue to vest during the twenty-four months following the employment termination, subject to Mr. Barns’ compliance with the restrictive covenants during such period;

•

In order to comply with applicable tax regulations, 106,205 unvested restricted stock units vested upon Mr. Barns’ termination of employment, however, Mr. Barns will be required to hold the Company shares underlying the RSUs, net of any shares required to satisfy applicable tax withholding for the twenty-four months following the employment termination date; and

•

Unvested PRSUs will remain outstanding and eligible to vest based on the actual performance as determined by the compensation committee of the Board, with the actual number of shares earned for the 2018 PRSU award reduced by one third.

Restrictive Covenants

Pursuant to the terms of restrictive covenant agreements executed in conjunction with their offer letters, the NEOs have agreed not to disclose any Company confidential information at any time during or after their employment with Nielsen. In addition, they have agreed that, for the duration of their severance period following a termination of their employment with Nielsen, they will not solicit Nielsen’s employees or customers or materially interfere with any of Nielsen’s business relationships. They have also agreed not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

2019 PROXY STATEMENT 69

EXECUTIVE COMPENSATION

CEO Pay Compared to Median Employee

2018 Compensation

CEO, Mitch Barns[1]	$10,785,368

Median Employee	$29,055

Compensation Ratio	371:1

1	Mr. Barns was our CEO until December 3, 2018

Methodology

In 2017, we identified our median employee using our global employee population as of October 1, 2017. We determined that, as of October 1, 2017, our employee population consisted of 47,614 individuals working across the globe. Our employee population, after excluding our non-U.S. employees (2,371) and an estimated number of employees from our recent acquisitions (2,100), as permitted by the SEC’s rules, as described below, consisted of 43,143 individuals.

Under the SEC’s rules, we are permitted to exclude from our employee population used to determine the median employee up to 5% of our non-US associates provided that all associates from those jurisdictions are excluded. We excluded the following jurisdictions and corresponding number of associates.

Country	Employee Count

Algeria	126

Belarus	68

Kazakhstan	220

Montenegro	16

Nepal	42

Nicaragua	39

Sri Lanka	187

Tanzania	33

Tunisia	25

Uganda	34

Venezuela	158

Vietnam	1,423

We excluded from our employee population those who became employees as a result of our acquisitions of Gracenote, Rhiza, vBrand and Visual IQ and estimate that we excluded approximately 2,100 individuals.

After applying the permitted adjustments to our employee population, we consistently applied a compensation measure of base salary for the annual period from October 1, 2016 through September 30, 2017 and determined that our median employee is located in Latin America.

We have determined that there has been no change in our overall employee population or employee compensation arrangements during the last completed fiscal year that would significantly impact the ratio of the total annual compensation for our CEO to the median of the annual total compensation of all our employees (other than our CEO) (the “CEO Pay Ratio”). Accordingly, we have used the same median employee we identified in 2017 for purposes of calculating our CEO pay ratio for 2018. In order to calculate the ratio, we used the CEO’s 2018 total compensation reported in the Summary Compensation Table and determined the median employee’s 2018 total compensation assuming that employee’s compensation would have been reportable in the Summary Compensation Table. Such median employee’s total compensation for 2018 included base salary, annual incentive payments, the fair value of equity grants made in 2018, allowances received and Company contributions towards retirement plans.

2019 PROXY STATEMENT 70

EXECUTIVE COMPENSATION

Approximately 9% of our global employees are part-time and/or temporary/seasonal workers.

As of October 1st, 2017 Nielsen employed approximately 22,000 employees in data operations including those who are engaged in field acquisition of data in areas where data cannot be electronically obtained and in panel administration (field and call centers). These field auditors visit smaller retail stores to measure and record inventory movement and perform price checks. Approximately 80% of these data operations employees work outside of the U.S., throughout the world.

No exemptions from our calculation were taken based on data privacy or cost of living.

If we were to calculate the CEO pay compared to the median employee of our global workforce excluding the field workers the ratio would be 218:1. The ratio of our CEO’s compensation to the median employee located in the United States is 154:1.

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the CEO pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2019 PROXY STATEMENT 71

In accordance with the requirements of the UK Companies Act 2006, the UK Annual Report and Accounts contains:

1.	a statement by the Chairperson of the Compensation Committee of the Board of Directors (the “Chairperson’s Statement”);

2.	a directors’ compensation policy (the “Directors’ Compensation Policy”); and

3.	the annual report on directors’ compensation (the “Annual Report on Directors’ Compensation”), setting out directors’ compensation for the year ended December 31, 2018.

The Chairperson’s Statement and the Annual Report on Directors’ Compensation (collectively the “Directors’ Compensation Report”) is reproduced in Annex A to this proxy statement and the Directors’ Compensation Policy is reproduced in Annex B. An annual non-binding advisory shareholder vote is required on the Directors’ Compensation Report. While the results of this vote are non-binding and advisory in nature (which means the Directors’ entitlements to compensation are not conditional upon the resolution being passed), the Board intends to carefully consider the results of this vote. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Directors’ Compensation Policy was approved by shareholders at our 2018 Annual Meeting on May 22, 2018 for a period of up to three years and is, therefore, not required to be put to shareholders for approval at this year’s Annual Meeting. It is intended that, unless required earlier, the Company’s shareholders will next be asked to approve the Directors’ Compensation Policy at the 2021 annual general meeting of shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Directors’ Compensation Report (items 1 and 3 above).

2019 PROXY STATEMENT 72

Introduction

The Company requests that shareholders vote to approve the Nielsen 2019 Stock Incentive Plan (the “2019 Plan”). The 2019 Plan was adopted by the Board of Directors on February 21, 2019 upon the recommendation of the Compensation Committee, subject to shareholder approval. The 2019 Plan will replace the Amended and Restated Nielsen 2010 Stock Incentive Plan (the “Prior Plan”) under which the Company currently makes equity compensation awards to officers, employees and non-employee directors. The 2019 Plan is substantially similar to the Prior Plan with some updates based on changes in law and current practices. If approved by shareholders at the Annual Meeting, the 2019 Plan will become effective on the date of such approval and thereafter no new awards will be granted under the Prior Plan.

The 2019 Plan is an important part of the Company’s overall compensation program. It allows the Company to make annual and long-term incentive awards to the Company’s officers and employees and to provide reasonable compensation to the Company’s non-employee directors. The purpose of the 2019 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees and/or directors and to provide them with incentives that are directly linked to the future growth and profitability of the Company’s business.

At current projections, we expect to grant 1,700,000 shares from March 31, 2019 to December 31, 2019. Therefore, we will require the shares authorized under the 2019 Plan to meet these needs as well as the needs for estimated annual equity grants in 2020 and 2021.

PROMOTION OF GOOD COMPENSATION PRACTICES

The 2019 Plan is designed to reinforce the alignment between equity compensation arrangements for officers, employees and directors and shareholders’ interests and, as highlighted below, includes a number of provisions that the Company believes represent best practices, most of which were also included in the Prior Plan.

No Discounted Stock Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

No “Repricing” without Shareholder Approval. The Company may not, without the approval of shareholders, (i) reduce the exercise price of an outstanding stock option or the grant price of an outstanding stock appreciation right (“SAR”) or (ii) cancel and re-grant an outstanding option or SAR or exchange such option or SAR for either cash or a new award with a lower (or no) exercise price when the exercise price of such option or the grant price of such SAR is above the fair market value of a share of Common Stock.

No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2019 Plan can be automatically replenished.

“Double Trigger” Vesting. Awards issued under the 2019 Plan will not vest solely upon a change in control (as defined in the 2019 Plan) unless an acquirer does not assume the awards.

No Dividends on Unearned Performance Awards. The 2019 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards until the performance conditions have been satisfied, although dividends and dividend equivalents may accrue subject to satisfaction of such performance conditions.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee and in no event may an award be transferred for value or consideration.

Individual Award Limits. The 2019 Plan includes annual limits on awards that may be granted under the Plan.

2019 PROXY STATEMENT 73

APPROVAL OF THE NIELSEN 2019 STOCK INCENTIVE PLAN

DESCRIPTION OF THE NIELSEN 2019 STOCK INCENTIVE PLAN

The following is a description of the purpose and the main features of the 2019 Plan. This description is not complete and is qualified by reference to the full text of the 2019 Plan, which is attached as Annex D to the proxy statement.

Plan Maximums. The 2019 Plan specifies the maximum number of shares that may be issued under the plan and imposes limits on certain individual awards to employees and officers as follows:

•

Maximum number of shares that may be delivered pursuant to awards under the 2019 Plan: 7,200,000 shares plus the number of shares reserved for issuance under the Prior Plan on May 21, 2019 that exceeds the number of shares then subject to outstanding awards under the Prior Plan. In addition, any unissued shares underlying awards outstanding under the Prior Plan that, on or after May 21, 2019, expire or are canceled, forfeited or terminated will also become available for grant under the 2019 Plan;

•	No participant (other than nonemployee directors, whose annual award limitations are set forth below) may be granted during any calendar year:

•	Stock options and SARs covering in excess of 2,000,000 shares; or

•	Share-based awards (other than stock options and SARs) covering in excess of 1,000,000 shares.

•	Under the 2019 Plan, total nonemployee director compensation is capped at no more than $800,000 per individual per year.

The share maximums and share limits described above are subject to adjustment for any changes in the Company’s equity structure, such as a stock split, or in the event of a corporate transaction.

Shares related to awards or portions of awards outstanding under the 2019 Plan at any time that are forfeited, terminated, canceled, or expire unexercised, withheld or tendered to satisfy tax withholding obligations, the aggregate exercise price on the exercise of Options or the purchase price for any other Award, or repurchased by the Company, in each case, shall become available for new awards.

Rationale for 2019 Plan Maximums. The following table provides the number of shares outstanding, the number of shares available for future grant under the Prior Plan and the total number of shares of Common Stock outstanding as of March 31, 2019:

Number of Stock Options Outstanding	4,495,842

Weighted Average Exercise Price	$43.05

Weighted Average Term (in years)	3.33

Number of Full Value Shares Outstanding*	4,858,195

Number of Performance Stock Options Outstanding	2,039,245

Weighted Average Exercise Price	$25.25

Weighted Average Term (in years)	6.55

Number of Shares Available for Future Grant under the Prior Plan	3,220,826

Shares of Common Stock Outstanding	354,494,045

*	Full Value Shares are comprised of RSUs: 3,807,289, PRSUs: 1,039,962 and DSUs: 10,944

Eligibility. Our employees, directors and other service providers are eligible to receive awards under the 2019 Plan. The Compensation Committee determines, in its discretion, the participants who will be granted awards under the 2019 Plan. Historically, we have granted awards to approximately 700 (in 2016), 1,000 (in 2017) and 1,200 (in 2018) employees (including our executive officers), out of a total employee pool of approximately 45,000 employees as of December 31, 2018. Many of these grants are made to the same individuals each year. We typically grant awards to employees (including executive officers) based on recommendations from management each year that reflect performance and retention objectives, in addition to any other objectives that our Compensation Committee may determine to be relevant. With respect to our non-employee directors, our grants will be made in accordance with a grant program established pursuant to the Board’s director compensation policy.

2019 PROXY STATEMENT 74

APPROVAL OF THE NIELSEN 2019 STOCK INCENTIVE PLAN

Administration. The 2019 Plan will be administered by our Board’s Compensation Committee or a subcommittee consisting solely of at least two individuals thereof. Subject to the terms of the 2019 Plan, the Compensation Committee has the sole discretion, among other things, to:

•	Interpret the provisions of the 2019 Plan;

•	Establish, amend and rescind any rules and regulations relating to the 2019 Plan;

•	Select the individuals who will receive awards;

•	Determine the terms and conditions of awards (for example, performance criteria and other goals, if any, and vesting schedule);

•	Determine the degree of satisfaction of the vesting conditions of awards;

•	Amend the features and conditions of awards;

•	Correct any defect, supply any omission, or reconcile any inconsistency in the 2019 Plan; and

•	Accelerate or waive the vesting conditions of awards as it deems appropriate.

Types of Awards. Similar to the Prior Plan, the 2019 Plan will permit the award of nonstatutory stock options (“NSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”) and other stock-based awards. Such awards may be granted beginning on the date of shareholder approval of the 2019 Plan and continuing through May 20, 2029, or the earlier termination of the 2019 Plan, subject to the number of available shares remaining in the 2019 Plan. The vesting of equity awards can be based on continuous service and/or performance goals.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Compensation Committee determines the terms of options, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share on the date of grant), the vesting and the term of the option. As of March 31, 2019, the fair market value (as that term is defined under the 2019 Plan) of a share of Common Stock was $23.67. The maximum term for options granted under the 2019 Plan may not exceed ten years from the date of grant subject to the discretion of the Compensation Committee to establish a shorter period. Stock options granted under the 2019 Plan may be either ISOs or NSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant and such ISO must expire not later than five years after the grant date. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. The maximum number of shares for which incentive stock options may be granted is 7,200,000.

Stock Appreciation Rights. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the fair market value of the shares covered by the exercised portion of the SAR on the date of grant. The Compensation Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2019 Plan may not exceed ten years from the date of grant subject to the discretion of the Compensation Committee to establish a shorter period.

Other Stock-Based Awards. The 2019 Plan also provides that other equity awards which derive their value from the value of our shares or from increases in the value of our shares, including awards of restricted shares, restricted stock units, and dividend equivalent rights may be granted. Other stock-based awards may be granted alone or in addition to any other awards granted under the 2019 Plan. Dividend equivalents granted in connection with other stock-based awards shall be subject to the same vesting conditions that apply to such other stock-based awards.

Performance Criteria. The 2019 Plan allows for the specification of performance criteria for any awards thereunder. These performance criteria may be, but need not be, based on one or more of the following target levels of performance of the Company (and/or one or more of the Company’s Affiliates, divisions or operational and/or

2019 PROXY STATEMENT 75

APPROVAL OF THE NIELSEN 2019 STOCK INCENTIVE PLAN

business units, business segments, administrative departments, or any combination of the foregoing) used to measure the performance of our executives and business lines:

•	Terms relative to a peer group or index;

•	Basic, diluted, or adjusted earnings per share;

•	Sales or revenue;

•	Earnings before interest, taxes, and other adjustments (in total or on a per share basis);

•	Cash available for distribution;

•	Adjusted net income;

•	Returns on equity, assets, capital, revenue or similar measure;

•	Level and growth of dividends;

•	The price or increase in price of Common Stock;

•	Total shareholder return;

•	Total assets;

•	Growth in assets, new originations of assets, or financing of assets;

•	Equity market capitalization;

•	Reduction or other quantifiable goal with respect to general and/or specific expenses;

•	Equity capital raised;

•

Mergers, acquisitions, increase in enterprise value of Affiliates, Subsidiaries, divisions or business units or sales of assets of Affiliates, Subsidiaries, divisions or business units or sales of assets; and

•	Any combination of the foregoing.

Limited Transferability of Awards. Unless otherwise determined by the Compensation Committee, an award under the 2019 Plan is not transferable or assignable by a participant other than by will or by the laws of descent and distribution and in no event may an award be transferred for value or consideration. An award exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributees of the participant.

Forfeiture/Clawback. The Compensation Committee may specify in an award or a policy that will be incorporated into an award agreement by reference that the participant’s rights, payments, and benefits with respect to an award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance criteria. Such events may include termination of employment for cause, termination of the participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

Adjustments upon Certain Events. In the event of share dividend or split, reorganization, recapitalization, merger, consolidation, spin off, combination, or transaction or exchange of shares or other corporate exchange, any equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2019 Plan or pursuant to outstanding Awards, the maximum number of shares for which options or SARs may be granted during a fiscal year to any participant, the option price or exercise or purchase price of any award, any applicable performance measures (including, without limitation, performance criteria) and/or any other affected terms of such awards, shall each be equitably and proportionately adjusted by the Compensation Committee.

Change in Control. Under the 2019 Plan, there is no automatic vesting upon a change in control, unless the successor or acquiring entity in the change in control does not agree to provide for the issuance of substitute awards on an

2019 PROXY STATEMENT 76

APPROVAL OF THE NIELSEN 2019 STOCK INCENTIVE PLAN

equitable basis in a manner consistent with the 2019 Plan. For the purposes qualifying as substitute awards under the 2019 Plan, the shares underlying any such substitute award must be denominated in shares of publicly traded stock on an established U.S. or U.K. securities exchange. If at any time during the two-year period following a change in control the successor or acquiring entity terminates a participant’s employment with the Company and its Subsidiaries under a circumstance that would give rise to the participant’s right to payment of severance compensation pursuant to an applicable severance plan, policy, arrangement or agreement, then any unvested awards issued under the 2019 Plan will automatically be deemed exercisable or otherwise vested.

Governing Law. The 2019 Plan shall be governed by the laws of the State of New York without regard to conflicts of laws, except to the extent that the matter in question is mandatorily required to be governed by the laws of England and Wales, in which case it will be governed by the applicable provision of the laws of England and Wales.

Amendment and Termination of the 2019 Plan. The Board generally may amend or terminate the 2019 Plan at any time and for any reason, except that it must obtain shareholder approval of material amendments, including any addition of shares or repricing of stock options or SARs after the date of their grant as required by NYSE Listing Rules.

Certain Federal Income Tax Information

The following is a general summary, as of February 28, 2019, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2019 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2019 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for one year or more.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares.

2019 PROXY STATEMENT 77

APPROVAL OF THE NIELSEN 2019 STOCK INCENTIVE PLAN

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of the vested restricted stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the vested restricted stock units.

Income Tax Effects for the Company. The Company will generally be entitled to a tax deduction in connection with an award under the 2019 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO), subject to the limitation on deductibility under Code Section 162(m).

Internal Revenue Code Section 409A. Code Section 409A governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Code Section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. Code Section 409A covers a broad field of compensation arrangements and may apply to certain awards available under the 2019 Plan (such as restricted stock units). The intent is for the 2019 Plan, including any awards available thereunder, to comply with the requirements of Code Section 409A to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits

All 2019 Plan awards will be granted at the 2019 Plan Committee’s discretion, subject to the limitations described in the 2019 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2019 Plan are not presently determinable.

Board Approval

As noted above, the 2019 Plan was approved by the Board on February 21, 2019, conditioned on and subject to obtaining shareholder approval of the 2019 Plan at the 2019 Annual Meeting of Shareholders. We believe that the 2019 Plan is necessary to promote our long-term success and the creation of shareholder value. The 2019 Plan provides corporate governance enhancements which were not part of the Prior Plan, such as specific limits on total director compensation. In addition, the 2019 Plan continues what we believe are good corporate governance practices from the Prior Plan, such as requiring shareholder approval for any repricing of options or SARs, administration by a committee generally composed of independent directors, no automatic single-trigger vesting upon a change in control and “clawback” or recoupment of compensation provisions.

Registration with the SEC

If the 2019 Plan is approved by shareholders, we expect to file as soon as reasonably practicable after the Annual Meeting a Registration Statement on Form S-8 with the SEC to register the additional shares of our common stock that will be issuable under the 2019 Plan.

Required Vote

Approval of this Proposal 7 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. In determining whether this proposal receives the requisite number of affirmative votes, abstentions are considered “votes cast” under current NYSE rules and therefore will have the same effect as a vote “against” this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Nielsen 2019 Stock Incentive Plan.

2019 PROXY STATEMENT 78

The following table sets forth information as of December 31, 2018, regarding the Company’s equity compensation plans and shares underlying outstanding equity awards.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders[1]	11,995,712	[2]	43.20	3,027,726

Equity compensation plans not approved by security holders	0		0	0

Total	11,995,712	[2]	43.20	3,027,726

1	These shares may be issued pursuant to the 2010 Plan, as it may be amended from time to time.

2	Includes 3,865,684 RSUs, 198,421 DSUs and 775,595 PRSUs (assuming achievement at target), and, as applicable, dividend equivalents accrued thereon.

2019 PROXY STATEMENT 79

This section is provided in accordance with applicable SEC rules. The Compensation Committee reviews director compensation. The Compensation Committee’s objectives are to compensate our directors in a manner that attracts and retains highly qualified directors and aligns their interests with those of our long-term shareholders.

In 2018, the Compensation Committee engaged its independent compensation advisory firm, Meridian, to assist the Compensation Committee in its review of the competitiveness and structure of the Company’s compensation to independent directors. This review included a benchmark of our director compensation against 16 companies, including the companies that our Compensation Committee examines as a source of benchmarking data when examining the competitiveness of our executive compensation practices. After completing its review, the Compensation Committee recommended no change in director compensation for 2019.

DIRECTOR COMPENSATION FOR THE 2018 FISCAL YEAR

The following table provides information on the 2018 compensation of non-management directors who served for all or a part of 2018. We also reimburse directors for reasonable out-of-pocket expenses attendant to their Board service.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)

James A. Attwood Jr.	—	390,000	390,000

Guerrino De Luca	80,000	160,000	240,000

Karen M. Hoguet	105,000	160,000	265,000

Harish Manwani	100,000	160,000	260,000

Robert C. Pozen	—	255,000	255,000

David Rawlinson	80,000	160,000	240,000

Javier G. Teruel	—	240,000	240,000

Lauren Zalaznick	80,000	160,000	240,000

1	In 2018, each of our independent directors was entitled to receive an annual cash retainer of $80,000. In addition to this annual cash retainer, the Board Chairperson/Executive Chairman was also entitled to receive annual compensation in the amount of $150,000, with either (a) half payable in quarterly cash installments and the other half payable in quarterly installments in the form of Deferred Stock Units (“DSUs”) or (b) the entire amount payable in DSUs. Chairpersons of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee were also entitled to receive an additional annual cash retainer of $25,000, $20,000 and $15,000, respectively. All cash fees are payable quarterly.

Under	the Directors Deferred Compensation Plan (the “DCP”), a director is eligible to defer any or all of the amount of his or her cash retainer in the form of DSUs. The number of DSUs credited to the director’s DSU account in lieu of his or her deferred fees is based on the closing trading price of a Nielsen share on the date the cash fees would otherwise be payable.

In	2018, Messrs. Attwood, Pozen and Teruel elected to defer 100% of their cash retainers under the DCP. Messrs. Attwood, Pozen and Teruel deferred cash fees in the amount of $230,000, $95,000 and $80,000, respectively, and were credited in respect of such fees 8,211, 3,392 and 2,856 DSUs, respectively. Pursuant to the SEC’s disclosure rules, these DSUs are reflected in the Stock Awards column.

2	In 2018, independent directors were entitled to annual equity grants in the form of DSUs with a fair market value of $160,000. The amount in this column reflects the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718. The awards reported in this column include (a) the annual DSU grants made to each independent director in May 2018 for services to be performed from May 2018 through April 2019 and (b) DSUs credited to the director’s deferred compensation account in 2018 for fees the director deferred under the DCP. In accordance with the SEC’s rules, dividend equivalents that accrued on the director’s DSUs are not reported above because dividends were factored into the grant date fair value of these awards. The equity awards in the form of DSUs are granted at fair market value on the grant date and vest over one year in four substantially equal quarterly installments. In the event of a director’s departure, he or she is entitled to receive a prorated portion of the next installment of his or her equity award.

2019 PROXY STATEMENT 80

DIRECTOR COMPENSATION

All	DSUs, whether received in respect of deferred cash fees or in respect of the director’s annual equity award, represent an unfunded and unsecured right to receive one Nielsen share following the director’s termination of service with Nielsen. DSUs accrue dividend equivalents in the form of additional DSUs when dividends are paid on Nielsen shares and with the same vesting schedule as the DSUs to which these are attributed. Shares to be issued in respect of DSUs will be distributed 60 days following a director’s termination of service from the Board. A director’s right to a deferred amount of compensation may not be forfeited at any time.

Each of Ms. Hoguet and Messrs. Pozen and Teruel had an aggregate of 12,500, 28,125 and 12,500 options to acquire our shares, respectively, outstanding on December 31, 2018. As of December 31, 2018, each of Mses. Hoguet and Zalaznick and Messrs. Attwood, De Luca, Manwani, Pozen, Rawlinson and Teruel had an aggregate of 36,175, 13,831, 53,967, 6,546, 14,682, 236,964, 7,870 and 40,154 DSUs, respectively, which include DSUs received in lieu of cash Board fees, DSUs awarded annually under the equity plan and dividend equivalents accrued in the form of DSUs (as described above). Of these DSU amounts, 1,351 for each were not vested as of December 31, 2018.

Share Ownership Guidelines

In June 2011, our Board adopted share ownership guidelines pursuant to which directors who receive fees for their service are required to maintain equity ownership in our Company equivalent to at least five times their annual cash fees. Shares beneficially owned by directors, including vested and unvested DSUs and jointly-owned shares, are included in the calculation. Directors are expected to meet these guidelines within five years from the later of the adoption of the guidelines, their appointment as a director or the commencement of the receipt of director fees.

Effective February 16, 2017, the Compensation Committee approved changes to re-set the share ownership guidelines for all members of the Board on an annual basis to reflect current compensation and stock price levels. Using a share price of $23.33, the price at close of market on December 31, 2018, the guidelines and share ownership for this purpose as of March 1, 2019 are set forth below.

	Guideline Shares	Share Ownership

Mr. Attwood	49,000	54,204

Mr. De Luca[1]	17,000	9,248

Ms. Hoguet	23,000	38,877

Mr. Manwani[2]	21,000	17,383

Mr. Pozen	20,000	220,048

Mr. Rawlinson[3]	17,000	10,571

Mr. Teruel	17,000	41,998

Ms. Zalaznick[4]	17,000	16,533

1.	Mr. De Luca has until 10/19/2022 to be in compliance with our stock ownership guidelines.

2.	Mr. Manwani has until 1/22/2020 to be in compliance with our stock ownership guidelines.

3.	Mr. Rawlinson has until 2/8/2022 to be in compliance with our stock ownership guidelines.

4.	Ms. Zalaznick has until 4/28/2021 to be in compliance with our stock ownership guidelines.

2019 PROXY STATEMENT 81

The following table sets forth certain information regarding beneficial ownership of Nielsen’s shares as of March 1, 2019 (except as indicated in the footnotes) with respect to:

•	each person or group of affiliated persons known by Nielsen to own beneficially more than 5% of our outstanding shares of any class, together with their addresses;

•	each of Nielsen’s directors;

•	each of Nielsen’s NEOs; and

•	all directors and executive officers as a group.

Percentage computations are based on 355,489,127 of our shares outstanding as of March 1, 2019.

	Nielsen Shares Beneficially Owned

Name of Beneficial Owner	Number	Percentage

The Vanguard Group, Inc.[1]	38,433,819	10.81%

T. Rowe Price Associates, Inc. [2]	31,369,132	8.80%

FMR LLC[3]	23,330,032	6.56%

Blackrock, Inc. [4]	22,671,906	6.40%

Elliott Associates, L.P, Elliott International, L.P., Elliott International Capital Advisors, Inc. [5]	18,000,000	5.10%

James A. Attwood, Jr. [6]	55,318	*

Guerrino De Luca[7]	7,897	*

Karen M. Hoguet[8]	50,026	*

Harish Manwani[9]	16,033	*

Robert C. Pozen[10]	266,440	*

David Rawlinson[11]	9,220	*

Javier G. Teruel[12]	54,004	*

Lauren Zalaznick[13]	15,182	*

David Kenny	—	*

Mitch Barns[14]	496,921	*

David J. Anderson	—	*

Jamere Jackson	—	*

Giovanni Tavolieri[15]	58,259	*

George D. Callard	—	*

Eric J. Dale[16]	46,866	*

Nancy Phillips	3,222	*

All Directors and Executive Officers as a group (12 persons)[17]	1,099,108	*

*	less than 1%

1	Based on the Schedule 13G filed by The Vanguard Group, Inc. on February 11, 2019, The Vanguard Group, Inc. has sole voting power with respect to 411,611 of our shares, shared voting power with respect to 72,503 of our shares, sole investment power with respect to 37,956,364 of our shares and shared investment power with respect to 477,455 of our shares, including 299,955 shares which are also beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts, and 284,453 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

2	Based on the Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2019, T. Rowe Price Associates, Inc. has sole voting power with respect to 13,018,801 of our shares, sole investment power with respect to 31,314,042 of our shares and shared voting power with respect to none of our shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

2019 PROXY STATEMENT 82

OWNERSHIP OF SECURITIES

3	Based on the Schedule 13G filed by FMR LLC on February 13, 2019, FMR LLC has sole voting power with respect to 1,751,423 of our shares, sole investment power with respect to 23,330,032 shares and shared voting and investment power with respect to none of our shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

4	Based on the Schedule 13G filed by BlackRock, Inc. on February 6, 2019, BlackRock, Inc. has sole voting power with respect to 19,276,434 of our shares, sole investment power with respect to all the shares it holds in Nielsen and shared voting power with respect to none of our shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

5	Based on the Schedule 13D filed on August 13, 2018 by Elliott Associates, L.P., or Elliott, Elliott International, L.P., or Elliott International, and Elliott International Capital Advisors Inc., or EICA, and collectively with Elliott and Elliott International, the Elliott Reporting Entities. Elliott has sole voting power and sole dispositive power with regard to 6,304,000 shares, and Elliott International and EICA each have shared voting power and shared dispositive power with regard to 11,696,000 shares. Elliott Advisors GP LLC, or Elliott Advisors, which is controlled by Paul E. Singer, or Singer, Elliott Capital Advisors, L.P., or Capital Advisors, which is controlled by Singer, and Elliott Special GP, LLC, which is controlled by Singer, or Special GP, are the general partners of Elliott. Hambledon, Inc., or Hambledon, which is also controlled by Singer, is the sole general partner of Elliott International. EICA is the investment manager for Elliott International. EICA expressly disclaims equitable ownership of and pecuniary interest in any such shares.

The	6,304,000 shares owned by Elliott include (i) 2,880,000 shares underlying notional principal amount derivative agreements in the form of physically settled swaps, or Physical Derivative Agreements, through The Liverpool Limited Partnership, a Bermuda limited partnership that is a wholly-owned subsidiary of Elliott, or Liverpool, that Elliott may be deemed to beneficially own upon satisfaction of certain conditions and (ii) stock call options exercisable into 1,824,000 shares, including stock call options exercisable into 768,000 shares through Liverpool. The 11,696,000 shares beneficially owned by Elliott International and EICA include (i) 6,120,000 shares underlying Physical Derivative Agreements that Elliott International may be deemed to beneficially own upon satisfaction of certain conditions and (ii) stock call options exercisable into 2,176,000 shares. Additionally, Elliott, through Liverpool, and Elliott International have entered into notional principal amount derivative agreements in the form of cash settled swaps, or Cash Derivative Agreements, with respect to 3,520,000 and 7,480,000 shares, respectively. The Cash Derivative Agreements provide Elliott and Elliott International with economic results that are comparable to the economic results of ownership but do not provide them with the power to vote or direct the voting or dispose of or direct the disposition of the shares that are referenced in the Cash Derivative Agreements. The Elliott Reporting Entities disclaimed beneficial ownership in the shares referenced in the Cash Derivative Agreements. The address of Elliott, Singer, Elliott Advisors, Capital Advisors, Special GP and EICA is 40 West 57th Street, New York, New York 10019. The address of Elliott International and Hambledon is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.

6	Of the shares shown as beneficially owned, 35,318 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2019 and amounts that vest within 60 days thereafter.

7	Of the shares shown as beneficially owned, 6,528 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2019 and amounts that vest within 60 days thereafter.

8	Of the shares shown as beneficially owned, 12,500 represent rights to acquire shares through the exercise of options and 33,526 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2019 and amounts that vest within 60 days thereafter.

9	Of the shares shown as beneficially owned, 16,033 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2019 and amounts that vest within 60 days thereafter.

10	Of the shares shown as beneficially owned, 28,125 represent rights to acquire shares through the exercise of options, 39,051 represent rights to receive shares upon the payout of vested deferred stock units and 18,600 shares are owned by a charitable foundation for which Mr. Pozen and his spouse are trustees with investment power. Includes amounts vested as of March 1, 2019 and amounts that vest within 60 days thereafter.

11	Of the shares shown as beneficially owned, 9,220 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2019 and amounts that vest within 60 days thereafter.

12	Of the shares shown as beneficially owned, 12,500 represent rights to acquire shares through the exercise of options and 32,757 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

13	Of the shares shown as beneficially owned, 15,182 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2019 and amounts that vest within 60 days thereafter.

14	Of the shares shown as beneficially owned, 496,921 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2019.

15	Of the shares shown as beneficially owned, 35,123 represent rights to acquire shares through the exercise of options.

16	Of the shares shown as beneficially owned, 46,866 represent rights to acquire shares through the exercise of options.

17	Of the shares shown as beneficially owned, 53,125 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2019 and amounts that vest within 60 days thereafter.

2019 PROXY STATEMENT 83

Section 16(a) of the Exchange Act requires our executive officers, directors, persons who own more than 10% of a registered class of our equity securities and certain entities associated with the foregoing (the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Reporting Persons are required by SEC rules to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on our review of copies of such reports and written representations from the Reporting Persons, we believe that the Reporting Persons complied with all Section 16(a) filing requirements during 2018.

We have adopted a written Related Person Transaction Policy which requires that all Related Person Transactions (defined as all transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Related Person (defined as any person described in paragraph (a) of Item 404 of Regulation S-K) will have a direct or indirect material interest) be approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board.

2019 PROXY STATEMENT 84

If any shareholder wishes to propose a matter for consideration at our 2020 annual general meeting of shareholders under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act), the proposal should be mailed by certified mail return receipt requested, to the Company Secretary, Nielsen Holdings plc, 40 Danbury Road, Wilton, Connecticut 06897. To be eligible under the SEC’s shareholder proposal rule for inclusion in our 2020 annual general meeting proxy statement and form of proxy, the proposal must be received by the Company Secretary on or before December 11, 2019.

Shareholder(s) meeting the requirements of the UK Companies Act 2006 and our articles of association are able to propose a resolution to be considered at the 2020 annual general meeting of shareholders. In order to do so, the qualifying shareholder(s) must adhere to certain procedural requirements set out in the UK Companies Act 2006 and our articles of association, including notifying us in writing of such proposed resolution at least six weeks prior to the 2020 annual general meeting of shareholders or, if later, the time the notice of the 2020 annual general meeting of shareholders is given. Such written notification must identify the proposed resolution and must be authorized by the person(s) making it. The notification may be delivered in hard copy form to the Company Secretary at 40 Danbury Road, Wilton, Connecticut 06897 or in hard copy or electronically to our Company Secretary at companysecretary@nielsen.com. We may decide to include such proposed resolution in the proxy statement or circulate it separately. In addition, we may decide not to circulate a resolution proposed by shareholder(s) at the meeting that would be ineffective (whether by reason of inconsistency with any enactment or our articles of association) or is otherwise defamatory, frivolous or vexatious.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and the Company will promptly deliver, a separate copy of the notice or the proxy materials by contacting the Company Secretary at companysecretary@nielsen.com or by calling (203) 563-3500.

Available at www.proxyvote.com (use the 16-digit control number included on your Notice or proxy card) and at www.nielsen.com/investors.

2019 PROXY STATEMENT 85

We filed our Annual Report on Form 10-K for the year ended December 31, 2018 with the SEC on February 28, 2019. All of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, are available free of charge on our website, www.nielsen.com/investors under SEC Filings. Copies of our Annual Report on Form 10-K for the year ended December 31, 2018, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon request addressed to:

Companysecretary@nielsen.com or

Company Secretary

40 Danbury Road,

Wilton, Connecticut 06897

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Emily Epstein

Company Secretary

2019 PROXY STATEMENT 86

The following questions and answers are intended to address briefly some commonly asked questions regarding our Annual Meeting. They may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, its annexes and the documents referred to in this proxy statement for more information.

Q:	WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?

A:

We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. A Notice of Annual General Meeting of Shareholders required under the UK Companies Act 2006 is also included in this proxy statement. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail. We encourage you to read the proxy statement carefully.

Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

Pursuant to SEC rules, we have elected to provide shareholders access to our proxy materials over the Internet. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs, and reduce the environmental impact of our Annual Meeting. Accordingly, we sent a Notice on or about April 9, 2019 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found in the Notice. We encourage you to read the proxy statement carefully.

Q:	WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?

A:

We will be hosting the Annual Meeting live via the Internet and in person. Any shareholder who owns shares as of the Record Date can attend the Annual Meeting live via the Internet at nielsen.onlineshareholdermeeting.com or in person at 50 Danbury Road, Wilton, CT 06897. The Annual Meeting will start at 9:00 a.m. (Eastern Time) on May 21, 2019.

TO ATTEND ONLINE:

You will need your 16-digit control number included on your Notice or proxy card. Instructions on how to attend and participate via the Internet are posted at www.proxyvote.com (before the meeting) and nielsen.onlineshareholdermeeting.com (during the meeting).

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

2019 PROXY STATEMENT 87

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

TO ATTEND IN PERSON:

You must have a government-issued photo identification along with either your admission ticket (which is included in your Notice or proxy card) or proof of ownership of Nielsen shares as of the Record Date. Proof of ownership may be any of the following:

•	A brokerage statement or letter from a bank or broker indicating ownership on the Record Date;
•	A printout of the proxy distribution email (if you received your materials electronically); or
•	A voting instruction form.

For directions to attend the Annual Meeting in person, go to: http://ir.nielsen.com/investor-relations/shareholder-information/annual-meeting/default.aspx or contact our Company Secretary at companysecretary@nielsen.com.

We will be unable to admit anyone who does not present valid identification or refuses to comply with our security procedures. Cameras, videotaping equipment and other recording devices and large packages, banners, placards and signs will not be permitted at the Annual Meeting.

Q:	WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

A:

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:	WHAT AM I VOTING ON?

A:	You are being asked to vote on the following proposals scheduled to be voted on at the Annual Meeting:

To elect or re-elect the directors of the Board as listed herein;

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

To reappoint Ernst & Young LLP as the Company’s UK statutory auditor to audit the Company’s UK statutory annual accounts for the year ending December 31, 2019 and to hold office from the completion of this Annual Meeting until the completion of the next annual general meeting of the shareholders at which the UK statutory accounts are presented;

To authorize the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor;

To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC rules;

To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2018, which is set out in the UK Annual Report and Accounts of the Company and this proxy statement; and

To approve the Nielsen 2019 Stock Incentive Plan.

Shareholders may also be asked to consider such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

2019 PROXY STATEMENT 88

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	WHO IS ENTITLED TO VOTE?

A:	Holders of shares in the Company as of the close of business on March 22, 2019, the Record Date, may vote at the Annual Meeting.

Q:	WHAT CONSTITUTES A QUORUM?

A:	Generally, two shareholders present at the meeting and entitled to vote are a quorum.

Q:	HOW MANY VOTES DO I HAVE?

A:	You are entitled to one vote at our Annual Meeting for each share held by you at the close of business on March 22, 2019. As of March 22, 2019, the Company had 355,493,916 shares outstanding.

Q:	HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

A:

Each proposal scheduled to be voted on at the Annual Meeting will be proposed as an ordinary resolution and requires the affirmative vote of a simple majority of the votes cast at the Annual Meeting in person or by proxy. It is important to note that votes on Proposal nos. 2, 5 and 6 are non-binding and advisory. Therefore, the Company and/or the Board may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board intends to review and consider the voting results on such resolutions.

Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	Our Board recommends that you vote “For” the election of each of the nominees in Proposal 1 and “For” Proposal Nos. 2 through 7.

Q:	HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a shareholder of record on March 22, 2019, you may vote by granting a proxy:

•

By Internet: You may submit your proxy by going to www.proxyvote.com (before the meeting) or at nielsen.onlineshareholdermeeting.com (during the meeting) and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included in your Notice or proxy card in order to vote by Internet.

•

By Telephone: You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included in your Notice or proxy card in order to vote by telephone.

•

By Mail: You may submit your proxy by completing, signing and dating your proxy card (if you received one) where indicated and sending it back in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

2019 PROXY STATEMENT 89

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

For shares held in “street name,” you may vote by submitting voting instructions to your bank, broker or nominee.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 20, 2019 for the voting of shares held by shareholders of record or held in “street name” and 11:59 p.m. (Eastern Time) on May 16, 2019 for the voting of shares held through Nielsen’s 401(k) plan.

Mailed proxy cards with respect to shares held by shareholders of record or in “street name” must be received no later than 9:00 a.m. (Eastern Time) May 17, 2019. Mailed proxy cards with respect to shares held through Nielsen’s 401(k) plan must be received no later than 11:59 p.m. (Eastern Time) May 16, 2019.

Q:	MAY I VOTE AT THE ANNUAL MEETING RATHER THAN BY PROXY?

A:

Although we encourage you to vote through the Internet or the telephone or to complete and return a proxy card (if you received one) by mail prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting online or in person and vote your shares during the meeting, unless you hold your shares through Nielsen’s 401(k) plan, which cannot be voted at the Annual Meeting.

If you plan to vote in person, bring your printed proxy card if you received one by mail. Otherwise, the Company will give shareholders of record a ballot at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the organization that holds your shares if you wish to attend the Annual Meeting and vote in person.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS ON OR ABOUT THE SAME TIME?

A:

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card (if you received one) or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:	Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 20, 2019;

•	Submitting a properly signed proxy card (if you received one) with a later date that is received no later than 9:00 a.m. (Eastern Time) on May 17, 2019;

•	Sending a written statement to that effect to our Company Secretary, provided such statement is received no later than 9:00 a.m. (Eastern Time) on May 17, 2019; or

•	Attending the Annual Meeting, revoking your proxy and voting in person or online.

If you hold shares through the Nielsen 401(k) plan, you may change your vote and revoke your proxy by any of the first three methods listed above if you do so no later than 11:59 p.m. (Eastern Time) on May 16, 2019. You cannot, however, revoke or change your proxy with respect to shares held through the Nielsen 401(k) plan after that date, and you cannot vote those shares at the Annual Meeting.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting online or in person.

2019 PROXY STATEMENT 90

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the deadlines mentioned above. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or the proxy card is the date of the proxy.

Q:	HOW ARE VOTES COUNTED?

A:

Abstentions: Votes may be cast in favor of or against or you may abstain from voting. If you intend to abstain from voting for any director nominee or any other proposal, you will need to check the abstention box for such director nominee or proposal, in which case your vote will not have any effect on the outcome of the election of such director nominee or on the outcome of Proposals Nos. 2-6. In determining whether Proposal No. 7 receives the requisite number of affirmative votes, abstentions are considered “votes cast” under current NYSE rules and therefore will have the same effect as a vote “against” this proposal.

Broker Non-Votes: Broker non-votes occur when shares held by a bank, broker or other nominee are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (2) the bank, broker or other nominee lacks the authority to vote the shares at its/his/her discretion. Proposals Nos. 1, 5, 6 and 7 are considered to be non-routine matters under NYSE rules. Accordingly, any bank, broker or other nominee holding your shares will not be permitted to vote on those proposals at the meeting without receiving voting instructions from you.

If you sign and submit your proxy card (if you received one) without giving specific voting instructions, this will be construed as an instruction to vote the shares as recommended by the Board, so your shares will be voted “FOR” each director nominee listed herein (Proposal No. 1), “FOR” Proposal Nos. 2 through 7, and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted on.

Broker non-votes will not affect the voting results. Abstentions will not affect the voting results of Proposals Nos. 1-6, but will have the same effect as a vote “against” Proposal No. 7.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

Q:	COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

A:	At the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented to be considered and voted on at the Annual Meeting for consideration and if you are a shareholder of record and have submitted a proxy card (if you received one), the persons named in your proxy card will have the discretion to vote on those matters for you.

Q:	WHO IS SOLICITING MY PROXY?

A:

Proxies are being solicited by and on behalf of our Board. Proxies may be solicited by directors, officers or employees (for no additional compensation) in person or by telephone, internet and facsimile transmission. In addition, we have hired Morrow Sodali LLC to assist in soliciting proxies.

2019 PROXY STATEMENT 91

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

A:	We will pay the cost of soliciting proxies. We expect to pay approximately $10,000 plus reasonable out-of-pocket expenses for Morrow Sodali LLC to assist in soliciting proxies.

COMPANY INFORMATION AND MAILING ADDRESS

Nielsen Holdings plc is a public limited company incorporated under the laws of England and Wales.

Our shares trade in U.S. dollars on the NYSE under the symbol “NLSN.” Our principal executive offices in the United States are located at 85 Broad Street, New York, NY 10004. Our telephone number is 1 (646) 654-5000. Our website address is www.nielsen.com. Information on our website is not incorporated into this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2019

This proxy statement, our annual report for the year ended December 31, 2018 (the Annual Report on Form 10-K for the year ended December 31, 2018), our UK Annual Report and Accounts for the year ended December 31, 2018, which consists of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report and related information prepared in connection with the Annual Meeting are available at www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like one, you may download an electronic copy of our proxy materials or request a paper copy at www.proxyvote.com, or by telephone at 1-800-579-1639 or by email to sendmaterial@proxyvote.com. If requesting materials by email, please send a blank email with the 16-digit control number included on your Notice. You will also have the opportunity to request paper or email copies of our proxy materials for all future shareholder meetings.

2019 PROXY STATEMENT 92

This report sets out the relevant disclosures in relation to directors’ remuneration for the year ended December 31, 2018. The report has been prepared in accordance with the requirements of the U.K. Large and Medium sized Companies and Groups (Accounts & Reports) (Amendment) Regulations 2013 (the “Regulations”) which apply to the Company. The relevant sections of the report have been audited by Ernst & Young LLP.

For avoidance of doubt please note that in the U.S. the term “compensation” is used instead of “remuneration”.

The Annual Report on Directors’ Compensation is divided into the following sections:

•	The Statement from the Compensation Committee (“Committee”) Chairperson; and

•

The Annual Report on Directors’ Compensation which sets out Director compensation for 2018. The Annual Report on Directors’ Compensation together with the statement from the Committee Chairperson is subject to an advisory vote at the Annual Meeting.

STATEMENT FROM THE COMPENSATION COMMITTEE CHAIRPERSON

Compensation Philosophy

Executive Directors

Nielsen’s executive compensation program which applies to our Executive Directors, (Mitch Barns as Chief Executive Officer (“CEO”) until December 2, 2018 and David Kenny as CEO from December 3, 2018) is designed to incentivise and reward the executive team to deliver sustained financial performance and long-term value to shareholders. The primary objectives of Nielsen’s executive compensation program are to:

•	attract and retain top executive talent;

•	motivate executives to accomplish short-term business performance goals that drive long-term business objectives and deliver sustainable value to shareholders;

•	align executive interests and rewards with long-term shareholder value; and

•	differentiate rewards based on quantitative assessments of business financial performance and individual contributions towards core objectives.

Non-Executive Directors

Our compensation program for Non-Executive Directors is designed to attract and retain Directors who possess the requisite knowledge, skills, and experience to support and oversee the Company. Our policy is to deliver a substantial portion of Directors’ compensation in the form of Deferred Stock Units (“DSUs”) in order to align rewards to Nielsen’s long-term performance and create shareholder value. A DSU represents an unfunded and unsecured right to receive one Nielsen share following the termination of the Director’s services. Each Director is required to acquire and maintain a threshold level of share ownership. Our share ownership guidelines for Directors are described in more detail on page A-9 of this report.

2018 Compensation Program Changes and Highlights

Executive Director Program

Our Directors’ Compensation Policy applies to our Executive Directors, as CEO.

2019 PROXY STATEMENT A-1

DIRECTORS’ COMPENSATION REPORT

In 2018, our shareholders continued to show confidence in Nielsen’s executive compensation program with 85% of the votes cast at our shareholder meeting affirming our executive compensation program on an advisory basis and, 87% approved our Directors’ Compensation Policy. Following our annual general meeting of shareholders in May 2018, we conducted additional outreach to shareholders to obtain specific feedback on the say on pay voting results. Some concerns were noted regarding alignment of our Executive Director’s pay to stock price performance. In 2018, the incentive plans were strongly aligned with performance outcomes and operated as intended. The 2016 Long Term Performance Plan (“LTPP”) grants which matured on December 31, 2018 paid out at zero percent due to relative total shareholder return and Free Cash Flow metrics not meeting the required threshold performance levels (see “-Summary of NEO Pay Decisions – PSRU Payouts Under the 2016 LTPP”). 2018 Annual Incentive plans paid out at zero due to our not meeting the required performance thresholds for Adjusted EBITDA and Revenue.

The Compensation Committee took actions consistent with the Company’s philosophy and commitment to align with shareholder value, promote meritocracy and ensure good corporate governance. Notable highlights and/or changes made by the Committee are set out in the following table.

Performance Restricted Stock Unit Awards (“PRSUs”) in the Long- Term Performance Plan (“LTPP”)	As set out in the 2018 Compensation Report, for 2018, 3-year revenue compounded annual growth rate (“CAGR”) was introduced (25% weighting) as a performance metric. Weighting of the free cash flow (“FCF”) metric was reduced from 60% in 2017 to 50% in 2018 and weighting of the relative total shareholder return (“RTSR”) metric was reduced from 40% in 2017 to 25% in 2018. The 2018 metrics and weightings as compared to 2017 are outlined below.
	Metric	2017	2018
	FCF	60%	50%
	RTSR	40%	25%
	Revenue CAGR	N/A	25%

Restricted Stock Units (“RSUs”)	In December 2018, the Compensation Committee approved moving the grant of service-based RSUs from October/November to February in line with the timing of the grant of PRSUs. This will be implemented with the February 2019 grant.
Annual Incentive Plan (“AIP”)	Revenue growth was introduced as a new performance metric in 2018 with a 25% weighting. The 2018 metrics and weightings as compared to 2017 are outlined below:

	Metric	2017	2018
	EBITDA	100%	75%
	Revenue	N/A	25%
	FCF	Modifier	N/A

We believe that the individual components and levels of compensation paid to Nielsen’s Executive Director are consistent with our philosophy and are serving their purposes well – motivate accomplishment of annual performance goals that drive long-term business objectives and deliver sustainable long-term value to our shareholders. We will continue to monitor the design and effectiveness of our executive compensation program as it applies to our Executive Director annually and make modifications as appropriate.

In 2018, the Compensation Committee approved the compensation package of the new CEO David Kenny. The package was constructed to attract a candidate of Mr. Kenny’s leadership caliber and proven entrepreneurial and digital technology experience in a highly competitive recruitment market. His target compensation of $10,225,000 was positioned at the median of our market benchmarks and was comprised of:

Compensation Element	2019
Base Salary	$1,300,000
Annual Incentive	$1,925,000
Long Term Incentives [1]	$7,000,000
[1]	Mr. Kenny’s long term incentive is comprised of 60% ($4,200,000) performance RSUs and 40% ($2,800,000) service-based RSUs.

2019 PROXY STATEMENT A-2

DIRECTORS’ COMPENSATION REPORT

Mr. Kenny received the following special one-time compensation awards connected with his hiring:

“Make-Whole” Awards

The value of the awards was calculated carefully and followed a typical methodology for determining value:

•

Partial buyout of unvested equity subject to performance conditions and full buyout of unvested equity that is not subject to performance conditions. Mr. Kenny was awarded 487,505 RSUs on his hire date with 3-year ratable vesting. Grant Date Fair Value was $13,742,766.

•

Full buyout of cash awards that Mr. Kenny would have received within several months of his departure from his former employer. Mr. Kenny received a $1,500,000 cash payment on December 7, 2018 to reimburse the loss of his 2018 annual incentive. Mr. Kenny is required to repay the cash award in full if he resigns voluntarily within one year of receiving the payment. Mr. Kenny also received a cash award of $2,500,000 on February 15, 2019 to reimburse the loss of a cash retention award at his former employer. This payment will be reported in the 2019 Summary Compensation Table.

New Hire Inducement Awards

The Board approved the following hiring inducement awards:

•

New Hire Equity award granted on December 3, 2018. The grant aligns Mr. Kenny with similar goals to those contained in the special grants awarded to other NEOs in 2018. Half of the award was denominated in performance stock options (“PSOs”) subject to a challenging stock price growth hurdle of 25% from the offer. The remaining portion was delivered in service-based RSUs. Both components vest ratably over 3 years, except that PSOs are only exercisable if the stock price growth target is achieved for 21 or more consecutive days within the 3-year period. The Grant Date Fair Value of $2.8M is 40% of the annual LTI target compensation - the value he would have been awarded in October, 2018 had he been employed at that time.

•

Premium Stock Option Grant to reward and motivate truly exceptional stock price growth. The award of 750,000 premium stock options granted on December 3, 2018 vest ratably over 3 years and carry an exercise price of $40 - requiring growth of 42%+ over the stock price on the date of grant before they become exercisable.

In addition, Mr. Kenny’s offer included the reimbursement of legal fees incurred in accepting the position up to $40,000 and the reimbursement of expenses incurred in financial planning of up to $15,000 and health examination up to $2,500.

The Compensation Committee negotiated the severance package for Mr. Barns which was set in accordance with the Company’s Severance Policy for Section 16 Officers and United States-Based Senior Executives (“Severance Policy”). Mr. Barns is entitled to:

•

cash severance of $5,640,000, which is equal to two times the sum of Mr. Barns’ (1) annual base salary and (2) the average of the annual incentive payments paid to Mr. Barns in the three years preceding 2018, with such amount payable in equal bi-weekly installments during the twenty-four months following January 1, 2019;

•

a bonus in respect of 2018 for the portion of the year that Mr. Barns was employed by the Company, based on actual performance and payable at the same time that the Company pays bonuses to other executives of the Company. Actual bonus amount paid is $0;

•

continued participation in the Company’s medical, dental and vision plans at the same rate as other similarly situated active employees. The value of this is estimated to be approximately $26,000 during the twenty-four months following Mr. Barns’ employment termination for the portion of COBRA premiums in excess of the amounts that Mr. Barns paid while employed by the Company; and

•	outplacement assistance and support ($100,000 maximum) for one year.

2019 PROXY STATEMENT A-3

DIRECTORS’ COMPENSATION REPORT

Based on his age (55) and years of service (21), Mr. Barns was retirement eligible. Consistent with past practice, and subject to satisfaction of certain conditions, the Board has approved the following retirement treatment for the unvested equity awards held by Mr. Barns:

•	unvested stock options will continue to vest during the twenty-four months following the employment termination date, subject to Mr. Barns’ compliance with restrictive covenants during such period

•

in order to comply with applicable tax regulations, unvested RSUs vested on December 31, 2018: however, Mr. Barns is required to hold the Company shares underlying the RSUs, net of any shares required to satisfy applicable tax withholdings, for the twenty-four months following December 31, 2018; and

•

unvested PRSUs will remain outstanding and eligible to vest based on actual performance as determined by the Compensation Committee, with the actual number of shares earned for the 2018 PRSU award reduced by one-third.

Non-Executive Director Program

No changes were made to Non-Executive Director compensation.

/s/ Harish Manwani

Compensation Committee Chairperson

ANNUAL REPORT ON DIRECTORS’ COMPENSATION

The following is provided on an audited basis.

Compensation of Executive Director

The following table sets forth the compensation of Mitch Barns, our CEO during 2017 and through December 2, 2018 and David Kenny, our CEO from December 3, 2018 through December 31, 2018:

	Base Salary		Benefits and Other[1]		Annual Bonus		Long Term Incentives[2]		Pensions[3]	Total

Mr. Kenny 2018[4]	103,288	[4]	1,500,954	[5]	—	[6]	—	[7]	—	1,604,242

Mr. Barns 2018 2017	920,548		5,668,547	[8]	—		2,772,682		7,595	9,369,372
	1,000,000		26,041		1,700,000		3,269,725		8,100	6,003,866

1	Taxable benefits paid to the CEO include but are not limited to financial planning, healthcare benefits and Company paid life insurance benefits.

2	The amounts disclosed in this column represent the vesting date fair market value of awards and include any dividend equivalents paid.

Values	for awards vested in 2018 were due to the CEO’s ongoing employment with the Company:

Stock	Options: 10/20/2018 ($0), 10/29/2018 ($0) and 10/29/2018 ($0)

RSUs:	2/18/2018 ($192,111), 10/18/2018 ($730,104), 10/20/2018 ($201,721), 10/29/2018 ($214,616) and 10/29/2018 ($167,184)

Performance	Restricted Shares: 2/21/2018 ($1,266,947)

Values	for awards vested in 2018 that were due to the CEO’s terminated employment with the Company:

RSUs:	12/31/2018 ($2,477,757.52)

3	The amounts indicated for Mr. Barns represent 401(k) employer matching contributions in 2017 and 2018.

4	This reflects the salary paid for December 3-31, 2018.

5	This includes benefits and the AIP Make Whole payment paid to Mr. Kenny in December 2018.

6	No bonus was paid to Mr. Kenny in 2018.

7	No Long-Term incentives vested for Mr. Kenny in 2018.

8	Includes cash severance of $5,640,000 which will be payable to Mr. Barns in equal bi-weekly installments during the twenty-four months following January 1, 2019.

2019 PROXY STATEMENT A-4

DIRECTORS’ COMPENSATION REPORT

Compensation of Non-Executive Directors

The following table sets forth the compensation of our Non-Executive Directors during 2017 and 2018:

	Board Fees	Board Chairperson Fee	Committee Chairperson Fees	Equity Vesting	Total

James A. Attwood

2018	80,000	150,000	—	137,057	367,057

2017	80,000	150,000	—	142,858	372,858

Guerrino De Luca

2018	80,000	—	—	138,077	218,077

2017	16,044	—	—	—	16,044

Karen M. Hoguet

2018	80,000	—	25,000	137,057	242,057

2017	80,000	—	25,000	142,858	247,858

Harish Manwani

2018	80,000	—	20,000	137,057	237,057

2017	80,000	—	20,000	142,858	242,858

Robert C. Pozen

2018	80,000	—	15,000	137,057	232,057

2017	80,000	—	15,000	142,858	237,858

David Rawlinson

2018	80,000	—	—	145,461	225,461

2017	80,000	—	—	—	80,000

Javier G. Teruel

2018	80,000	—	—	137,057	217,057

2017	80,000	—	—	142,858	222,858

Lauren Zalaznick

2018	80,000	—	—	137,057	217,057

2017	80,000	—	—	142,858	222,858

Following its annual review of Non-Executive Director compensation the Board agreed that no changes were to be made to Non-Executive Director compensation.

Compensation Component (Annual)	2018	Future

Board Fees[1]	$ 80,000	$ 80,000

Board Chairperson Fee[2]	$150,000	$150,000

Committee Chairperson Fee	Governance: $ 15,000 Compensation: $ 20,000 Audit: $ 25,000	Governance: $ 15,000 Compensation: $ 20,000 Audit: $ 25,000

Equity Grant[3]	$160,000	$160,000

1	Directors may elect to receive Board fees in cash or in DSUs.

2	Board Chairperson Fees may be paid 50% in DSUs and 50% in cash. The Board Chairperson may elect to receive the cash portion in DSUs.

3	The annual equity grant is delivered in DSUs and vests in equal installments each quarter over 1 year.

2019 PROXY STATEMENT A-5

DIRECTORS’ COMPENSATION REPORT

Performance Against Performance Targets for Annual Incentive for our Executive Director

Annual Incentive Plan Formula

The funding/initial payout formula (shown below) is based on Adjusted EBITDA and revenue growth (as defined on page B-2 of the Directors’ Compensation Policy). The formula correlates levels of AIP Adjusted EBITDA and Revenue performance, as defined above, to funding/initial payout percentages. This formula was weighted 75% to AIP

Adjusted EBITDA, and 25% to Revenue performance. A 100% funding percentage is achieved if performance for both metrics meets the performance targets as approved by the Compensation Committee at the beginning of the plan year.1 If performance falls below the ‘Minimum’ threshold, no payouts are awarded. Funding and payouts are capped at 200%.

2018 Performance-Payout Formula

	EBITDA		Revenue

Performance Milestones	Growth vs Prior Year (Index %)	Funding/ Initial Payout %[1]	Growth vs Prior Year (Index %)	Funding/ Initial Payout %[1]

Maximum	109%	200%	106%	200%

Exceptional	105%	150%	105%	167%

Target	101%	100%	103%	100%

Minimum	94%	50%	100%	50%

< Minimum	<94%	Zero	<100%	Zero

[1]	The AIP funding percentage and initial payout percentage are determined using linear interpolation if actual performance falls between any two performance levels

Additionally, the Compensation Committee considers total Company financial performance and the Executive Director’s contribution to that performance, prior to determining final awards. Performance against objectives is assessed and consideration given to qualitative factors such as degree of difficulty, extraordinary market circumstances and leadership impact. As a result, the initial payout may be adjusted up or down to ensure that total performance is reflected in the final payout.

2018 Results

In February 2019, the Compensation Committee evaluated performance under the 2019 AIP. The Compensation Committee determined that the Company’s AIP Adjusted EBITDA growth index and revenue growth achieved in 2018 under the AIP did not meet threshold performance yielding an AIP funding percentage of 0% for our executive director.

2019 PROXY STATEMENT A-6

DIRECTORS’ COMPENSATION REPORT

Performance Against Performance Targets for Long Term Incentive Vesting for our Executive Director

2018 Awards

The following table shows the aggregate grant date fair value (based on the share price on the grant date) and the number of the RSUs and stock options granted in 2018 to Mr. Barns and Mr. Kenny under the Nielsen 2010 Stock Incentive Plan.

	Time Vested RSUs					Performance Vested RSUs				Options					Total Value

	Share price		Grant Date Fair Value	# of RSUs		Grant Date Fair Value	# of PRSUs		% Receivable if minimum performance achieved	Grant Date Fair Value	# of Options		Exercise price

Mr. Kenny	$28.19	[1]	13,742,766	487,505	[2]	—	—		—	—	—		—		13,742,766

	—		—	—		—	—		—	1,620,000	750,000	[3]	$40.00	[4]	1,620,000

	$25.79	[5]	1,400,010	54,285	[6]	—	—		—	—	—		—		1,400,010

	—		—	—		—	—		—	—	367,031	[7]	$28.19		2,866,911

Mr. Barns	—		—	—		4,124,341	147,601	[8]	50%	—	—		—		4,124,341

1	Grant Date was December 3, 2018. Closing price on December 3, 2018 was $28.19.

2	Vesting of these awards will occur in three equal annual installments beginning on December 31, 2019 and ending December 31, 2021.

3	Vesting of these awards will occur in three equal annual installments beginning on December 3, 2019 and ending December 3, 2021.

4	The difference between the share price at grant and the exercise price reflects a share price hurdle to incentivize Mr. Kenny.

5	Grant Date was December 3, 2018. Share price was set using closing price on November 15, 2018.

6	Vesting of these awards will occur on December 3, 2021.

7	Vesting of these awards will occur in three equal annual installments beginning on December 3, 2019 and ending December 3, 2021, subject to achieving stock performance target of $32.24 for 21 consecutive days.

8	49,200 PRSUs were forfeited with severance.

Time-Vested Restricted Stock Unit Awards

The following table provides information regarding the time-vested RSUs outstanding at the beginning and end of the year ended December 31, 2018 for Mr. Kenny and Mr. Barns:

	Award Date	End of Vesting Period	Unvested RSUs Outstanding at 1/1/2018[1]	RSUs Granted	RSUs Vested[1]	Unvested RSUs Outstanding at 12/31/2018[1,2]	Market Price Per Share on Award Date	Market Price Per Share on Vesting Date

Mr. Kenny	12/3/2018	12/3/2021	—	54,285	—	54,285	$28.19	N/A
	12/3/2018	12/31/2021	—	487,505	—	487,505	$28.19	N/A

Mr. Barns	10/29/2014	10/29/2018	6,493	—	6,725	—	$41.92	$24.86
	10/29/2015	10/29/2019	16,674	—	8,633	—	$47.95	$24.86
	2/18/2016	2/18/2018	5,703	—	5,704	—	$47.85	$33.68
	10/20/2016	10/20/2020	21,683	—	7,485	—	$54.05	$26.95
	11/13/2017	10/18/2021	104,609	—	27,081	—	$36.17	$26.96

1	Amounts include additional shares acquired from dividend equivalents.

2	For Mr. Barns, 106,205 unvested RSUs vested on December 31, 2018 per the terms of his termination agreement.

2019 PROXY STATEMENT A-7

DIRECTORS’ COMPENSATION REPORT

Performance-Vested Restricted Stock Unit Awards

The following provides information regarding the PRSUs outstanding at the beginning and end of the year ended December 31, 2018 for Mr. Barns:

Award Date	Vest Date	Measurement Period	Unvested RSUs Outstanding at 1/1/2018	RSUs Granted	RSUs Vested	RSUs Forfeited	Unvested RSUs Outstanding at 12/31/2018	Fair Value Per Share on Grant Date	Market Price Per Share on Vesting Date	Value on Vesting Date

2/19/2015	February 2018	2015-2017	65,860	—	38,959	—	—	$45.55	$32.52	$1,266,947

2/18/2016	February 2019	2016-2018	73,146	—	—	—	73,146	$47.85	N/A	N/A

2/16/2017	February 2020	2017-2019	83,613	—	—	—	83,613	$44.85	N/A	N/A

2/21/2018	February 2021	2018-2020	—	147,601	—	49,200	98,401	$32.52	N/A	N/A

Mr. Kenny has not yet received any PRSU awards made under the long term performance plan.

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against, for 2018 awards, three cumulative three-year performance metrics: Relative TSR, FCF and revenue CAGR with assigned ratings of 25%, 50% and 25% respectively. Our Compensation Committee has decided not to disclose the actual FCF target because it is commercially sensitive information.

The following sets forth the LTPP weighting, target and performance thresholds for PRSU grants made in 2015 through 2018.

Relative TSR 2018 LTPP Awards 2015—2017 LTPP Awards	Weighting	Performance	30th Percentile Relative to Peers (Threshold)	50th Percentile Relative to Peers (Target)	75th Percentile Relative to Peers (Maximum)
	25%	Payout	50%	100%	200%
	40%	Payout	50%	100%	200%

Free Cash Flow 2018 LTPP Awards 2015—2017 LTPP Awards	Weighting	Performance	85% of target	100% of target	120% of target
	50%	Payout	50%	100%	200%
	60%	Payout	50%	100%	200%

Revenue 2018 LTPP Awards 2015—2017 LTPP Awards	Weighting	Performance	3% CAGR	4% CAGR	4.5% CAGR
	25%	Payout	50%	100%	200%
	0%	N/A	0%	0%	0%

Time vested Stock Option Awards

The following provides information regarding the time-vested stock options outstanding at the beginning and end of the year ended December 31, 2018 for Mr. Kenny and Mr. Barns:

	Award Date	Outstanding at 1/1/18	Granted During 2018	Exercised During 2018	Outstanding at 12/31/2018	# of Shares Underlying Unexercised Options (#) Exercisable	# of Shares Underlying Unexercised Options (#) Unexercisable	Exercise price	Expiration Date
Mr. Kenny	12/3/2018	—	750,000	—	750,000	—	750,000	$40.00	12/3/2025
	12/3/2018	—	367,031	—	367,031	—	367,031	$28.19	12/3/2025
Mr. Barns	7/26/2012	80,000	—	—	80,000	80,000	—	$27.98	7/26/2019
	9/25/2013	47,000	—	—	47,000	47,000	—	$36.56	9/25/2020
	10/29/2014	141,000	—	—	141,000	141,000	—	$41.92	10/29/2021
	10/29/2015	177,515	—	—	177,515	133,136	44,379	$47.95	10/29/2022
	10/20/2016	191,571			191,571	95,785	95,786	$54.05	10/20/2023

2019 PROXY STATEMENT A-8

DIRECTORS’ COMPENSATION REPORT

Pensions

Pension Benefits for 2018

The following table presents information regarding the pension benefits for our Executive Director during the fiscal year ended December 31, 2018:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Mitch Barns	Qualified Plan	4.42	44,651	—

	Excess Plan	4.42	33,111	—

For details on the assumptions used to determine the present value of the accumulated benefit and on our US Retirement Plans, please refer to the 2019 Proxy Statement under “Pension Benefits for 2018”.

Participants in the Qualified Plan become fully vested in their accrued benefits after the earlier of five years of service or when the participant reaches normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan).

Reduced early retirement benefits are available to Mr. Barns under the Excess Plan once he reached age 40 and completed 5 years of service. Mr. Barns is eligible for early retirement. The early retirement benefits payable are actuarially reduced to be equivalent to the benefit payable at normal retirement age for Mr. Barns.

Non-Executive Directors do not receive pension benefits.

Effective August 31, 2006, the Company froze its United States qualified and non-qualified defined benefit retirement plans.

Mr. Kenny is not eligible for pension benefits.

Payments to Past/Former Directors

There were no payments to past/former Directors for the year ended December 31, 2018.

Mr. Barns’ severance (detailed below) was agreed but not paid in the year ended December 31, 2018.

Payments for Loss of Office

As part of Mr. Barns’ severance, 106,205 RSUs vested on December 31, 2018 (for more detail, please see page A-7).

Mr. Barns’ severance payment of $5,640,000 was agreed on the basis set out in the Chairperson’s statement at page A-3.

Statement of the Directors’ Shareholdings and Share Interests

In 2011, our Board adopted share ownership guidelines, pursuant to which our Directors who receive fees for their services are required to maintain equity ownership in our Company. The share ownership guidelines for our Executive Director are six times his base salary and for our Non-Executive Directors is five times their annual fees (including Board Retainer, Board Chairperson, and Committee Chairperson Fees). Shares beneficially owned by these Directors, including vested DSUs and jointly-owned shares, unvested DSUs, and unvested RSUs in the case of our Executive Director, are included in the calculation. These Directors are expected to meet the guidelines within five years from the later of the adoption of the guidelines or their appointment as a Director or the commencement of the receipt of Director fees. A Director may not sell or dispose of shares for cash unless the share ownership guidelines are satisfied. The share ownership guidelines are reviewed annually generally in the first Compensation Committee meeting of the year. As of December 31, 2018, six of the Directors have met the guidelines and three of

2019 PROXY STATEMENT A-9

DIRECTORS’ COMPENSATION REPORT

the Directors were still working toward meeting the guidelines. The following table provides details on the Directors’ shareholdings as at December 31, 2018:

Director	Beneficially Owned Shares	% Shareholding Guidelines Achieved	Vested but Unexercised options	Exercised Options	RSU Awards Subject to Performance	RSU Awards Not Subject to Performance	Weighted Average Exercise Price of Vested Options
James A. Attwood	53,967	100%	—	—	—	—	—
David Kenny	—	0%	—	—	—	541,790
Mitch Barns[1]	333,214	N/A	496,921	—	255,160	—	43.12
Guerrino De Luca	6,546	60%	—	—	—	—	—
Karen M. Hoguet	36,175	100%	12,500	—	—	—	28.57
Harish Manwani	14,682	100%	—	—	—	—	—
Robert C. Pozen	236,964	100%	28,125	12,210	—	—	23.36
David Rawlinson	7,870	100%	—	—	—	—	—
Javier G. Teruel	40,154	72%	12,500	21,672	—	—	28.57
Lauren Zalaznick	13,831	100%	—	—	—	—	—

1	Beneficially owned shares includes 260,068 of shares owned at December 31, 2018 and 73,146 unvested RSUs as of December 31, 2018.

The following information is provided on an unaudited basis.

Performance Graph

The chart below shows the cumulative TSR of Nielsen stock assuming an initial $100 investment over the period beginning on January 26, 2011 and ending December 31, 2018. We have compared our performance to the S&P 500 and to a market cap-weighted composite of the peer group we use to measure total shareholder return in our LTPP. We believe these two indices are key to measuring our performance in our industry.

NIELSEN HOLDINGS PLC—CUMULATIVE TOTAL SHAREHOLDER RETURN SINCE IPO

2019 PROXY STATEMENT A-10

DIRECTORS’ COMPENSATION REPORT

Chief Executive Officer’s Compensation in the Past Eight Years

	2011	2012	2013	2014	2015	2016	2017	2018
CEO Single Figure[1,2]	$10,871,106	$11,139,245	$18,270,945	$4,071,634	$4,774,121	$7,280,519	$6,003,866	$10,973,614
Bonus (% of maximum awarded)[3]	56%	49%	53%	51%	52%	43%	43%	0%
Performance based LTI (% of maximum vesting)	N/A	N/A	N/A	N/A	N/A	125%	57%	59%

1	Includes data for former CEO David Calhoun for 2011, 2012 and 2013, Mitch Barns for 2014, 2015, 2016, 2017 and through December 2, 2018, and David Kenny for December 3 through 31, 2018.

2	Includes the value of all stock and option awards that vested in the respective year.

3	Annual incentive maximum payout is 200% of opportunity. In 2013, 2014 and 2015, 75% was paid in cash and 25% was paid in incentive RSUs. The calculation of the Bonus (% of maximum award), used the combined value of the cash and RSU awards.

Percentage Change in the Chief Executive Officer’s Compensation Compared to Employees

The table below shows the percentage year on year change on salary and bonus earned by the CEO between the year ended December 31, 2018 and the year ended December 31, 2017 compared to the average salary and bonus for senior participants in our global annual incentive plan. The comparator group was chosen as the makeup and calculation of their compensation for the categories in the table below most closely resemble that of our CEO.

% change	Base Salary	Bonus	Total Cash Compensation
CEO	2%	-100%	-62%
Employee Comparator	-2%	-37%	-15%

1	Includes salary and bonus for Mr. Barns through December 2, 2018 and Mr. Kenny from December 3, 2018 for the period that they were undertaking the role of CEO.

Relative Importance of Spend on Pay

The table below shows the total pay for all employees compared to other key financial metrics and indicators:

($ in millions1)	Year Ended:
	December 31, 2017	December 31, 2018	% Change[2]
Personnel Costs	$2,685	$2,651	-1.1%
Dividends paid	$474	$494	4.2%
Share Buybacks	$140	$70	-50.0%
Average number of employees	44,594	45,894	2.9%
Revenues	$6,572	$6,515	-0.7%
EBITDA	$2,011	$1,831	-8.2%

1	Average number of employees is not provided in millions.

2	% change is provided on a constant currency basis. We calculate constant currency by converting 2017 local currency values to 2018 period foreign currency exchange rates (only for personnel costs, revenue & EBITDA).

The numbers presented above were selected to provide a broad but reasonable context against which to compare the growth of value provided to the CEO, all employees and shareholders. The figures are reported in Note 22 of our 2018 UK Annual Report.

2019 PROXY STATEMENT A-11

DIRECTORS’ COMPENSATION REPORT

Consideration by the Directors of Matters Relating to Directors’ Compensation

In 2018, the Compensation Committee consisted of the following members:

•	Harish Manwani (Chairperson)

•	Robert C. Pozen

•	Lauren Zalaznick

•	Guerrino De Luca

The Committee and the Board are responsible for determining the compensation of our Directors and regularly review the philosophy and goals of the Director compensation program and assess the effectiveness of compensation practices and processes. The Compensation Committee sets performance goals and assesses performance against these goals. The Compensation Committee and the Board operate independently of management and consider the recommendations and market data provided by the Compensation Committee’s independent consultant when reviewing and making compensation decisions. The CEO does not participate in the Committee and Board discussions regarding his own compensation. The Compensation Committee and the Board make their decisions based on their assessment of both Nielsen and individual performance against goals, market data provided by the Compensation Committee’s independent compensation consultant, and on their judgment as to what is in the best interests of Nielsen and its shareholders.

The Compensation Committee is empowered to study or investigate any matter of interest or concern that the Compensation Committee deems appropriate and shall have the sole authority to retain, oversee the work of, obtain advice from and terminate any compensation consultant, independent legal counsel or other adviser. The Company shall provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant, independent legal counsel or other advisers retained by the Compensation Committee, as well as funding for the payment of ordinary administration expenses of the Compensation Committee that are necessary or appropriate in carrying out its duties.

The Compensation Committee undertakes an independence assessment prior to selecting any compensation consultant, legal counsel or other advisors that will provide advice to the Compensation Committee (other than in-house legal counsel) taking into account such factors as may be required by the New York Stock Exchange, the UK Companies Act 2006 and any other relevant legislation or regulation from time to time.

Any compensation consultant retained by the Compensation Committee to assist it in connection with setting the amount or form of Director compensation (other than any role limited to consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or Directors of the Company, and that is available generally to all salaried employees; or providing information that either is not customized for the Company or that is customized based on parameters that are not developed by the compensation consultant, and about which the compensation consultant does not provide advice) shall not provide any other services to the Company or its subsidiaries, unless such services are pre-approved by the Compensation Committee. The Compensation Committee shall evaluate, on at least an annual basis, whether any work provided by the Compensation Committee’s compensation consultant raised any conflict of interest.

The Compensation Committee retains Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. Meridian has provided market data and perspective on Executive and Non-Executive Director compensation and related governance. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2018 other than executive and Director compensation consulting to the Compensation Committee. Discussions between Meridian and Nielsen management are limited to those necessary to complete work on behalf of the Committee.

The Compensation Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation Committee also determined that the work performed by Meridian in 2018 did not raise any conflict of interest issues.

In 2018, Nielsen paid $380,763 to Meridian for services rendered.

2019 PROXY STATEMENT A-12

DIRECTORS’ COMPENSATION REPORT

Implementation of Policy in 2019

The key changes as to how the Policy will be operated in 2019 are as follows:

1.

The core 2019 performance metrics will include three-year revenue CAGR (same as 2018) and adjusted earnings per share (“EPS”) (new for 2019). Relative TSR which has been a core metric in the past will become a modifier in which a multiplier is applied to the overall results of the plan based on our TSR performance relative to our peer group. The weightings of the core metrics will be based 60% on revenue CAGR and 40% on adjusted EPS.

Metric	Weighting
FCF	N/A
RTSR	Modified
Revenue	60%
Adjusted EPS	40%

2.	The peer group will no longer contain Dun & Bradstreet as they became a private company.

3.

Following the hiring of our new CEO and assessment of the Company’s financial goals for 2019, the Compensation Committee made the determination to alter the 2019 performance metrics and weightings for our Annual Incentive Plan. For 2019, 70% will be based on the combined performance of revenue and EBITDA margin against a target and 30% will be based on free cash flow against a target. Each of these targets are the Board-approved operating plan targets for 2019.

Statement of Voting at General Meeting

At the Annual General Meeting of Shareholders on May 22, 2018, the shareholder advisory vote on the Directors’ Compensation Report received the following votes:

	Votes	% of Total Votes
Votes Cast in Favor	252,057,276	85%
Votes Cast Against	43,448,928	15%
Total Votes Cast	295,506,204	100%
Votes Withheld[1]	15,504,804	N/A

The shareholder binding vote on the Directors’ Compensation Policy received the following votes.

	Votes	% of Total Votes
Votes Cast in Favor	260,439,789	87%
Votes Cast Against	40,044,229	13%
Total Votes Cast	300,484,018	100%
Votes Withheld[1]	10,526,990	N/A

1	For purposes of calculating our overall voter approval, we have excluded votes withheld.

2019 PROXY STATEMENT A-13

Our Directors’ Compensation Policy applies to our Executive Director, as CEO (as well as any individual who may become an Executive Director while this policy is in effect) and our Non-Executive Directors. This was approved by shareholders at the 2018 AGM and is produced here for information only.

COMPENSATION POLICY FOR EXECUTIVE DIRECTORS

Philosophy

Foster meritocracy

•	Our pay-for-performance philosophy differentiates rewards based on business performance and individual contributions toward core objectives.

Pay competitively

•

The Compensation Committee reviews compensation annually and considers peer group and general industry benchmarks among several factors when making decisions on pay. Other factors include the mix of pay components in total direct compensation, prior year awards, changes in role or responsibilities, Company financial performance, and individual performance.

Emphasize variable, at risk pay subject to performance – the executive compensation framework

•

As outlined below in the Executive Compensation Framework, a significant portion of our Executive Director’s compensation is at risk; dependent on the achievement of challenging annual and long-term performance targets and/or the performance of our share price.

Target Compensation Framework
Pay Component	Target Range (Total Pay)	Guaranteed/At Risk
Base Salary	Up to 20%	Guaranteed
Target Annual Incentive	Up to 30%	At Risk
Total Cash	Not to exceed 50%
Target LTI Performance Awards	30 – 50%	At Risk
Target LTI Time-Vested Awards	20 – 35%	At Risk
Total Equity	No less than 50%

2019 PROXY STATEMENT B-1

DIRECTORS’ COMPENSATION POLICY

Compensation Policy for Executive Directors

Element	Purpose	How Component Operates

Annual Base Salary	Attract and retain top talent

• Reviewed in intervals of 24-36+ months

•  When reviewing base salary levels and determining increases, the Compensation Committee and the Board consider a variety of factors including: (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes

Annual Incentive Plan (“AIP”)	Motivate Executive Directors to accomplish short-term business performance goals that contribute to long-term business objectives

•  Annual incentive target opportunities are established each year with reference to (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year target

•  The Compensation Committee determines individual payout using the annual incentive plan design applicable to all managerial employees

•  A combination of Adjusted EBITDA performance and revenue performance, weighted 75% and 25% respectively, formulaically determines incentive plan funding and the initial payout percentage for all participants. The metrics and their contribution to the plan funding operate independently of one another

• 100% Adjusted EBITDA performance to target = 100% contribution to the incentive pool funding and 100% initial individual payout for the Adjusted EBITDA metric

•  100% revenue performance to target = 100% contribution to the incentive pool and 100% initial individual payout for the revenue metric

•  The initial payout percentage may be adjusted up or down based on a quantitative and qualitative assessment of individual performance vs objectives

• Threshold performance will result in an initial payout/funding of 50% for the Adjusted EBITDA and revenue metrics with zero funding for below threshold performance

•  Additionally, Adjusted EBITDA performance must meet the minimum threshold for the revenue segment to fund

• Annual incentive plan funding and payouts are subject to a maximum limit of 200% of target

•  Actual payouts and the performance metrics used to determine them will be disclosed in the Directors’ Compensation Report in the year payouts are made

•  The calculation of EBITDA and revenue performance for annual incentive plan purposes differs from reported Adjusted EBITDA and reported revenue because it is calculated using a standard foreign currency exchange rate established at the beginning of the year in order to eliminate the impact of currency exchange volatility on the performance assessment

• Payout is intended to be delivered 100% in cash but may be delivered in a mixture of cash and restricted stock units at the Compensation Committee’s discretion

• Payouts are subject to recoupment under the terms of Nielsen’s Clawback Policy

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align Executive Director rewards with long-term returns delivered to shareholders

• LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award

Performance Restricted Stock Units (“PRSUs”)	Alignment with long-term shareholder return

•  Subject to performance against three three-year cumulative performance metrics, free cash flow, relative total shareholder return and revenue CAGR with assigned weighting of 50%, 25% and 25%, respectively

• Specific threshold, target and maximum performance metrics for three-year cumulative free cash flow performance will not be disclosed for competitive reasons but targets are designed to be aggressive and achievable and are fully aligned with our approved three-year strategic plan and long-term guidance issued to investors at the beginning of the performance period

2019 PROXY STATEMENT B-2

DIRECTORS’ COMPENSATION POLICY

Element	Purpose	How Component Operates

• Targets and actual results used to determine payouts will be disclosed in the Director’s Compensation Report in the year that payouts are approved

•  Relative total shareholder return (TSR) is measured against a peer group used solely for this purpose. Companies in this peer group are selected to represent a comparable investment profile to Nielsen by virtue of their being in comparable businesses, and having a similar financial profile and stock price correlation.

• Revenue is measured based on compounded annual growth rate (CAGR) over the three year period. Revenue targets are designed to be aggressive and achievable and are fully aligned with our approved three-year strategic plan and long-term guidance issued to investors at the beginning of the period.

•  Represents approximately 60% of the annual LTI value

• Zero payout for performance below threshold

•  For performance at threshold, the payout opportunity is 50% and for performance at target, 100%

• Maximum payout opportunity is capped at 200% of target

•  For the relative TSR component, payouts capped at target if absolute total shareholder return is negative

• No dividend equivalents on unearned performance RSUs

•  Subject to recoupment under the terms of Nielsen’s Clawback Policy

Restricted Stock Units (“RSUs”)	Alignment with shareholder return and retention

• Four-year time-vested

• Represents approximately 40% of LTI value

•  Dividend-equivalents on RSU awards are accrued and delivered as additional RSUs upon vesting

• Maximum payout not to exceed 100% of shares at the end of the vesting period, plus any earned dividends equivalents (if applicable, whether on vested or unvested)

Health And Welfare Plans, Perquisites	Promote overall well-being and avoid distractions caused by unforeseen health/financial issues

• Health and Welfare plans generally available to other employees, including medical insurance and savings accounts

•  De minimis financial planning and wellness allowances

• Other benefits may include provision of transport

•  The cost of the Health and Welfare plans and perquisites provided changes in accordance with market conditions and will, therefore, determine the maximum amount that would be paid in the form of benefits during the period of this policy

Pension	Provide additional income in retirement and promote overall financial wellbeing

Qualified Cash Balance Pension Plan (the “Qualified Plan”)

•  Plan frozen on August 31, 2006

• Prior to the freeze we added monthly basic and investment credits to each participants account

•  The basic credit equaled 3% of a participants eligible monthly compensation

• At the point of freeze, all basic credits were stopped, but participants continue to receive investment credits

•  Participants became vested in the accrued benefits on the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan)

Non-qualified Retirement Plan (the “Excess Plan”)

•  Plan frozen on August 31, 2006

• Available to certain management and highly compensated individuals

•  Prior to the freeze, the plan provided supplemental benefits to individuals whose benefits under the qualified plan are limited by the provisions of Section 415 and/or Section 401(a)(17) of the US tax code

•  The amount payable under the Excess Plan is equal to the difference between the benefit actually paid under the qualified plan and the amount that would have been payable had the applicable US tax code limitations not applied

Other Retirement	Attract and retain top talent

401(k) Savings Plan

•  Qualified plan available to all eligible employees, enables participants to save for retirement through tax-advantaged combination of employee contributions and a company matching contribution

•  The company matching contribution matches $.50 per $1.00 of employee contribution up to 6% of pay and subject to IRS annual limits. Full vesting occurs after 2 years of service

2019 PROXY STATEMENT B-3

DIRECTORS’ COMPENSATION POLICY

Element	Purpose	How Component Operates

Relocation/Expat Assistance	Attract top talent and provide career enhancing and personal development opportunities

• Expatriate and relocation benefits are regularly benchmarked against other companies. Current benefits offered include, but are not limited to:

•  Shipment of goods and services

•  Home sale/lease termination

•  House hunting trips

•  Temporary housing

•  Housing allowance

•  Automobile disposition

•  Goods and services differential allowance

• Car/driver allowance

• Education fees and expenses for dependent children to age 19

•  Home leave

•  Tax equalization

•  Tax preparation

•  Language and cultural training

•  Destination acclimation services

Performance Measure Selection

The measures used under the AIP and the LTPP are reviewed and approved by the Compensation Committee annually. The other elements in the table above are not subject to the accomplishment of specific performance targets.

Nielsen’s culture reflects our core values of Open, Connected, Useful, and Personal. Our compensation programs reinforce the values by connecting all of our employees to core business objectives. To that end, the CEO and other executives participate in the same annual incentive plan applicable to managerial employees. Beginning in 2018, the plan will be funded based on the achievement of Company EBITDA performance and Company revenue performance. The Adjusted EBITDA target for incentive plan funding purposes is the equivalent of the EBITDA target approved in our annual operating plan. The target is intended to offer a challenging yet achievable goal for participants. The revenue target is designed to be aggressive and achievable and is fully aligned with our annual operating plan and guidance issued to investors. Nielsen’s business EBITDA and revenue growth are highly correlated to the creation of shareholder value and are effective measures of the Executive Director’s contributions to short-term Company performance.

Three cumulative three-year performance metrics measure performance under the LTPP. Free Cash Flow (“FCF”), relative TSR and revenue CAGR were chosen due to their strong alignment with the long-term returns experienced by our shareholders. FCF is assigned a weighting of 50% and both TSR and revenue CAGR are assigned a weighting of 25% each. Specific FCF targets cannot be disclosed for competitive reasons. Both FCF and revenue CAGR targets are aligned with the aggressive targets approved in the three-year strategic plan and with our long-term guidance issued to investors.

Under the rules governing the design and operation of the AIP and LTPP, the Compensation Committee has the discretion to select other performance metrics and alter their weighting as business conditions may dictate in the future.

Remuneration Policy for Other Employees

The remuneration policy for other employees is based on the same philosophy and principles that govern the remuneration policy for Executive Directors. Annual salary reviews take into account Company and individual performance, local pay and market conditions, and salary levels for similar roles in the relevant geographies. Senior executives are eligible to participate in the AIP and in LTI programs on similar terms as the Executive Directors. Managerial and professional employees are eligible to participate in the AIP provided for executives; opportunities vary by organizational level and an individual’s role. Some employees below the executive level are eligible to participate in the stock option and RSU components of the LTI program; opportunity levels are commensurate with organizational level.

2019 PROXY STATEMENT B-4

DIRECTORS’ COMPENSATION POLICY

Loss of Office and Service Agreements

In general we do not provide employment agreements for Executive Directors. The principal terms of employment for Executive Directors are as provided to other eligible employees with the exception of certain de minimis benefits (described within) and certain payments provided in the event the Executive Director is terminated not for cause or resigns for good reason (as defined in the documents referenced below under “Potential Payments Upon Termination or Change In Control”). In certain circumstances the Compensation Committee may provide employment agreements for Executive Directors where it is essential for continued sound governance.

Potential Payments Upon Termination or Change In Control

Severance terms for Executive Directors are defined in the U.S. Severance policy for Section 16 Officers and Senior Executives (the “Severance Policy”) approved by the Committee on July 20, 2017.

The following is a summary of the material terms of the Severance Policy:

A)

Qualifying Termination Outside of the Change in Control Protection Period: If the Executive Director subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason (as such terms are defined in the Severance Policy) at any time other than during the 24-month period following a change in control (the “Change in Control Protection Period”), such individual has the right to payments equal to, with respect to the CEO, two times, or with respect to other Executive Directors, one times the sum of the Executive Director’s annual base salary and the average of the annual incentive payments paid to the Executive Director in the prior three years.

B)

Qualifying Termination During the Change in Control Protection Period: If the Executive Director subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason during the Change in Control Protection Period, the Executive Director has the right to payments equal to two times the sum of the Executive Director’s annual base salary and the average of the annual incentive payments paid to the Executive Director in the prior three years.

Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock, merger, consolidation or reorganization where pre-transaction shareholders do not continue to hold at least 50% of the Company’s voting power, change in majority of the Board within a 12-month period, and liquidation, dissolution or a material asset sale. The Severance Policy provides for a 280G best-after-tax cutback, which applies to any payments or benefits that individuals subject to the Severance Policy are entitled to receive that are “excess parachute payments” under the “golden parachute” excise tax rules of the Internal Revenue Code.

Additionally, under the terms of the 2010 Nielsen Holdings Stock Incentive Plan (“2010 Plan”) if the Executive Director is terminated by the Company without “Cause” or the Executive Director resigns for “Good Reason” (as such terms are defined in the plan document) they will forfeit all unvested equity as of the date of termination with the following exceptions:

•

PRSUs: Executive Directors will receive a payout on the regularly scheduled payout date reduced pro-rata to their service through the performance period, calculated as the number of days between the beginning of the performance period and the termination date divided by 1095.

•

Option and RSU Awards: Pro-rata vesting of the equity tranche that would have vested, but for the termination, in the 12 months following the termination date calculated by the number of days between the most recent vesting and the termination date divided by 365.

The Committee has the discretion to adjust the above payments in the event of extraordinary circumstances including but not limited to approved retirements, death, and permanent disability.

Change In Control Policy

Under the 2010 Plan, as amended, unvested options and RSUs do not vest automatically in the event of a change in control.

2019 PROXY STATEMENT B-5

DIRECTORS’ COMPENSATION POLICY

Clawback Policy

Our clawback policy requires the Executive Director, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the Executive Director, and any non-vested equity-based awards previously granted to the Executive Director if:

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error;

The Executive Director engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and

The amount of the incentive compensation that would have been awarded to the Executive Director, had the financial results been properly reported, would have been lower than the amount actually awarded.

Recruitment of Executive Directors

The compensation package for a new Executive Director will be set in accordance with the terms of the Directors’ Compensation Policy as set forth above or in force at the time of appointment or hiring. In determining the appropriate remuneration structure and levels, the Compensation Committee will take into consideration all relevant factors to ensure that arrangements are in the best interests of the Company and its shareholders.

In addition, to facilitate the recruitment of an individual to an Executive Director position, the Compensation Committee can use cash and/or LTI awards to buy-out previously-granted incentive awards and no limits will apply under this policy.

For external hires and internal appointments the Company may provide certain relocation reimbursements or allowances including expatriate benefits within limits set by the Compensation Committee that fairly reimburse Executive Directors for expenses incurred and provide for a smooth transition free of unnecessary distractions.

Consideration of Conditions Elsewhere in the Company

The Compensation Committee does not consult with employees specifically on its Executive Director compensation policy and framework however, when determining pay for Executive Directors, the Committee takes into account several data elements including but not limited to:

•	company and individual performance;

•	salary increase budgets provided for other employees;

•	annual incentive plan funding levels;

•	local pay and market conditions; and

•	market data provided by independent compensation consultant.

Consideration of Shareholder Views

On a regular basis, the Compensation Committee engages with shareholders to solicit direct input regarding its Executive Director compensation programs. Input provided during these meetings and from shareholder advisory firms is used to shape our compensation programs. The majority of shareholders continue to express support for our compensation programs.

Illustration of Application of Compensation Policy for Executive Directors

The estimated compensation amounts received by the Executive Directors which group currently includes only our CEO are shown in the following graph.

The amounts show payments at three levels of performance-threshold, target and maximum

2019 PROXY STATEMENT B-6

DIRECTORS’ COMPENSATION POLICY

For the purpose of this illustration the following components’ values are constant at each level of performance:

•	Salary: reflects annualized rate for 2018

•	Restricted stock units: planned grant date fair value in 2018[1]

•

Benefits: Estimated based on 2017 figures and 2018 premium or reimbursement rates including 401(k) savings match, health saving account plan match, relocation benefits, health and welfare perquisite and tax planning perquisite.

•	Pension: reflects estimated aggregate change in the actuarial present value of accumulated benefits under the plan

The following components’ values vary by each level of performance:

•	Annual Incentive: reflects potential cash payouts based solely on the plan’s incentive funding formula

•	LTPP: reflects the fair value[1] of PRSUs at grant date at target and percentage payouts of target in accordance with the plan design at threshold and maximum levels of performance.

•

Both of the above values will differ from the actual payments earned by Mr. Barns under the 2017 AIP and 2015 LTPP and paid to him in February, 2018. Payment details are disclosed in our 2018 Proxy Statement under “Summary Compensation Table.”

($,000)

[1]

Calculated in accordance with IFRS 2, Share-based Payments. For a discussion of the assumptions and methodologies used to value the awards granted in 2017 please see Note 16 “Share-Based compensation” to our audited consolidated financial statements, included in our Annual Report for the year ended December 31, 2017. In all cases the values reported assume no share price change relative to closing price of a Nielsen share on the date of grant.

2019 PROXY STATEMENT B-7

DIRECTORS’ COMPENSATION POLICY

Compensation Policy for Non-Executive Directors

As of the effective date of this Policy, all of our Directors, with the exception of Mitch Barns, our CEO, are Non-Executive Directors.

Purpose

Nielsen’s Compensation Policy for our Non-Executive Directors is designed to:

•	attract and retain talented individuals to help oversee the Company as members of the Board;

•	align with the market value of the role; and

•	align with long-term shareholder returns.

2019 PROXY STATEMENT B-8

DIRECTORS’ COMPENSATION POLICY

Practice

The Compensation Committee reviews the Non-Executive Director compensation program annually taking account of market benchmarking data to establish compensation levels that are competitive and serve the stated purpose. Market adjustments may be made to Non-Executive Director compensation following these reviews. Otherwise, the Compensation Committee generally intends to make adjustments every three years unless special circumstances require otherwise. The values quoted in each category are fixed, do not vary subject to a performance condition and therefore represent the current maximum payout opportunity.

Compensation Element	How Component Operates	Current Fee Structure (per annum)

Board Fees	• Annual retainer paid on a quarterly basis • Director may elect to receive fees in cash or in DSUs[1] • DSUs accrue dividend equivalents in the form of additional DSUs	$80,000

Board Chair Fee	• Annual retainer payable on a quarterly basis; 50% in DSUs and 50% in cash • Director may elect to receive cash fees in DSUs[1] • DSUs accrue dividend equivalents in the form of additional DSUs	$150,000

Committee Chair Fees	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs[1] • DSUs accrue dividend equivalents in the form of additional DSUs	• Audit Committee: $25,000 • Compensation Committee: $20,000 • Nomination and Corporate Governance Committee: $15,000

Lead Independent Director Fee	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs[1] • DSUs accrue dividend equivalents in the form of additional DSUs	$30,000

Annual Equity Grant	• Offered to all Non-Executive Directors • Executive compensation peer group plus general industry benchmark provided by Meridian are used as benchmarks • Annual equity grant delivered in DSUs vests in four equal quarterly installments • DSUs accrue dividend equivalents in the form of additional DSUs	$160,000

1	The Company can, but does not have to offer this choice to the Non-Executive Directors.

Non-Executive Directors will only receive compensation for those services outlined in this Policy. There are no contracts or agreements that provide guaranteed amounts payable for service as a Non-Executive Director of Nielsen, and there are no similar arrangements that provide for any guaranteed compensation (other than for any accrued or deferred amounts, if applicable, for services rendered as a Non-Executive Director) upon a Non-Executive Director’s termination of service from our Board of Directors. The Compensation Committee may in exceptional circumstances provide compensation that exceeds or is different from that payable to Non-Executive Directors but is aligned with the policy for Executive Directors. An example may include when an Executive Director transitions from Company employee to Non-Executive Director. In these cases, the Committee may find it appropriate to elect to continue components of the Executive Director compensation program for the former employee. When recruiting for a new external Non-Executive Director, the Committee or Board will structure pay in line with the existing policy for Non-Executive Directors set out above.

2019 PROXY STATEMENT B-9

Constant Currency Presentation

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. This calculation may differ from similarly-titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP nor should such amounts be considered in isolation. No adjustment has been made to foreign currency exchange transaction gains or losses in the calculation of constant currency net income.

The below table presents a reconciliation from revenue on a reported basis to revenue on a constant currency basis for the year December 31, 2018.

(IN MILLIONS) (UNAUDITED)	Year Ended December 31, 2018 Reported	Year Ended December 31, 2017 Reported	% Variance 2018 vs. 2017 Reported	Year Ended December 31, 2017 Constant Currency	% Variance 2018 vs. 2017 Constant Currency
Revenues by segment
Developed Markets	$1,922	$1,999	(3.9)%	$2,025	(5.1)%
Emerging Markets	1,145	1,164	(1.6)%	1,123	2.0%
Core Buy	$3,067	$3,163	(3.0)%	$3,148	(2.6)%
Corporate	$30	$68	(55.9)%	$68	(55.9)%
Buy	$3,097	$3,231	(4.1)%	$3,216	(3.7)%
Audience Measurement (Video and Text)	$2,446	$2,308	6.0%	$2,311	5.8%
Audio	497	501	(0.8)%	500	(0.6)%
Marketing Effectiveness	337	350	(3.7)%	351	(4.0)%
Core Watch	$3,280	$3,159	3.8%	$3,162	3.7%
Corporate/Other Watch	138	182	(24.2)%	181	(23.8)%
Watch	$3,418	$3,341	2.3%	$3,343	2.2%
Total Core Buy and Watch	$6,347	$6,322	0.4%	$6,310	0.6%
Total	$6,515	$6,572	(0.9)%	$6,559	(0.7)%

Net Income to Adjusted EBITDA Reconciliation

We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items that arise outside the ordinary course of our continuing operations specifically described below.

Restructuring charges: We exclude restructuring expenses, which primarily include employee severance, office consolidation and contract termination charges.

2019 PROXY STATEMENT C-1

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Impairment of goodwill and other long-lived assets: We exclude the impact of charges related to the impairment of goodwill and other long-lived assets. Given the significance of the impairment of goodwill and other long-lived assets, we reported it separately in the consolidated statements of operations.

Share-based compensation expense: We exclude the impact of costs relating to share-based compensation.

Other non-operating expenses, net: We exclude foreign currency exchange transaction gains and losses primarily related to intercompany financing arrangements as well as other non-operating income and expense items, such as, gains and losses recorded on business combinations or dispositions, sales of investments, net income attributable to noncontrolling interests and early redemption payments made in connection with debt refinancing.

Other items: To measure operating performance, we exclude certain expenses and gains that arise outside the ordinary course of our continuing operations. Such costs primarily include legal settlements, acquisition related expenses, business optimization costs and other transaction costs.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

2019 PROXY STATEMENT C-2

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

The below table presents a reconciliation of net income and Adjusted EBITDA for the years ended December 31, 2018, 2017 and 2016:

	Year Ended December 31,
(IN MILLIONS)	2018	2017	2016
Net income/(loss)	$(712)	$429	$502
Interest expense, net	386	370	329
(Benefit)/provision for income taxes	(182)	388	309
Depreciation and amortization	675	640	603
EBITDA	167	1,827	1,743
Other non-operating (income)/expense, net	33	27	(10)
Restructuring charges	139	80	105
Impairment of goodwill and other long-lived assets	1,413	—	—
Share-based compensation expense	35	45	51
Other items[1]	63	45	36
Adjusted EBITDA	$1,850	$2,024	$1,925

1	For the year ended December 31, 2018 other items primarily consist of business optimization costs, including strategic review costs, and transaction related costs. For the year ended December 31, 2017, other items primarily consist of transaction related costs and business optimization costs. For the year ended December 31, 2016, other items primarily consist of business optimization costs.

Net Income and Adjusted EBITDA on constant currency basis

The table below presents a reconciliation of Net income and Adjusted EBITDA on a reported basis to a constant currency basis for the year ended December 31, 2018.

(IN MILLIONS) (UNAUDITED)	Year Ended December 31, 2018 Reported	Year Ended December 31, 2017 Reported	% Variance 2018 vs. 2017 Reported	Year Ended December 31, 2017 Constant Currency	% Variance 2018 vs. 2017 Constant Currency
Net Income/(Loss) attributable to Nielsen Shareholders	$ (712)	$ 429	NM%	$ 418	NM%
Adjusted EBITDA	$1,850	$2,024	(8.6)%	$2,008	(7.9)%

Free cash flow

We define free cash flow as net cash provided by operating activities, plus contributions to the Nielsen Foundation, less capital expenditures, net. We believe providing free cash flow information provides valuable supplemental liquidity information regarding the cash flow that may be available for discretionary use by us in areas such as the distributions of dividends, repurchase of common stock, voluntary repayment of debt obligations or to fund our strategic initiatives, including acquisitions, if any. However, free cash flow does not represent residual cash flows entirely available for discretionary purposes; for example, the repayment of principal amounts borrowed is not deducted from free cash flow. Key limitations of the free cash flow measure include the assumptions that we will be able to refinance our existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free cash flow is not a presentation made in accordance with GAAP.

2019 PROXY STATEMENT C-3

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Normalized Cash Flow

The reconciliation of normalized free cash flow to net cash provided by operating activities in the last three years is provided below:

Free Cash Flow[1] ($ in millions – as reported)	2018	2017	2016
Net cash provided by operating activities	$1,058	$1,310	$1,296
Capital expenditures, net	(516)	(447)	(391)
Free Cash Flow	$542	$863	$905
Non-recurring contribution to the Nielsen Foundation	—	—	36
Normalized Free Cash Flow	$542	$863	$941

1	We define normalized free cash flow as net cash provided by operating activities, plus contributions to the Nielsen Foundation less capital expenditures, net.

Adjusted Earnings per Share

We define adjusted earnings per share as net income attributable to Nielsen shareholders per share (diluted) from continuing operations from our consolidated statements of operations, excluding depreciation and amortization associated with acquired tangible and intangible assets, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense, other non-operating items from our consolidated statements of operations and certain other items considered unusual or non-recurring in nature, adjusted for income taxes related to these items. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operating performance.

2019 PROXY STATEMENT C-4

NIELSEN 2019 STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key employees, directors or other service providers and to motivate such employees, directors or other service providers to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:

(a)           Affiliate: With respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

(b)           Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(c)           Board: The Board of Directors of the Company.

(d)           Change in Control: the occurrence of any of the following events:

(i)           the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group other than the Permitted Holders;

(ii)           any Person or Group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a Person shall be a “Beneficial Owner” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

(iii)          a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction; or

(iv)          during any rolling twelve (12) month period looking back from any given date, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority

2019 PROXY STATEMENT D-1

NIELSEN 2019 STOCK INCENTIVE PLAN

of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (any such director, an “Incumbent Director”)) cease for any reason to constitute a majority of the Board, then in office; provided, that, no individual shall be an Incumbent Director who is elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board.

(e)           Code: The Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.

(f)           Committee: (i) The Compensation Committee of the Board, or (ii) any subcommittee consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and “independent directors” within the meaning of the NYSE listed company rules, to which the Compensation Committee of the Board has delegated any of its duties, or such other committee of the Board (including, without limitation, the full Board), in any such case to which the Compensation Committee of the Board has delegated power to act under or pursuant to the provisions of the Plan, as applicable.

(g)           Company: Nielsen Holdings plc, a company incorporated in England and Wales.

(h)           Effective Date: May 21, 2019, if this is the date on which the Plan was approved by the Company’s shareholders.

(i)           Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries, (ii) a Participant’s services, if the Participant is another form of service provider to the Company or any of its Subsidiaries, and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(j)           Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(k)           Fair Market Value: Fair Market Value means, on a given date, (i) if the Shares are listed on a national securities exchange, the closing sales price of a Share reported on the primary exchange on which the Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Shares are not listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of a Share using a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

(l)           Group: means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(m)           ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(n)           Option: A stock option granted pursuant to Section 6 of the Plan.

(o)           Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(p)           Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

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(q)           Participant: An employee, director or other service provider of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan.

(r)           Performance Criteria: means specific levels of performance of the Company (and/or one or more of the Company’s Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (v) cash available for distribution; (vi) basic or adjusted net income; (vii) returns on equity, assets, capital, revenue or similar measure; (viii) level and growth of dividends; (ix) the price or increase in price of Common Stock; (x) total shareholder return; (xi) total assets; (xii) growth in assets, new originations of assets, or financing of assets; (xiii) equity market capitalization; (xiv) reduction or other quantifiable goal with respect to general and/or specific expenses; (xv) equity capital raised; (xvi) mergers, acquisitions, increase in enterprise value of Affiliates, Subsidiaries, divisions or business units or sales of assets of Affiliates, Subsidiaries, divisions or business units or sales of assets; or (xvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

(s)           Permitted Holder: Any and all of an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(t)           Person: “Person” as defined in Section 3(a)(9) of the Exchange Act; provided, that references to “Person” within the defined term “Change in Control” shall mean a “person” as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

(u)           Plan: The Nielsen 2019 Stock Incentive Plan, as it may be amended from time to time.

(v)           Prior Plan: The Amended and Restated Nielsen 2010 Stock Incentive Plan.

(w)           Shares: Shares of common stock of the Company.

(x)           Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(y)           Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), or any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the Person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation)).

3.	Shares Subject to the Plan

(a)           Subject to Section 9, the total number of Shares which may be available for Awards under the Plan is the sum of (i) 7,200,000 Shares plus (ii) the number of Shares reserved for purposes of the Prior Plan on the Effective Date that is in excess of the number of Shares then subject to outstanding awards granted under the Prior Plan plus (iii) any Shares underlying awards outstanding under the Prior Plan that, on or after the Effective Date, expire or are canceled, forfeited or terminated without issuance to the holder thereof of the full number of shares

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of Common Stock to which the award related and thereupon become available for grant under the Plan pursuant to Section 5 and the maximum number of Shares for which ISOs may be granted is 7,200,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares shall reduce the total number of Shares available under the Plan.

(b)           Shares related to Awards or portions of Awards outstanding under the Plan at any time, or awards or portions of awards outstanding under the Prior Plan on the Effective Date, that are (i) forfeited, terminated, canceled, or expire unexercised, (ii) withheld or tendered to satisfy tax withholding obligations, the aggregate Option Price on the exercise of Options or the purchase price for any other Award (or the aggregate exercise price purchase price for an award under the Prior Plan), or (iii) repurchased by the Company, in each case, shall immediately become available for new Awards. If an Award or award granted under the Prior Plan that is outstanding on the Effective Date is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or Prior Plan award (including in connection with payment in Shares on exercise of a Stock Appreciation Right or the equivalent thereof under the Prior Plan) such Shares shall, to the extent of such cash settlement or non-issuance, immediately become available for new Awards.

(c)           Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or a company acquired by the Company or with which the Company combines, subject to the limitations of Sections 6(f) and 7(d) below. The number of Shares underlying awards made in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines shall not be counted against the aggregate number of Shares available for Awards under the Plan, nor shall the Shares subject to such substitute awards become available for new Awards under the circumstances described in Section 3(b). In addition, in the event that a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any of its Subsidiaries prior to such acquisition or combination.

4.	Administration

(a)           The Plan shall be administered by the Committee; provided, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. The Committee (or the Board, as applicable) may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and “independent directors” within the meaning of the NYSE listed company rules, and such other committee of the Board (including, without limitation, the full Board), in any such case to which the Compensation Committee of the Board has delegated power to act under or pursuant to the provisions of the Plan, as applicable.

(b)           In each case subject to Section 15 of the Plan, the Committee is authorized to (i) interpret the Plan, (ii) establish, amend and rescind any rules and regulations relating to the Plan, (iii) make any other determinations that it deems necessary or desirable for the administration of the Plan, including, without limitation, determining the type, number, vesting requirements, Performance Criteria (or other objective/subjective goals (if any)) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner

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and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee may make Awards to Participants who are subject to the laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms of Awards granted to Participants in the United States as provided elsewhere in the Plan for the purpose of complying with foreign laws.

(c)           The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or any of its Subsidiaries shall have the right and is authorized to withhold any applicable withholding taxes in respect to the Award, its exercise or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes, in each case up to the maximum statutory rates. To the extent permitted by the Committee, a Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares, provided that such Shares have been held by the Participant for such period of time as the Company’s accountants may require or (ii) having Shares with a Fair Market Value equal to the amount withheld by the Company from any Shares that would have otherwise been received by the Participant (i.e., through a “net settlement” of such tax withholding due).

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

The maximum number of Shares in respect of which Options or Stock Appreciation Rights may be granted during a fiscal year of the Company to any Participant, other than a non-employee member of the Board, shall be 2,000,000. The maximum number of Shares in respect of which Other Stock-Based Awards may be granted during a fiscal year of the Company to any Participant, other than a non-employee member of the Board, shall be 1,000,000.

The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during the fiscal year, shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

6.	Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options unless specifically identified as ISOs for federal income tax purposes, as determined by the Committee and evidenced by the related Award agreements, and shall be subject to such other terms and conditions not inconsistent therewith. In addition to the foregoing, except as otherwise determined by the Committee and evidenced by the related Award agreements, the Options shall also be subject to the following terms and conditions:

(a)           Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 3). For the avoidance of doubt, to the extent required by the laws of England and Wales, the Option Price shall not be less than the nominal value per Share in respect of which the Option is being exercised.

(b)           Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more

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than ten years after the date it is granted; provided, that, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to a Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by such Participant) shall be automatically exercised on behalf of such Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(ii)(D), below), and the net number of Shares resulting from such automatic exercise shall be delivered to such Participant as soon as practicable thereafter.

(c)           Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i) or (ii) in the immediately following sentence. The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of a Participant: (i) in cash or its equivalent (e.g., by check); (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by such Participant for such period of time as the Company’s accountants may require to avoid adverse accounting treatment; (B) partly in cash and partly in such Shares; (C) if there is a public market for the Shares at such time, and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased in all events in accordance with applicable law; or (D) through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate Option Price in respect of the portion of the Option to be exercised withheld by the Company from any Shares that would have otherwise been received by the Participant). No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until such Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)           ISOs. The Committee may grant Options under the Plan that are intended to be “incentive stock options” (within the meaning of Section 422 of the Code) (“ISOs”). Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (x) within two years after the date of grant of such ISO or (y) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and, if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Subsidiaries (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

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(e)           Attestation. Wherever in this Plan or any Award agreement a Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(f)           Repricing of Options; No Dividend Equivalent Rights.

(i)           Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii)          Except as may otherwise be permitted under Section 9(a), there shall be no dividend equivalent rights granted in respect of any Option.

7.	Terms and Conditions of Stock Appreciation Rights

(a)           Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)           Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 3); provided, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; and provided, further, that the exercise price of a Stock Appreciation Right that is granted in exchange for an Option may be less than the Fair Market Value on the grant date if such exercise price is equal to the Option Price of the exchanged Option. For the avoidance of doubt, to the extent required by the laws of England and Wales, the exercise price per Share of a Stock Appreciation Right shall not be less than the nominal value per Share in respect of which the Stock Appreciation Right is being exercised. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of

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written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)           Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d)           Repricing of Stock Appreciation Rights; No Dividend Equivalent Rights.

(i)           Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) of the Plan. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii)          Except as may otherwise be permitted under Section 9(a), there shall be no dividend equivalent rights granted in respect of any Stock Appreciation Right.

8.	Other Stock-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted stock units, and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Shares (including dividend equivalent rights) (such Awards, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of Performance Criteria or other objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). For the avoidance of doubt, to the extent required by the laws of England and Wales, the price paid per Share for Shares awarded in respect of Other Stock-Based Awards shall not be less than the nominal value of the underlying Share. Dividend equivalents granted in connection with Other Stock-Based Awards shall be subject to the same vesting conditions that apply to such Other Stock-Based Awards.

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)           Generally. In the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Shares or other corporate exchange, any equity

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restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment as it deems reasonably necessary to address, on an equitable basis, the effect of such event (subject to Section 19), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant, (iii) the maximum number of Other Stock-Based Awards that may be granted during a fiscal year to any Participant, (iv) the Option Price or exercise or purchase price of any Award, (v) any applicable performance measures (including, without limitation, Performance Criteria) and/or (vi) any other affected terms of such Awards.

(b)           Change in Control. In the event of a Change in Control that occurs after the Effective Date, unless the Committee otherwise provides in any applicable Award agreement at the time of the initial grant or in connection with the Change in Control:

(i)           If the successor or acquiring entity in the Change in Control does not agree to provide for the issuance of substitute Awards on an equitable basis in a manner consistent with Section 9(a) of the Plan (such Awards, “Substitute Awards”), as determined by the Committee in its sole discretion; provided, that an Award will only constitute a Substitute Award under this Plan if it is denominated in shares of publicly traded stock which are traded on an established U.S. or U.K. securities exchange, then (x) any outstanding Awards held by a Participant at the effective time of such Change of Control that are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions and (y) the Committee shall (subject to Section 19 of the Plan), (A) cancel Awards for fair value (as determined in the sole discretion of the Committee), to the extent permitted under Section 409A of the Code, which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price or exercise price of such Options or Stock Appreciation Rights, or (B) provide that for a period of at least ten (10) days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and the Committee may further provide that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect. For the avoidance of doubt, pursuant to clause (A) above, the Committee may cancel Options and Stock Appreciation Rights for no consideration if the aggregate Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights.

(ii)          If the successor or acquiring entity in the Change in Control does agree to provide for the issuance of Substitute Awards, then any outstanding Awards held by a Participant at the effective time of such Change of Control that are unexercisable or otherwise unvested or subject to lapse restrictions shall not automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of the Change in Control; provided, that if, at any time during the two-year period following a Change in Control the Participant’s Employment with the Company and its Subsidiaries is terminated under a circumstance that would give rise to the Participant’s right to the payment of severance compensation pursuant to any Company or Subsidiary severance plan, policy, arrangement or agreement applicable to such Participant as of the date of Participant’s termination of Employment, any then-unvested Awards outstanding hereunder shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions as of the date of such termination.

(iii)         If the Committee establishes terms for the vesting or exercisability of any Award in connection with a Change in Control that vary from the provisions set forth above in this Section 9(b) (i.e., the Committee provides for the vesting of an unvested Award at the time of a Change in Control where the acquiring or successor entity has agreed to provide for the issuance of Substitute Awards), then the same such terms must apply to all other Awards having substantially similar vesting or exercisability terms that are held by all other Participants

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as of such time. For the avoidance of doubt, at the time of a Change in Control, the Committee shall not be required to provide for similar treatment of Awards that are subject to vesting and exercisability terms that are dissimilar.

(iv)         Prior to any payment with respect to an assumption, substitution or continuation of any Awards contemplated under this Section 9, the Committee may require each Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Code Section 409A; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

10.	Forfeiture/Clawback

The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or Performance Criteria of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

11.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any of its Subsidiaries to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12.	Securities Laws

The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of applicable securities laws, including, without limitation, laws of the United States (and any state thereof), and England and Wales.

13.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

2019 PROXY STATEMENT D-10

NIELSEN 2019 STOCK INCENTIVE PLAN

14.	Nontransferability of Awards

Unless otherwise determined by the Committee, an award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution; provided, that in no event shall any Award be transferred for value or consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15.	Amendments or Termination

Subject to the limitations imposed under Sections 6(f) and 7(d) of this Plan, the Board may amend, alter or discontinue the Plan, and the Board or the Committee may amend, alter or discontinue any outstanding Award, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company to the extent such approval is (i) required by, or (ii) desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule, including the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Shares, (b) without the consent of a Participant, if such action would materially and adversely affect any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, that (to the extent not prohibited under clause (a)(i) above) the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants).

16.	International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or a Subsidiary.

17.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws, except to the extent that the matter in question is mandatorily required to be governed by the laws of England and Wales, in which case it will be governed by the applicable provision of the laws of England and Wales.

18.	Effectiveness of the Plan

The Plan is effective as set forth in the definition of Effective Date contained in Section 2(h) hereof. No new awards may be granted under the Prior Plan as of the Effective Date.

19.	Section 409A of the Code

To the extent applicable, this Plan and all Awards granted hereunder are intended to comply with or be exempt from Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. For Awards subject to Section 409A of the Code, references under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation

2019 PROXY STATEMENT D-11

NIELSEN 2019 STOCK INCENTIVE PLAN

from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Committee, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).

The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided, that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 19.

20.	Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

21.	Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

22.	Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

2019 PROXY STATEMENT D-12

Nielsen Holdings plc
85 Broad Street
New York, NY 10004
United States

www.nielsen.com

nielsen

NIELSEN HOLDINGS PLC 40 DANBURY ROAD WILTON, CT 06897-4445	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or from a mobile phone scan the QR code above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time) on May 20, 2019 (May 16, 2019 for 401(k) plan shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to nielsen.onlineshareholdermeeting.com
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 20, 2019 (May 16, 2019 for 401(k) plan shareholders). Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your vote must be received by 9:00 a.m. (Eastern Time) on May 17, 2019 (May 16, 2019 for 401(k) plan shareholders).

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E66959-P16952                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NIELSEN HOLDINGS PLC
Our Board of Directors recommends that you vote “FOR” each director nominee listed below and “FOR” each of Proposals 2 through 7 listed below.

1.	Election of directors:		For	Against	Abstain

	1a.	James A. Attwood, Jr.	☐	☐	☐

	1b.	Guerrino De Luca	☐	☐	☐

	1c.	Karen M. Hoguet	☐	☐	☐

	1d.	David Kenny	☐	☐	☐

	1e.	Harish Manwani	☐	☐	☐

	1f.	Robert C. Pozen	☐	☐	☐

	1g.	David Rawlinson	☐	☐	☐

	1h.	Javier G. Teruel	☐	☐	☐

	1i.	Lauren Zalaznick	☐	☐	☐

Please indicate if you plan to attend the meeting.			☐	☐

			Yes	No

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

3.	To reappoint Ernst & Young LLP as our UK statutory auditor to audit our UK statutory annual accounts for the year ending December 31, 2019.	☐	☐	☐

4.	To authorize the Audit Committee to determine the compensation of our UK statutory auditor.	☐	☐	☐

5.	To approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

6.	To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2018.	☐	☐	☐

7.	To approve the Nielsen 2019 Stock Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

NIELSEN HOLDINGS PLC

2019 Annual General Meeting of Shareholders

May 21, 2019

9:00 a.m. (Eastern Time) at 50 Danbury Road, Wilton, CT 06897

or to attend the meeting live via the Internet, please visit

nielsen.onlineshareholdermeeting.com

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder may be asked to present valid picture identification, such as a driver’s license. Cameras, videotaping equipment and other recording devices and large packages, banners, placards and signs will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement, the US Annual Report and the UK Annual Report are available at www.proxyvote.com. You will need the 16-digit control number included on this proxy card in order to access the proxy materials on www.proxyvote.com.

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E66960-P16952

NIELSEN HOLDINGS PLC

Annual General Meeting of Shareholders

May 21, 2019 9:00 a.m. (Eastern Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Nielsen Holdings plc hereby: revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual General Meeting of Shareholders and any adjournments or postponements thereof; acknowledges receipt of the Notice of the Annual General Meeting of Shareholders of Nielsen Holdings plc and related Proxy Statement, dated April 9, 2019; and appoint(s) David Kenny, David J. Anderson, George D. Callard and Emily Epstein, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his or her substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of Nielsen Holdings plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on May 21, 2019, and at any adjournment or postponement thereof, upon all subjects that may properly come before such meeting, including the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF THE PROXY CARD IS SIGNED BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 THROUGH 7 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE